UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 3, 2007

VICTORY DIVIDE MINING COMPANY
(Exact Name of Registrant as Specified in Charter)

Nevada	0-52127	20-4136884
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

211 West Wall Street, Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (432) 682-1761

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains statements that depend upon or refer to future events or conditions or that include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates” and similar expressions. Although we believe that these statements are based upon reasonable assumptions, including projections of operating margins, earnings, cashflow, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that such projections will be achieved. Our forward-looking statements are not guarantees of future performance, and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the statements that relate to future financial results and other projections, actual results may be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any undue reliance on these statements.  These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

 Information regarding market and industry statistics contained in this report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of this data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

We undertake no obligation to publicly update any predictive statement in this Current Report, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures we make in our Form 10-K, Form 10-Q and Form 8-K reports to the SEC.

Explanatory Note

This Current Report on Form 8-K is being filed by Victory Divide Mining Company (“we”, “us” or the “Company”) in connection with: (i) a transaction which closed on October 3, 2007 and in which we acquired Faith Winner Investments Limited ( “Faith Winner (BVI)”), a company incorporated under the laws of the British Virgin Islands, in a share exchange transaction with Winner State Investments Limited (“Winner State (BVI)”), a company incorporated in the British Virgin Islands, Fang Chen, Yang Miao and Ying Zhang for a total of 18,500,000 or 97.43% % of our issued and outstanding shares of $0.001 par value per share common stock (“Common Stock”) , resulting in Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang collectively becoming our majority shareholders and (ii) a private placement financing transaction which closed on October 3, 2007 pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in which we sold $21.5 million of our Series A Convertible Preferred Stock, par value $0.001 per share with five classes of attached warrants to certain accredited investors.

Faith Winner (BVI) owns all the equity interest of Faith Winner (Jixian) Agriculture Development Company Limited (“WFOE”), a company incorporated under the laws of the People’s Republic of China (“PRC”). WFOE has entered into a series of contractual agreements with Heilongjiang Yanglin Soybean Group Co., Ltd (“Yanglin”), a company incorporated under the laws of the PRC, which essentially gives WFOE control over Yanglin’s business and management as if Yanglin were a wholly-owned subsidiary of WFOE. Yanglin cannot be a wholly-owned subsidiary of WFOE at this time because of (i) substantial uncertainty with respect to new laws which became effective on September 8, 2006 governing share exchanges with a foreign entity and (ii) other than by share exchange, PRC law requires that Yanglin be acquired for cash and WFOE was not able to raise sufficient financing at a valuation acceptable to it to pay the full value for Yanglin’s shares.

The contractual agreements were utilized instead of a direct acquisition of Yanglin’s assets because current PRC law does not specifically establish the approval procedures and detailed implementation regulations for a non-PRC entity's equity to be used as consideration to acquire a PRC entity's equity or assets. This makes it highly uncertain, if not impossible, for a non-PRC entity to use its equity to acquire a PRC entity. If acquisition of a PRC entity using foreign equity were possible, we could have acquired 100% of the stock of Yanglin in exchange for shares of our Common Stock. While PRC law does allow for the purchase of equity interests in (or assets of) a PRC entity by a non-PRC entity for cash, the purchase price must be based on the appraised value of such equity (or assets). Because we presently do not have sufficient cash to pay the estimated full value of all of the assets of Yanglin, we, through WFOE, purchased the maximum amount of assets possible with the net proceeds of the private placement described below, and leased from Yanglin the remainder of the assets used in Yanglin’s business. See Item 2.01 under the heading “Contractual Arrangements between WFOE and Yanglin.”

While the acquisition of the assets and business of Yanglin through the contractual agreements was effective October 3, 2007, not all of the transactions contemplated therein have been consummated, and for that reason WFOE has not yet assumed full operational control of Yanglin’s business. To complete these transactions, WFOE must complete additional steps, filings and registrations, including: (i) completing a PRC registered capital verification process; (ii) remitting to Yanglin the full purchase price for the assets to be purchased by it under the contractual agreements; (iii) obtaining an environmental report for the assets purchased from Yanglin, and (iv) obtaining a new business license from the State Administration for Industry and Commerce in Heilongjiang, PRC, to reflect WFOE’s status as an operating company. We anticipate these steps will be completed within approximately 15 days after the date of this Current Report. At their completion, WFOE will assume full operating control of the Yanglin’s business.

The funds used to consummate our acquisition of Faith Winner (BVI) and the contractual agreements were provided from the proceeds of a private placement of our Series A Preferred Shares to ten accredited investors (the “Private Placement”) that closed on October 3, 2007, simultaneously with the Yanglin acquisition and the contractual agreements.

The Private Placement resulted in gross proceeds of $21,500,000 from the sale of 10,000,000 shares of Series A Preferred Shares. For more information about the Private Placement, please see Item 1.01 - “Entry into a Material Definitive Agreement,” Item 2.01 - “Completion of Acquisition or Disposition of Assets,” and “Certain Relationships and Related Transactions” of this Current Report.

Yanglin is in the business of manufacturing, distributing and selling non-genetically modified soybean oil, soybean salad oil and soybean meal. See “Our Business” in Item 2.01 of this Current Report below for a full description of Yanglin’s business.

As a result of the above transactions, we have ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are now in the business of manufacturing, distributing and selling non-genetically modified soybean oil, soybean salad oil and soybean meal. See Item 5.06 of this Current Report below.

Our current structure, after the aforementioned transactions, is set forth in the diagram below:

Throughout this Current Report, and unless the context otherwise requires, “we," "our" and "us" refers collectively to Victory Divide Mining Company and its subsidiaries, Faith Winner (BVI) and WFOE as well as Yanglin.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “yuan” or “RMB” are to the Chinese yuan (also known as “renmimbi”). According to www.xe.com, as of October 9, 2007, $1.00 = 7.52RMB.

Item 1.01. Entry into a Material Definitive Agreement.

Background

Prior to October 3, 2007, we were a shell company, or a company with only nominal operations and assets. On October 3, 2007, we consummated (i) a share exchange transaction, in which we acquired control over an operating company in the PRC and (ii) a private sale of our Series A Convertible Preferred Stock, in which we received a gross aggregate of $21.5 million of financing.

Through these transactions, we ceased to be a shell company and, through our subsidiaries and affiliates, entered into the business of manufacturing and selling non-genetically modified soybean products.

The details of the transactions, and the agreements through which they were carried out, are described below. Each of the descriptions of the agreements below is qualified, in its entirety, by the text of the agreements which are annexed as exhibits to this report.

Share Exchange Agreement

On October 3, 2007, we acquired Faith Winner (BVI) in a share exchange transaction with Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang. Both Faith Winner (BVI) and Winner State (BVI) are companies incorporated in the British Virgin Islands. Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang were collectively the owners of 100% of the outstanding voting stock of Faith Winner (BVI) (such shares, the “Faith Shares”; and such transaction, the “Share Exchange”).

In the Share Exchange, we received the Faith Shares from Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang and in exchange we issued and delivered to them 18,500,000 of our newly -issued shares of $0.001 par value common stock.

The Share Exchange was effected pursuant to the terms of an agreement among us and Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang executed on the date of the Share Exchange (the “Share Exchange Agreement”). A copy of the Share Exchange Agreement is attached as Exhibit 10.1 to this Current Report.

As a result of the consummation of the Share Exchange Agreement, (i) we ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act, (ii) Faith Winner (BVI) is now our wholly-owned subsidiary, and (iii) through its newly-acquired subsidiary, Faith Winner (Jixian) Agriculture Development Company or WFOE, we now indirectly control, through a series of contractual arrangements, the business of Yanglin.

These and all other details of the Share Exchange are set forth in the Share Exchange Agreement attached to this report as exhibit 10.1.

Series A Convertible Preferred Stock Purchase Agreement (the “Series A Preferred Agreement”) and Series A Preferred Convertible Stock

On October 3, 2007, we entered and consummated a Series A Convertible Preferred Stock Purchase Agreement with Vision Opportunity Master Fund, Ltd, and certain other investors listed in Exhibit A thereto (collectively, the “Purchasers”) for the sale of a total of 10,000,000 shares of our newly designated Series A Preferred Convertible Stock (our “Series A Preferred Shares”). Subject to certain conditions, each Series A Preferred Share is convertible, at the option of the holder, into one share of our Common Stock. Accordingly, in total, the Series A Preferred Shares are convertible into 10,000,000 shares of our Common Stock which represents approximately 33.3 % of our outstanding Common Stock.

Pursuant to the Series A Preferred Agreement, the Purchasers were issued (i) Series A warrants (“Series A Warrants”) to purchase an aggregate of 10,000,000 shares of Common Stock at $2.75 per share and (ii) Series B warrants (“Series B Warrants”) to purchase an aggregate of 5,000,000 shares of Common Stock at $3.50 per share .

Further, the Purchasers who purchased not less than $4 million worth of Series A Preferred were also issued an aggregate of 7,801,268 Series J Warrants, 7,801,268 Series C Warrants and 3,900,634 Series D Warrants. The Series J Warrants are exercisable for shares of our newly designated Series B Convertible Preferred Stock (our “Series B Preferred Shares”), par value $0.001 per share, at $2.37 per share. Each of the Series B Preferred Shares is convertible into one share of our Common Stock. The Series C and D Warrants are not exercisable by their holders unless and until the Series J Warrants are exercised. The exercise prices of the Series C and Series D Warrants are $ 3.03 and $3.85, respectively.

The Series A Warrants, the Series B Warrants, the Series J Warrants, the Series C Warrant and the Series D Warrant are collectively referred to herein as the “Warrants”.

The Warrants shall expire five (5) years from October 3, 2007, except for the Series J Warrant, which shall expire eighteen (18) months from October 3, 2007. Each of the Warrants shall have an exercise price per share equal to the Warrant Price (as defined in the applicable Warrant).

These and all other details of the sale of the Series A Preferred Shares are set forth in the Series A Preferred Agreement attached to this report as exhibit 10.2, and the foregoing description is qualified, in its entirety, by the text of the agreement. The respective terms of the Warrants are set forth in the Series A Warrants, the Series B Warrants, the Series J Warrants, the Series C Warrant and the Series D Warrant attached to this report as exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 and the foregoing description is qualified, in its entirety, by the text of the Warrants.

Series A Preferred Shares

Each share of our Series A Preferred Shares is convertible into one share of our Common Stock, subject to standard adjustment provisions as set forth in Section 5 of the Certificate of Designations for our Series A Preferred Shares, which is annexed hereto as Exhibit 3.4. Holders of Series A Preferred Shares also have voting rights required by applicable law and the relevant number of votes shall be equal to the number of shares of Common Stock issuable upon conversion of Series A Preferred Shares.

Holders of Series A Preferred Shares shall be entitled to participate in distributions or payments in the event of any liquidation, dissolution or winding up, voluntary or involuntary, of the Company (a “Liquidation Event”). They shall rank (a) senior to the Common Stock and to any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series A Preferred Shares in respect of the right to participate in distributions or payments upon a Liquidation Event; and (b) pari passu with Series B Preferred Shares in respect of the right to participate in distributions or payments upon a Liquidation Event. In the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of shares of Series A Preferred Shares then outstanding shall be entitled to receive, out of our assets available for distribution to our stockholders, an amount equal to $2.15 per share before any payment shall be made or any assets distributed to the holders of the Common Stock or any other stock that ranks junior to the Series A Preferred Shares.

The Series A Preferred Shares will not be entitled to dividends unless we pay dividends, in cash or other property, to holders of outstanding shares of Common Stock, in which event each outstanding share of the Series A Preferred Shares will be entitled to receive dividends of cash or property, out of any assets legally available therefor, in an amount or value equal to the amount of dividends, per share of Series A Preferred Shares, as would have been payable on the number of shares of Common Stock into which each share of Series A Preferred Shares would be convertible, if such shares of Series A had been converted to Common Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividends. Any dividend payable to the Series A Preferred Shares holders will have the same record and payment date and terms as the dividend payable on the Common Stock.

These and all other details of our Series A Preferred Shares are set forth in a Certificate of Designations, which we filed with the Secretary of State of the State of Nevada on September 21, 2007, and which forms a part of our Articles of Incorporation. The Certificate of Designations for our Series A Preferred Shares is attached to this Current Report as Exhibit 3.4.

Series B Preferred Shares

Each share of our Series B Preferred Shares is convertible into one share of our Common Stock, subject to standard adjustment provisions under Section 5 of the Certificate of Designations for our Series B Preferred Shares annexed hereto as Exhibit 3.5. Holders of Series A Preferred Shares also have voting rights required by applicable law and the relevant number of votes shall be equal to the number of shares of Common Stock issuable upon conversion of Series B Preferred Shares.

Holders of Series B Preferred Shares shall be entitled to participate in distributions or payments in the event of any liquidation, dissolution or winding up, voluntary or involuntary, of the Company (a “Liquidation Event”). They shall rank (a) senior to the Common Stock and to any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series B Preferred Shares in respect of the right to participate in distributions or payments upon a Liquidation Event; and (b) pari passu with Series A Preferred Shares in respect of the right to participate in distributions or payments upon a Liquidation Event. In the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of shares of Series B Preferred Shares then outstanding shall be entitled to receive, out of our assets available for distribution to our stockholders, an amount equal to $2.37 per share before any payment shall be made or any assets distributed to the holders of the Common Stock or any other stock that ranks junior to the Series B Preferred Shares.

The Series B Preferred Shares will not be entitled to dividends unless we pay dividends, in cash or other property, to holders of outstanding shares of Common Stock, in which event each outstanding share of the Series B Preferred Shares will be entitled to receive dividends of cash or property, out of any assets legally available therefor, in an amount or value equal to the amount of dividends, per share of Series B Preferred Shares, as would have been payable on the number of shares of Common Stock into which each share of Series B Preferred Shares would be convertible, if such shares of Series B had been converted to Common Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividends. Any dividend payable to the Series B Preferred Shares holders will have the same record and payment date and terms as the dividend payable on the Common Stock.

After the expiration of the Series J Warrants, any unissued Series B Preferred Shares shall be cancelled and shall revert to the status of authorized but unissued preferred stock, undesignated as to series and subject to reissuance as shares of preferred stock of any one or more series as permitted by our Articles of Incorporation.

These and all other details of our Series B Preferred Shares are set forth in a Certificate of Designations, which we filed with the Secretary of State of the State of Nevada on September 21, 2007, and which forms a part of our Articles of Incorporation. The Certificate of Designations for our Series B Preferred Shares is attached to this report as Exhibit 3.5.

Securities Escrow Agreement

On October 3, 2007, we entered into a securities escrow agreement with Vision Opportunity Master Fund, Ltd as representative of the Purchasers under the Series A Preferred Agreement, Winner State (BVI) and Loeb & Loeb LLP, as escrow agent.

As an inducement to the Purchasers to enter into the Series A Preferred Agreement, Winner State (BVI) agreed to place 10,000,000 shares of Common Stock belonging to it (“Escrow Shares”) with the escrow agent for the benefit of the Purchasers in the event the Company failed to achieve certain financial performance thresholds for the 12-month periods ending December 31, 2007 (“2007”) and December 31, 2008 (“2008”), respectively.

The earnings thresholds are: for 2007, earnings per share of $0.34 and cash earnings per share of $0.27 (the “2007 performance threshold”) and for 2008, earnings per share of $0.43 and cash earnings per share of $0.37 (the “2008 performance threshold”).

If our earnings per share for 2007 are less than 50% of the 2007 performance threshold, then the Escrow Shares (the “2007 Escrow Shares”) will be forfeited to the holders of the Series A Preferred Shares and distributed to them ratably according to the number of Series A Preferred Shares that each of them holds at that time. Within five (5) business days after the release of the 2007 Escrow Shares to the holders, Winner State (BVI) shall deposit into the escrow account maintained by the escrow agent, stock certificates evidencing another 10,000,000 shares of Common Stock.

If our earnings per share for 2007 are at least 50% but less than 95% of the 2007 performance threshold, then Winner State (BVI) will forfeit to the holders of Series A Preferred Shares the number of 2007 Escrow Shares multiplied by the percentage by which the 2007 performance threshold was not achieved and multiplied by 200%. Within five (5) business days after the release of the 2007 Escrow Shares to the Purchasers, the Winner State (BVI) shall deposit into the escrow account maintained by the escrow agent, stock certificates evidencing such number of shares of Common Stock so that the number of Escrow Shares shall equal the 10,000,000 shares of Common Stock.

If we equal or exceed 95% of the 2007 performance threshold, the 2007 Escrow Shares shall continue to be held in escrow.

If our earnings per share for 2008 are less than 50% of the 2008 performance threshold, then the Escrow Shares (the “2008 Escrow Shares”) will be forfeited to the holders of the Series A Preferred Shares and distributed to them ratably according to the number of Series A Preferred Shares that each of them holds at that time. Within five (5) business days after the release of the 2007 Escrow Shares to the holders, Winner State (BVI) shall deposit into the escrow account maintained by the escrow agent, stock certificates evidencing another 10,000,000 shares of Common Stock.

If our earnings per share for 2008 are at least 50% but less than 95% of the 2008 performance threshold, then Winner State (BVI) will forfeit to the holders of Series A Preferred Shares the number of 2008 Escrow Shares multiplied by the percentage by which the 2008 performance threshold was not achieved and multiplied by 200%. The remaining 2008 Escrow Shares shall then be returned to Winner State (BVI).

Additionally under the Securities Escrow Agreement, if we fail to list and trade our shares of Common Stock on the Nasdaq Capital Market, Nasdaq Global Select Market or the Nasdaq Global Market or any successor market thereto or the New York Stock Exchange or any successor market thereto by December 31, 2008, Winner State (BVI) will forfeit 1,000,000 of the Escrow Shares to the holders of the Series A Preferred Stock to be distributed ratably according to the number of Series A Preferred Shares that each of them holds then.

These and all the other details of the escrow obligations of Winner State (BVI) are set forth in the Securities Escrow Agreement, which is attached to this report as Exhibit 10.3 and the foregoing description is qualified, in its entirety, by the text of the Securities Escrow Agreement

Investor and Public Relations Escrow Agreement

On October 3, 2007, we entered into an Investor and Public Relations Agreement with Vision Opportunity Master Fund, Ltd., as representative of the Purchasers under the Series A Preferred Agreement and Loeb & Loeb LLP, as escrow agent. Pursuant to the agreement, $500,000 of the proceeds of the Private Placement was deposited into an escrow account with Loeb & Loeb LLP for use in investor and public relations.

The Investor and Public Relations Escrow Agreement is attached to this report as Exhibit 10.4.

Registration Rights Agreement

On October 3, 2007, we entered into a Registration Rights Agreement with the Purchasers, under which we agreed to prepare and file with the Securities and Exchange Commission and maintain the effectiveness of a “resale” registration statement (“Registration Statement”) providing for the resale of all the shares of Common Stock issuable conversion of our Series A Preferred Shares and the 451,500 shares of Common Stock belonging to Glenn A. Little, Carol Blanding, Susan Reik, Benjamin Ruhlman, Mitch Ratner, Carlos Cabezas and Daniel Milot (collectively the “Conversion Shares”) on Form SB-2 or such other applicable registration form in accordance with the Act and the rules promulgated thereunder for an offering to be made on a continuous basis pursuant to Rule 415. The agreement calls for us to maintain the effectiveness of the registration statement until either all shares registered under it have been sold or all shares registered under it may be sold without restriction under Rule 144 under the Securities Act.

Such Registration Statement shall cover to the extent allowable under the Act and the rules promulgated thereunder (including Rules 415 and 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Conversion Shares.

The deadline for filing the Registration Statement is thirty (30) days after the closing of the sale of Series A Preferred Shares under the Series A Preferred Agreement, or approximately, November 2, 2007 (the “filing deadline”). The deadline for obtaining the effectiveness of the Registration Statement is either (i) 120 days after the filing deadline, or (ii) if the SEC performs a full review of the Registration Statement, 150 days after the filing deadline, or (iii) if the SEC provides comments solely on the basis of Rule 415 under the Securities Act, 180 days after the filing deadline.

In the event we are unable to register for resale under Rule 415 all of the Conversion Shares on the Registration Statement due to limits imposed by the SEC’s interpretation of Rule 415, we will file a Registration Statement covering the resale of such lesser amount of Conversion Shares as we are able to register pursuant to the SEC’s interpretation of Rule 415 and use reasonable best efforts to have such Registration Statement become effective as promptly as possible and, when permitted to do so by the SEC, to file subsequent registration statement(s) covering the resale of any Conversion Shares that were omitted from previous Registration Statement and use our reasonable best efforts to have such registration declared effective as promptly as possible.

The deadline for filing subsequent registration statement(s) shall be thirty (30) days from the date we receive a written notice from any holder of Series A Preferred Shares, delivered after the later of (i) the date which is six (6) months after the effectiveness date of the latest Registration Statement that was filed, as applicable, or (ii) the date on which all Conversion Shares registered on all of the prior Registration Statements are sold.

If a Registration State is not filed as aforesaid or is not declared effective by the Securities and Exchange Commission on or before the relevant effective date or if we fail to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) business days of the date we are notified that a Registration Statement will not be “reviewed” or subject to further review or if any Registration Statement is filed with and declared effective by the SEC but thereafter ceases to be effective while shares registered under it remain unsold or may only be sold with restriction under Rule 144 under the Securities Act, without being succeeded immediately by a subsequent Registration Statement filed and declared effective by the Securities and Exchange Commission or if our Common Stock is suspended or no longer quoted on or is delisted from the OTC Bulletin Board for any reason for more than three (3) business days, we shall pay an amount in cash as liquidated damages to each holder of our Series A Preferred Shares equal to one and one-half percent (1.5%) of the amount of the holder’s initial investment in the Series A Preferred Shares for each calendar month or portion thereof until the default is cured subject to a cap of fifteen percent (15%) of the amount of the holder’s initial investment.

These and all the other details of our registration obligations are set forth in the Registration Rights Agreement, which is attached to this report as Exhibit 4.8.

Series J Registration Rights Agreement

On October 3, 2007, we entered into a Series J Registration Rights Agreement with holders (“Initiating Holders”) of more than 25% of the shares of Common Stock issuable upon conversion of the Preferred Stock and the shares of common stock issuable upon exercise of the Warrants (“Registrable Securities”). Pursuant to the agreement, at any time after the date of the exercise of any or all of the Series J Warrant into Series B Preferred Shares, any such Initiating Holder may request us to file a registration statement, providing for the resale of the Registrable Securities held by the Initiating Shareholders. We shall then prepare and file with the SEC a “resale” registration statement providing for the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 at our own cost and expense,.

In the event that we are unable to register for resale under Rule 415 all of the registrable securities due to limits imposed by the Securities and Exchange Commission’s interpretation of Rule 415, we will file a registration statement with the SEC covering the resale by the Initiating Holders of such lesser amount of the Registrable Securities as we are able to register pursuant to the Securities and Exchange Commission’s interpretation of Rule 415 and use our reasonable best efforts to have such Registration Statement become effective as promptly as possible, and, when permitted to do so by the Securities and Exchange Commission, to file subsequent registration statement(s) under the Act with the Securities and Exchange Commission covering the resale of any Registrable Securities that were omitted from our prior registration statements filed with the Securities and Exchange Commission and use our reasonable best efforts to have such registration declared effective as promptly as possible.

In the event that any Initiating Holder shall deliver a written notice at any time after the later of (i) the date which is six months after the effectiveness date of the latest registration statement, or (ii) the date on which all Registrable Securities registered on all of the prior registration statements filed had been sold, we shall file, within 30 days following the date of receipt of such written notice, an additional Registration Statement registering any Registrable Securities that were the subject of the applicable notice that were omitted from such prior Registration Statements.

If a Registration State is not filed as aforesaid or is not declared effective by the Securities and Exchange Commission on or before the relevant effective date or if we fail to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) business days of the date we are notified that a Registration Statement will not be “reviewed” or subject to further review or if any Registration Statement is filed with and declared effective by the Securities and Exchange Commission but thereafter ceases to be effective while shares registered under it remain unsold or may only be sold with restriction under Rule 144 under the Securities Act, without being succeeded immediately by a subsequent Registration Statement filed and declared effective by the Securities and Exchange Commission or if our Common Stock is suspended or no longer quoted on or is delisted from the OTC Bulletin Board for any reason for more than three (3) business days, we shall pay an amount in cash as liquidated damages to each holder of our Series A Preferred Shares equal to one and one-half percent (1.5%) of the amount of the holder’s initial investment in the Series A Preferred Shares for each calendar month or portion thereof until the default is cured provided such amount shall not exceed fifteen (15%) of the amount of the aggregate consideration paid by such holder upon exercise of the Series J Warrant.

These and all the other details of our registration obligations are set forth in the Series J Registration Rights Agreement, which is attached to this Current Report as Exhibit 4.9 and the foregoing description is qualified, in its entirety, by the text of the Series J Registration Rights Agreement.

Lock-Up Agreement

On October 3, 2007, Victory Divide Mining Company entered into an agreement with Winner State (BVI) under which, in partial consideration for our entering into the Share Exchange Agreement, Winner State (BVI) agreed that (i) it will not sell or transfer any shares of its Common Stock until at least 12 months after the effective date of the initial Registration Statement to be filed to register shares of our Common Stock issuable upon conversion of the Series A Preferred Shares, and (ii) upon the expiration of such 12 month period, it will not sell or transfer more than one-twelfth of its total holdings of its Common Stock during any one month for a period of at least 24 months thereafter.

The lock-up agreement is attached to this Current Report as Exhibit 4.10.

Consulting Agreement

On October 3, 2007, we entered into a consulting agreement (“Consulting Agreement”) with our ex-President, Chief Executive Officer and Chief Financial Officer, Glenn A. Little. Pursuant to the Consulting Agreement, the services to be performed by Mr. Little include providing advice, information and true and correct copies of documents regarding our historical records and operations to our auditors, attorneys, officers and directors, and signing such documents as they may reasonably request and providing information to the extent the requested information is reasonably available to Mr. Little. In consideration thereof, Mr. Little will be paid the sum of $550,000; provided, however, that as a condition to the making of the foregoing payment, he shall have: (i) delivered a resignation from all officer positions effective upon delivery, (ii) delivered a resignation as director which shall be effective on the tenth (10th) day after we mail a Schedule 14f-1 to our shareholders of record; and (iii) appointed Mr. Shulin Liu as our director and Chief Executive Officer and Mr. Shaocheng Xu as our Chief Financial Officer. Mr. Little completed the provision of the services and was paid $550,000 as provided in the Consulting Agreement on October 4, 2007.

The Consulting Agreement is attached to this report as Exhibit 10.4.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As a result of the share exchange transaction described above, we ceased being a shell company as that term is defined in Rule 12b-2 of the 1934 Act Rules, as amended and, through our newly-acquired subsidiary, WFOE and Yanglin, which it controls, entered into the business of manufacturing, distributing and selling non-geneticaly modified soybean oil, soybean salad oil and soybean meal. The business and the nature of our control over it are described in this section.

Contractual Arrangements between WFOE and Yanglin

PRC Restructuring Arrangements

In connection with the above transactions, WFOE executed a series of agreements with Yanglin, and as a result, WFOE acquired control over Yanglin’s business, personnel and finances as if it were a wholly owned subsidiary of WFOE (collectively, the "Restructuring Agreements"). The reasons that WFOE used the Restructuring Agreements to acquire control of Yanglin, instead of acquiring control by purchasing Yanglin's assets or equity to make Yanglin a wholly-owned subsidiary of WFOE, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisition of assets uncertain and (ii) other than by share exchange, PRC law requires that Yanglin be acquired for cash and Faith Winner (BVI) was not able to raise sufficient financing at a valuation acceptable to it to pay the full appraised value for Yanglin’s assets or shares as required under PRC law.

Certain of the transactions contemplated by the Restructuring Agreements are in the process of being completed: (i) WFOE must complete a PRC registered capital verification process, (ii) after such capital verification process, WFOE must transmit to Yanglin the full purchase price for the intellectual property to be purchased by it and the principal amount of a loan made under the Restructuring Agreements, (iii) WFOE must apply for, and obtain the approval of the trademark office for the transfer of intellectual property to it from Yanglin, and (iv) WFOE must obtain a new business license from the local branch of PRC State Administration for Industry and Commerce to reflect WFOE's status as an operating company. We anticipate that the capital verification process will be completed within approximately 15 days as of October 3 2007. Because the intellectual property transfer involves the approval of PRC governmental entities, we cannot say with certainty when they will be completed; however, we believe that the trademark portion of the intellectual property transfer is likely to be concluded within one year, after the date of this report. WFOE currently has a temporary business license, issued by the local branch of PRC State Administration for Industry and Commerce to conduct operations in the PRC. If the capital verification process is not completed within six months from the issuance of that license, approximately two months from the date of this report, the temporary business license could be cancelled.

The WFOE’s registered capital is $15 million. Pursuant to PRC laws, the WFOE can only receive funds from offshore in the form of paid-in capital at the maximum of the amount of its registered capital limitation, which is, in our case, $15 million; however, our net proceeds of the private placement are estimated to be $18 million. Therefore, the WFOE will accept $3 million in the form of a loan from Faith Winner (Jixian) Agriculture Development Company.

The WFOE is to apply for the increase of its total investment capital from its current limit of $15 million to $18 million. After that, the $3 million can be remitted to WFOE from Faith Winner (Jixian) Agriculture Development Company.

The following is a summary of the material terms of each of the Restructuring Agreements, the English translation of each of which is annexed as exhibits to this Current Report. All references to the Restructuring Agreements and other agreements in this Current Report are qualified, in their entirety, by the text of those agreements. The transactions contemplated under the Restructuring Agreements are hereinafter collectively referred to as the PRC restructuring transactions.

Consignment Agreements

Each of Yanglin’s two shareholders holding in the aggregate 100% of Yanglin’s equity interests (collectively, the “Yanglin Shareholders”), entered into a Consignment Agreement with Faith Winner (BVI) (each a “Consignment Agreement” and collectively, the “Consignment Agreements”). Pursuant to these Consignment Agreements, each such Yanglin Shareholder consigned all its rights and interests as a shareholder of Yanglin to Faith Winner (BVI), including without limitation, its right to elect directors and officers, obtain information about Yanglin, dispose of the consigned equity interests and other shareholder rights and interests. These agreements will remain effective until Faith Winner (BVI) or its designees have acquired 100% of the equity interest of Yanglin or substantially all assets of Yanglin. Prior to the termination of the Consignment Agreements, the Yanglin Shareholders are prohibited from disposing, encumbering, consigning or restructuring the consigned interests without the prior written consent of Faith Winner (BVI).

The Consignment Agreements are attached to this Current Report as Exhibit 10.7.

Exclusive Purchase Option Agreement

Under the Exclusive Purchase Option Agreement, the Yanglin Shareholders granted WFOE an exclusive option to purchase all or part of the Yanglin Shareholders’ equity interest in Yanglin and Yanglin granted WFOE an exclusive option to purchase all Yanglin’s assets, when and as permitted under PRC laws and regulations. The agreement provides that, unless otherwise required under PRC laws and regulations, the consideration for the equity transfer or the asset transfer under the agreement will be the lowest price permitted under the PRC laws and regulations.

Prior to the termination of the Exclusive Purchase Option Agreement, without the prior written consent of WFOE, Yanglin is restricted from, among other things, (i) supplementing or amending its articles of association or rules of the company in any manner, and changing its registered capital or shareholding structure in any manner, (ii) transferring, mortgaging or otherwise disposing of the lawful rights and interests to and in its assets or income, or encumbering its assets and income in any way that would affect WFOE’s security interest, (iii) incurring, assuming or guaranteeing any debts except those that are incurred during its normal business operation or agreed to by WFOE in advance, (iv) entering into any material contract (exceeding RMB5,000,000 in value), unless it is necessary for the company’s normal business operation; (v) providing any loan or guarantee to any third party; (vi) acquiring or consolidating with any third party, or investing in any third party; (vii) distributing any dividends to the shareholders in any manner, and, at WFOE’s request, shall promptly distribute all distributable dividends to the Yanglin Shareholders (collectively, the “restrictive provisions”).

The agreement will remain effective until WFOE or its designees have acquired 100% of the equity interests of Yanglin or substantially all assets of Yanglin.

The Exclusive Purchase Option Agreement is attached to this Current Report as Exhibit 10.8.

Registered Trademark Transfer Agreement

Under the Registered Trademark Transfer Agreement, Yanglin agreed to transfer to WFOE all of its rights in connection with the two trademarks, including without limitation the title of the trademarks and right to license ( the “Transferred Trademark”) for a purchase price of $1,000,000, which is subject to a purchase price adjustment based on the minimum appraised value on intellectual property (“IP”) rights allowed under PRC laws and regulations for such transfer.

The Registered Trademark Transfer Agreement is attached to this Current Report as Exhibit 10.9.

Trademark Licensing Agreement

Under the Trademark Licensing Agreement, WFOE agreed to grant an exclusive license to Yanglin, for a term of 10 years, to use the Transferred Trademark for an annual licensing fee equal to 1% of Yanglin’s revenue of that year.

The Trademark Licensing Agreement is attached to this Current Report as Exhibit 10.10.

Consigned Management Agreement

Pursuant to the Consigned Management Agreement between WFOE and Yanglin, Yanglin agreed to entrust the business operations of Yanglin and its management to WFOE until WFOE acquires all equity or substantially all the assets of Yanglin (as more fully described in the Exclusive Purchase Option Agreement description above). Under the Consigned Management Agreement, WFOE will provide financial, technical and human resources management services to Yanglin which will enable WFOE to control Yanglin's operations, assets and cash flow. In turn, it will be entitled to 5% of Yanglin’s revenue on a yearly basis.

The Consigned Management Agreement is attached to this Current Report as Exhibit 10.11.

Loan Agreement

Under the Loan Agreement, WFOE agreed to provide a loan to Yanglin in the principal amount of $17,000,000 to be used as working capital for its business operations. Repayment should be made in its entirety or in part, at WFOE’s option and upon 10 days written notice, either (i) in cash, or (ii) by a transfer of equity interests of Yanglin or all its assets (at the minimum price allowed under PRC law with any excess over such price continuing to be subjected to the repayment obligation under the Loan Agreement). The Loan Agreement also provides restrictive provisions substantially similar to those provided under the Exclusive Purchase Option Agreement as described above under “Exclusive Purchase Option Agreement” in this Section.

The source of funds for WFOE to make payment under the Intellectual Property Transfer Agreement and to fund the Loan Agreement is the proceeds of the Private Placement offering described in Section 1.01 of this Current Report.

The Loan Agreement is attached to this Current Report as Exhibit 10.12.

Our Corporate Structure

Our current corporate structure is set forth below:

Organizational History of Victory Mining Company

We were originally incorporated on May 26, 1921 under the laws of the State of Nevada. Our original Articles of Incorporation were oriented toward mining operations. Our Common Stock traded on the San Francisco Mining Exchange and on the over the counter market. We operated a number of mining properties and in 1980, we became inactive and trading in our Common Stock ceased.

We have had no operations, assets or liabilities since 1980 and accordingly, were deemed to be a "blank check" or shell company that is, a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or other acquisition with an unidentified company or companies, or other entity or person.

Our Articles of Incorporation were restated and amended on June 29, 2006 to reflect our objective of finding a merger partner.

We filed a Registration Statement on Form 10-SB on July 12, 2006 to register our eligible issued and outstanding shares of Common Stock .

On February 28, 2007, our Board of Directors approved a reverse split of our issued and outstanding common stock on a 200,000 shares for 1 share basis, with fractional shares rounded up to the nearest whole share. Stockholders holding shares representing 84.8% of the votes entitled to be cast at a shareholders’ meeting as of the record date of February 20, 2007, consented in writing to the actions. On March 19, 2007, we filed an information statement on Schedule 14C and the effective date of the reverse split was on or around April 9, 2007, 20 days after mailing of the information statement to the shareholders.

On August 31, 2007, we amended our Articles of Incorporation to increase the number of shares of Common Stock, par value $0.001 per share, that we are authorized to issue from 100,000,000 shares of Common Stock, par value $0.001 per share, to 10,000,000,000 shares of Common Stock, par value $0.001 per share, without changing the number of shares of preferred stock authorized therein or the per share par value of such preferred stock. The amendment was effective upon the filing with the Secretary of State of the state of Nevada a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes.

Also on August 31, 2007, our then sole director and majority shareholder, passed a resolution to effect a forward split of our Common Stock on the basis that one share of our Common Stock became one hundred (100) shares of such Common Stock, without changing the par value of the resulting shares of Common Stock. The record date for the forward split was September 4, 2007, and the effective date for the forward split was September 14, 2007.

Organizational History of Faith Winner Investments Limited and Faith Winner (Jixian) Agriculture Development Company Limited

Faith Winner (BVI) was incorporated in the British Virgin Islands on July 6, 2006 by its sole shareholder, Winner State (BVI).

Faith Winner (BVI) incorporated WFOE on May 31, 2007 in the PRC as a PRC Wholly-Foreign Owned Enterprise. The approval certificate for the Wholly Foreign Owned Enterprise was issued on May 30, 2007 and WFOE’s business license and State Administration of Foreign Exchange (“SAFE”) registration certificate were issued on June 4, 2007.

Organizational History of Heilongjiang Yanglin Soybean Group Co., Ltd

Heilongjiang Yanglin Soybean Group Co., Ltd was originally incorporated as a limited liability company in the PRC on July 30, 2001 as “Jixian County Golden Land Oil Company Limited”. Its business license was issued by the Heilongjiang Jixian County Administrative Bureau for Industry and Commerce and its original registered capital was RMB 56 million. Its original registered capital was contributed by the following individuals on June 11, 2001 and was paid in the following amounts:

Name	Amount of Capital Contribution (RMB)	Amount of Capital Contribution ($)	Percentage of Capital
Shulin Liu	50,000,000	approx. $6,587,615	89.3%
Huanqin Ding	6,000,000	approx. $790,513	10.7%

Shulin Liu was appointed executive director and supervisor and Huanqin Ding was appointed a director.

On December 28, 2001, the shareholders voted to increase its registered capital from RMB 56 million to RMB 100 million. The increase was approved by the Shuangyashan Municipal Administration Bureau for Industry and Commerce.

The increase in registered capital was contributed by the following individuals on February 25, 2002, in the following amounts:

Name	Amount of Capital Contribution (RMB)	Amount of Capital Contribution ($)
Shulin Liu	10,000,000	appox. $1,317,523
Huanqin Ding	24,000,000	approx. $3,162,055
Guilin Liu	4,000,000	appox. $527,009
Dewan Liu	3,000,000	approx. $395,256
Chunlin Liu	3,000,000	approx. $395,256
The total amounts contributed post-capital increase are as follows:
Name	Amount of Capital Contribution (RMB)	Amount of Capital Contribution ($)	Percentage of Capital
Shulin Liu	60,000,000	approx. $7,905,138	60%
Huanqin Ding	30,000,000	approx. $3,952,569	30%
Guilin Liu	4,000,000	approx. $527,009	4%
Dewan Liu	3,000,000	approx. $395,256	3%
Chunlin Liu	3,000,000	approx. $395,256	3%

On October 29, 2002, the shareholders voted to change the name of the company from Jixian County Golden Land Oil Company Limited to Heilongjiang Yanglin Soybean Group Co., Ltd and to change its Articles of Association accordingly. The Shuangyashan Municipal Administration of Industry and Commerce approved the name change and issued an Approval Notice of the Change of the Company Name (Ming Zi Bian He Nei Zi [2002] No. 000187) and new business license (Registration Number: 2305002100498) on August 17, 2004. The name change was effective October 31, 2002.

On December 16, 2002, the shareholders voted to change Yanglin’s business scope to: purchasing soybeans, processing soybean products, selling food and oil, packing goods, providing ground transportation, managing restaurants and hotels, provide business services, selling tickets; processing foodstuff and distilled liquor, selling self-produced products and related technological know-how, import and export, selling raw materials, mechanical equipment, apparatus, instruments and meters, parts and components and related technological know-how for research; processing imported raw materials; and be in the “three-processing-industries-one-compensation” business (processing, assembling and processing in accordance with client’s samples and foreign trade). The Shuangyashan Municipal Administration of Industry and Commerce approve the change in business scope on January 15, 2003.

Pursuant to a share transfer agreement dated July 15, 2007, the shareholders of Yanglin are presently Shulin Liu and Huanqin Ding.

Yanglin has no subsidiaries or branches.

Our Business

We believe that we are, through Yanglin, one of the largest and most integrated private enterprises engaged in growing, crushing, refining and processing non-genetically modified soybean-based products in the PRC. Only non-genetically modified soybeans are used for soy products processed for human consumption as opposed to genetically-modified soybeans which are used to feed animals.

Our affiliate, Heilongjiang Yanglin Group Seed Co. Ltd, which is owned and managed by our Chief Executive Officer, Mr, Shulin Liu, sells and provides soybean seeds to farmers and we then purchase soybeans from them (see “The Supplier of “Yanglin” Soybean Seeds” below). We crush the soybeans and refine their crushed oil and meal into processed products, including soybean meal, soybean oil and salad oil. We plan to expand our business into “deep processing”, which will enable us to extend our product line to include higher margin products, including concentrated protein, textured protein, defatted soybean powder, powered soybean oil and squeezed oil.

Our products are sold under the “Yanglin” brand name. All of our products are non-genetically modified. All soybeans grown in the PRC are non-genetically modified and therefore our suppliers of soybeans are all from the PRC, in particular, the Heilongjiang province where we are located.

In fiscal 2006, we processed approximately 310,000 tons of soybeans and generated total revenue of approximately $88.1 million, producing a net income of $6.9 million.

We sell our products to various geographic regions of the PRC, both directly to manufacturers and through distribution channels (see “Sales and Marketing” below). We sell our soy meal output primarily to manufacturers of animal feed. Our soybean oil is distributed through wholesalers and distributors. Because the domestic demand exceeds supply, we sell all our products to our customers in the PRC although we understand that some of our products are exported internationally by certain of our customers.

Our Products

We currently manufacture and sell the following products:

(i) Soybean Oil and Soybean Salad Oil

Soybean oil is obtained from the extraction of oils from soybean seeds. Soybean oil contains various vitamins, minerals and unsaturated fatty acids which are essential to well-being of the human body. It is an important ingredient in products such as salad dressings, margarine, paint and medicines. The price, adaptability and performance of soybean oil make it appropriate for a broad range of food, chemicals as well as medical manufacturing applications. Soybean oil is a Grade IV oil as compared to the more refined soybean salad oil, which is a Grade I oil. Both these oils are for human consumption.

(ii) Soybean Meal

Soybean meal is obtained by grinding soybean flakes which remain after removal of most of the oil from soybeans by a solvent or mechanical extraction process. It is the preferred forage material for animal husbandry due to its high protein, low fat composition and edible characteristics. Soybean meal is an important raw material used in the animal feed and farming industry.

Our new products, which we plan to manufacture with proceeds from the Private Placement, will be:

(i) Powdered Soybean Oil

Powdered soybean oil is manufactured by processing soybean oil and soybean salad oil together with corn syrup and other raw materials. Powdered soybean oil not only retains the properties of liquid soybean oil, but it also has a long shelf life and can be easily packaged and transported. In addition, it can be easily dissolved or dispersed into other raw materials and water. Having a strong fragrance of milk, it is a cheap substitute for milk or powdered milk. It also contains beneficial proteins and minerals.

(ii) Textured Protein

Textured protein products are food products made from soy protein. Having been hydrated in the production process, textured protein products have a symmetrical texture and specific structure. Adding 25% to 50% of textured protein to food products can impart a taste of meat. Therefore, textured protein can be used as a substitute for beef and pork. Textured protein contains natural anti-oxygenation ingredients which can protect meat by reducing oxygenation.

(iii) Defatted Soybean Powder

This product is made from specially-extracted soy meal. Its protein content is higher than 50%, and can be added to fish, noodles, meat, dairy products and candy. It can improve the quality and taste of food, while reducing cost and prolonging shelf life.

(iv) Squeezed Oil

Squeezed oil is a kind of natural and green soy oil made from selected soybeans. A traditional technique is applied to extract crude soybean oil, and the acids usually contained in traditional squeezed oil are removed through several refining steps and hydration. Squeezed oil has a body absorption rate of 97% and contains no cholesterol. It possesses important ingredients which has been shown to help growth, improve immunity, prevent hypertension and arteriosclerosis. It also contains vitamins A, D, and E.

(v) Concentrated Soy Protein

Concentrated soy protein has a high protein content of up to 98% and no cholesterol. When used as an ingredient in food products, it can improve the texture and nutritional value of food. Concentrated soy protein is used as an ingredient in a wide range of food products, including nutritional supplements, seafood, processed meats, frozen food, nutritional beverages, cream soups, sauces and snacks.

Genetically Modified and Non-genetically Modified Soybeans

Soybeans are one of the “biotech food” crops that have been genetically modified and are used in an increasing number of products. In 1995, the Monsanto Company, a multinational agricultural biotechnology corporation, introduced "Roundup Ready" soybeans that have had a copy of a gene from the bacterium, Agrobacterium sp. strain CP4, inserted, by means of a gene gun, into its genome. “Roundup” is an herbicide glyphosate, of which the Monsato Company is a leading producer.

Glyphosate, the active ingredient in Roundup, kills conventional soybeans whereas the transgenic soybean plant is resistant to it. Genetically modified soybeans allow a farmer to spray and use the herbicide “Roundup” to reduce tillage or even to sow the soybean seed directly into an unplowed field, known as “no-till” or conservation tillage.

In 1997, about 8% of all soybeans cultivated for the commercial market in the United States were genetically modified. In 2006, the figure was 89%.

(Source: www.wikipedia.com)

Genetically modified soybean plants are widespread in the world’s leading soybean producing countries.

The United States (85%) and Argentina (98%) produce almost exclusively genetically modified soybeans. In these countries, genetically modified soybeans are approved without restrictions and are treated just like conventional soybeans. Producers and government officials in the US and Argentina do not see a reason to keep genetically modified and conventionally bred cultivars separate - whether during harvest, shipment, storage or processing. Soybean imports from these countries generally contain a high amount of genetically modified content.

It is estimated that one third of Brazil’s soybean crop is genetically modified. Most of the Brazil’s conventional soybeans are grown in the northern part of the country. European food and feed companies were able to determine that soybeans from northern Brazil contain little or no genetically modified material. Large-scale, commercial plantings of genetically modified soybeans can also be found in Paraguay, Canada, Romania and South Africa.

(Source: http://www.gmo-compass.org/eng/grocery_shopping/crops/19.genetically_modified_soybean.html)

All of our products are non-genetically modified. All soybeans grown in the PRC are non-genetically modified.

Non-genetically modified soybean products are perceived as more desirable by some consumers than genetically altered soy products, especially with respect to soy protein and other value-added soy products, and command price premiums when used as such.

Soy protein products—the vast majority of which are non-genetically modified —are an increasingly significant component of health foods and pharmaceuticals. Consumers in the European Union, Korea and Japan are especially sensitive to health issues in products using soy proteins and specifically choose to purchase non-genetically modified products. In fact, in Japan, non-genetically modified soybeans can fetch a 5-10 % price premium.

(Source: Article titled “Free Trade Threat to China’s GM-free Soybeans” by Lin Gu published by Panos Online on March 13, 2006)

Protein-based products form our market’s fastest growing segment. Some of our soy oil products are also non-trans fat—these products can help lower cholesterol levels significantly, and therefore also command premiums over normal, soy products.

Manufacturing Process for our Current Products

Soybean Oil

In processing soybeans for oil extraction and subsequent soy flour production, selection of high quality, sound, clean, dehulled yellow soybeans is very important. To produce soybean oil, the soybeans are cracked, adjusted for moisture content, rolled into flakes and solvent-extracted with commercial hexane. The oil is then refined, blended for different applications, and sometimes hydrogenated. Soybean oils, both liquid and partially hydrogenated, are exported abroad, sold as "vegetable oil," or end up in a wide variety of processed foods. The remaining soybean husks are used mainly as animal feed.

Soybean Meal

Soybean meal, the material remaining after solvent extraction of soybean flakes, with a 50% soy protein content, is “toasted” and ground in a hammer mill.

Our Facilities

We own and operate three soybean production factories in Jixian county in the Heilongjiang province. Our factories have a combined annual production crushing capacity of 520,000 tons.

Factory No.1 manufactures salad oil, Grade IV soybean oil and soybean meal. Factory No. 2 manufactures Grade IV soybean oil and soybean meal. Our newest facility, Factory No.3, which was built in 2005, is mainly designed to manufacture Grade III grade soybean oil, soybean meal, condensed phospholipids and powdered soybean oil. Our new, deep processed products like powdered soybean oil, defatted soy powder, and soy protein products, will be manufactured in Factory No. 3.

The following tables indicate the land area and annual production capacity of our production facilities:

Production Facility	Area
Factory No. 1	27,000 m2
Factory No. 2	43,572 m2
Factory No. 3	45,596 m2

Annual Production Capacity for 2005 (tons)	Actual Output for 2005 (tons)	Utilization Rate for 2005	Annual Production Capacity for 2006 (tons)	Actual Output for 2006 (tons)	Utilization Rate for 2006
220,000	130,000	59%	520,000	310,000	59%

Note: The annual production capacity is based on 3 shifts (8 hours per shift) a day for 300 days a year.

Our Suppliers of Soybeans

We purchase all of our soybean supplies from farmers in the Heilongjiang province. We have established and maintained good relationships with these suppliers.

Typically, we provide to farmers, through our affiliate company, Heilongjiang Yanglin Group Seed Co. Ltd., “Yanglin” soybean seeds. Pursuant to an annual supply contract, the farmers will sell the soybeans back to us at harvest time. This arrangement ensures us with a stable supply of soybeans meeting our quality standards, and also allows us to maintain a low rate of expenditure on raw materials.

We typically enter into one-year supply contracts with the farmers. To incentivize farmers to purchase “Yanglin” soybean seeds, cultivate and plant them and then sell the soybeans to us, we have agreed to pay 0.03 RMB (or $0.004) above the then current market rate per jin for the soybeans (one jin is the equivalent of ½ kilogram or 1.1 pounds). Also, the farmers are provided credit terms for the seeds they purchase from Heilongjiang Yanglin Group Seed Co. Ltd. This premium above market price does not apply to soybeans grown from “non-Yanglin soybean seeds”. We pay our suppliers cash upon delivery of the soybeans.

We believe the above arrangement ensures that we foster good relations with our suppliers and ensures a steady supply of quality soybeans at competitive rates. To further ensure a consistent and larger supply of soybeans, we intend to arrange to enter into more such supply agreements with the farmers.

The following is a list of our top ten major suppliers of soybeans for FY2006:

Supplier	Amount purchased (in RMB)	Amount purchased (in US$)	Percentage of Total Purchases (%)
Mei Fangtao	29,697,617.80	3,949,151.30	5
Wang Li	22,315,170.20	2,967,442.85	4
Baoqing county North warehouse	21,101,278.40	2,806,021.06	3
Li Hemiao	18,199,933.75	2,420,203.96	3
Yan Wei	15,818,788.20	2,103,562.26	3
Li Yajun	13,212,238.52	1,756,946.61	2
Shen Liqiu	10,858,177.10	1,443,906.53	2
Wang Jihua	9,062,399.38	1,205,106.30	1
Duan Xufeng	8,301,171.90	1,103,879.24	1
Biao Chaoli	8,237,916.50	1,095,467.62	1

Based on an exchange rate of 1US$ = 7.52 RMB as quoted on www.xe.com on October 9, 2007.

Our top ten suppliers together only provide an aggregate of 25% of our total supply of soybeans and our biggest supplier only supplies 5% of our total supply. We believe this decentralization of supply ensures that we can have an advantageous position in dealing with the suppliers, and that no threat of raising prices or cutting supply by any single supplier may seriously affect our operations. This situation is expected to continue in the foreseeable future.

The Supplier of “Yanglin” Soybean Seeds

Heilongjiang Yanglin Group Seed Co, Ltd. is owned and managed by Mr. Shulin Liu, our Chief Executive Officer.

Heilongjiang Yanglin Group Seed Co., Ltd has developed very desirable strains of non-genetically modified soybean seeds (collectively, “Yanglin” seeds”)- the Yanglin “East Nong 42” and the “Black Nong 44”, which boast high protein and fat content. It has also developed high oil content “Yang 02-01”, “Yang 03-02” and “Yang 03-03” soybean seeds, high protein content “Yang 03-656” soybean seeds, and high protein and high output “Yang 03-149” soybean seeds.

A brief summary of the characteristics of each strain of soybean seed is set forth below:

Soybean	Oil Content	Protein Content	Status of Development
“East Nong 42”	19.33%	45% - 46.4%	Current
“Black Nong 44”	21.56% - 22.61%	38.56% - 46.69%	Current
“Yang 02-01” (high oil)	22.3%-22.6%	37.8%-40.2%	Has been approved by the government
“Yang 03-02” (high oil)	21.9%-22.7%	37.2%-41.5%	In trial phase
“Yang 03-03” (high protein)	21.7%-22.1%	38.4%-45.9%	In trial phase
“Yang 03-656” (high protein)	19.8%-20.6%	39.7%-45.3%	In trial phase
“Yang 03-149” (high protein)	20.3%-21.9%	41.5%-44.7%	In trail phase

The “Yanglin” seeds are cultivated, treated and then sold to farmers in the Heilongjiang area by Heilongjiang Yanglin Group Seed Co., Ltd. The farmers are then obligated to sell the soybeans to us pursuant to annual supply contracts (see “Our Suppliers of Soybean Seeds” above). In this way, we control the supply and quality of our soybean seeds.

Soybeans grown from the “Yanglin” seeds were graded “A” in 1999 by the China Green Food and Development Center, the PRC’s first agency established under the auspices of the Ministry of Agriculture to oversee organic food standards. Grade “A” means that some synthetic agricultural chemicals have been used on the product.

Sales and Marketing

We have sales offices in more than 10 cities in the PRC, and approximately 300 independent sales agents (divided evenly between sales of soybean meal and soybean oil) spread over approximately 27 provinces. These provinces include locations in the northeast, Hubei plains, southern and northwestern areas of the PRC. We will also have sales agents appointed in North America, Europe, Russia, Japan, Korea, and other countries in Southeast Asia. In order to maintain their status as agents, they are required to meet a minimum sales/order quota each year. Most of our agents have been able to meet their annual sales/order quota.

Most of our products are marketed and distributed in the PRC. The following map illustrates the geographical coverage of our sales and distribution network in the PRC:

In addition to the sale of our products to various parts of the PRC, we have also collaborated with one of our customers, China National Cereal, Oil and Foodstuff Import and Export (Group) Company to export selected soybeans overseas to Korea and Japan.

We have an in-house sales team with approximately eighteen salespersons. Their duties include monitoring the soybean industry, collecting market and price information, and providing recommendations in our marketing and sales strategy and pricing policies.

Advertising

We advertise our products through various forms of media, such as commercial magazines, popular newspapers and over the internet. We also maintain our own website (www.yanglin.com.cn) and regularly send out emails to target groups to promote our products.

We maintain a unified and consistent look to our advertisements and publicity materials. Our marketing team develops and delivers our publicity materials, including product descriptions, price lists and a description of our services. In addition, we adopt a uniquely identifiable corporate image from our employees’ uniforms to our vehicles and billboard advertisements.

Publicity

We plan to strengthen and maintain our customer relations through symposiums, receptions and direct correspondences. We will also strengthen communication with the relevant government departments to keep abreast with their policies and guidelines in order to adapt quickly to any changes, seize business opportunities and develop new markets.

Major Customers

Our customers mainly comprise distributors of soybean oil and other soybean products, as well as soybean food product and animal feed manufacturers. The following is a list of our top ten major customers for fiscal 2006. All our major customers are located in the PRC. None of our customers make up sales of more than 10% of our total sales in fiscal 2006.

Company	Product Sold	Geographical Location	Fiscal 2006 Sales (RMB)	Fiscal 2006 Sales (US$)	% of Sales
Yingkou Bohai Grease Co. Ltd	Soybean Oil	Liaoning	61,122,603.67	approx. $8,128,005.81	9
Zhao San	Soybean Meal	Shangdong, Henan	26,493,467.12	approx. $3,523,067.44	4
Yang Li	Soybean Meal	Liaoning	25,480,801.27	approx. $3,388,404.42	4
Song Guoquan	Soybean Meal	Hebei	24,746,064.40	approx. $3,290,700	4
Zhang Fengling	Soybean Meal	Liaoning, Zhejiang and Shanghai	23,315,261.04	approx. $3,100,433.65	3
Lin Xiwu	Soybean Meal	Liaoning	22,168,663.77	approx. $2,947,960.61	3
Yin Liping	Soybean Meal	Ji Lin	20,200,208.29	approx. $2,686,197.91	3
Cao Zhengang	Soybean Meal	Ji Lin	17,197,938.39	approx. $2,286,959.89	2
Chen Hongwei	Soybean Meal	Inner Mongolia	16,916,189.15	approx. $2,249,493.24	2
Xiong Jun	Soybean Meal	Szechuan	14,678,451.29	approx. $1,952,921.72	2

The following table shows the breakdown of sales volume by customer type.

Type	Soy Oil			Soy Meal
	Volume (ton)	Number of customers	%	Volume (ton)	Number of customers	%
Distributor	40,862	120	80	141,203	124	60
Food Processor				23,534	5	10
Animal Feed Processor				70,601	12	30
Others	10,216	9	20
Total	51,078	129	100	235,338	141	100

Our sales are widely diversified among our customers. Our largest customer accounts for only 9% of our total sales in fiscal 2006 while our top ten customers accounted for only about 36% of our net sales in fiscal 2006. Because we are not dependent on any one customer, we have preserved our bargaining power and have more say in deciding price and payment terms. It also helps to reduce business risk and the associated impact of losing a key customers or a significant reduction in its order quantity. After we begin manufacturing and selling deep-processed and refined products, the composition of our customers may change to a combination of distributors, industrial users and retail consumers.

Sales of Products by Type and Locations

All our sales are to customers in the PRC although we understand that some of our distributor customers may have exported our products to countries such as Japan, Korea, Russia, and India. The geographical distribution of our sales in the PRC for fiscal 2006 is shown below.

Province	Sales Revenue (Soy Oil)		Sales Revenue (Soy Meal)
	Volume	Value (RMB)/ ($)	Volume	Value (RMB)/($)
Heilongjiang	21,453	98,251,590.84/ 13,065,371.12	21,180	42,219,279.86/ 5,614,265.94
Jilin	15,834	72,517,395.67/ 9,643,270.7	18,827	37,528,248.77/ 4,990,458.62
Liaoning	13,791	63,160,755.57/ 8,399,036.64	34,124	68,019,950.89/ 9,045,206.24
Inner Mongolia			11,061	22,047,846.15/ 2,931,894.43
Hebei			32,712	65,205,332.23/ 8,670,921.84
Beijing			8,237	16,418,608.83/ 2,183,325.64
Tianjin			9,414	18,764,124.38/ 2,495,229.31
Shanxi			7,060	14,073,093.29/ 1,871,421.98
Shandong			5,177	10,320,268.41/ 1,372,376.12
Henan			8,472	16,887,711.94/ 2,245,706.38
Shanghai			8,472	16,887,711.94/ 2,245,706.38
Anhui			4,471	8,912,959.08/ 1,185,233.92

Jiangsu	7,766	15,480,402.62/ 2,058,564.18
Zhejiang	8,943	17,825,918.16/ 2,370,467.84
Jiangxi	4,707	9,382,062.19/ 1,247,614.65
Guangdong	6,589	13,134,887.07/ 1,746,660.51
Hunan	6,354	12,665,783.96/ 1,684,279.78
Hubei	3,530	7,036,546.64/ 935,710.89
Guizhou	4,236	8,443,855.97/ 1,122,853.19
Yunnan	2,824	5,629,237.31/ 748,568.79
Sichuan	10,590	21,109,639.93/ 2,807,132.97
Shaanxi	4,942	9,851,165.30/ 1,309,995.39
Gansu	3,530	7,036,546.64/ 935,710.99
Ningxia	588	1,172,757.77/ 155,951.83
Xinjiang	353	703,654.66/ 93,571.10
Tibet	471	938,206.22/ 124,761.47
Qinghai	706	1,407,309.33/ 187,142.20

Based on an exchange rate of 1US$ = 7.52 RMB as quoted on www.xe.com on October 9, 2007.

Delivery of Products
Approximately 70% of our products are transported to our customers by rail because of our easy access to the PRC railroad network (see “Our Competitive Advantages”). The remainder of our products are collected from our facilities by our customers.

The costs of transportation are borne by our customers and pre-paid in advance ahead of delivery of the products. Customers may come to our factories to pick up the goods themselves. They pay for the goods in cash upon delivery.

Pricing and Terms

We adopt different policies for different customers. We also provide different rebates according to the scale and volume of orders.

We distinguish between long-term customers and short-term customers. Our short-term customers (typically customers whom we have been dealing with for less than a year) are required to pay us cash before delivery of their products and they are liable to the full retail price of our products. We may offer certain preferential prices to our long-term customers depending on size of their orders. Normally, our products are sold and delivered to our customers only when we have received full payment for them.

For bulk orders, our customers usually send their orders to us through facsimile or by phone. We will then prepare a sales contract for that customer, stating the price based on the market price in our area, delivery expenses and handling charges. The customer will transfer into our account an amount that is sufficient to cover the value of the order. Usually, only on receipt of payment will we ship the order, usually by train, to our customers, and deduct the corresponding amount from their account with us.

The current prices for our products, as of October 3, 2007 are:

Products	Price (USD/metric ton)
Raw soybean oil (Grade IV)	$740
Salad oil (Grade I)	$860
Soybean meal	$250

For the past three years, the prices of soybean meal had been in the range of RMB 2000 (approximately $263) - RMB 3000 (approximately $395) per metric ton. By comparison the price range of soybean oil (including salad oil) had been in the range of RMB 5000 (approximately $659) to RMB8000 (approximately $1,054) per metric ton. The prices of our products vary by seasonality, the market price of soybeans and the supply and demand. Traditionally, our prices are lowest during the soybean harvest time between October and December. Our prices then peak from January to February because of the New Year and Spring Festival.

Generally, we determine the prices of our products by computing our costs of raw materials and labor against current market prices. Our sales department will negotiate the prices of our products directly with our customers on every purchase order.

Employees

We currently have 464 employees, most of whom are involved in production and operations.

The functional breakdown of our full-time employees as at December 31, 2004, 2005 and 2006 is:

	FY2004	FY2005	FY2006
Production and operations	232	212	401
Sales	6	6	10
Management	30	30	53
Total Number of employees	270	248	464

Our average compensation per employee per month is $143. We also pay benefits in the form of social security insurance fees for every employee who signs a long term contract with us.

We have a system of human resource performance review and incentive policies that allows personnel reviews to be carried out monthly, quarterly or annually.

Intellectual Property

We have registered the following trademarks in the PRC, which are currently used for all our products:

Trademark	Country of Registration	Class	Registration Number	Date of Registration	Validity period
“Yanglin”logo	PRC	[29]	1587278	June 14, 2001	From June 14, 2001 to June 13, 2011
“Yanglin”logo	PRC	[31]	1586742	June 14, 2001	From June 14, 2001 to June 13, 2011

Class 29 is for meat, fish, poultry and game; meat extracts, preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats. Class 31 is for agricultural, horticultural, and forestry products and grains not included in other classes; live animals, fresh fruits and vegetables; sees, natural plants and flowers; foodstuffs for animals, malt.

Insurance

We have the following insurance policies:

Description of Policy	Term	Coverage (RMB)	Premium (RMB)	Insured
China Ping’ an Property Insurance Joint Stock Co. Ltd. No. 2190000570101060017	12 Months, from 12:00 pm December 18, 2006 to 12:00 pm December 18, 2007	10,374,450 ($1,379,581.12)	31,123.35 ($4,138.74)	Houses, construction, machinery
China Continent Property & Casualty Insurance Company Ltd. PQZA200723010600000007	12 months from 0:00am July 10, 2007 to 12pm July 9, 2008	16,249,760.72 ($2,160,872.44)	14,089.60 ($1,873.62)	Workshop, laboratory and boiler room
China Continent Property & Casualty Insurance Company Ltd. PQZA200723010600000008	12 months from 0:00am July 10, 2007 to 12pm July 9, 2008	13,040,460.57 ($1,734.103.80)	18,256.65 ($2,427.75)	Workshop, laboratory and boiler room
China Continent Property & Casualty Insurance Company Ltd. PQZA200723010600000008 (Supplement)	12 months from 0:00am July 13, 2007 to 12pm July 9, 2008	1,904,000 ($253,191.49)	22,749.67 ($3,025.22)	Boilers

Based on an exchange rate of $1 = RMB 7.52 as quoted on www.xe.com on October 9, 2007.

Research and Development Activities

We are not presently involved or engaged in any research and development activities.

Government Regulations

Because we are in the business of manufacturing soybean oil, soybean salad oil and soybean meal and run several factory production lines, we are subject to the PRC Food Sanitation Law, Environment Protection Law and Fire Prevention Law.

We have obtained the Sanitation Admission certificate from the local Sanitation Bureau as well as an industrial production permit.

In addition, we have been issued an ISO 9001-2000 Certificate by the Beijing Zhongjing Kehuan Quality Authorization Co. Ltd and a Certificate of Class A Green Food by the China Center of Development of Green Food.

Environmental Compliance

We are subject to the PRC environmental laws, rules and regulations that are standard to our manufacturing facilities. We have complied with the prescribed standard of environment protection as evidenced by a certificate issued by the Jixian Environment Protection Bureau dated in February, 2007.

The treatment of our waste water is subject to the PRC Environment Protection Law. Our process of treating waste water meets the strict requirement of this law and we were issued a Certificate of Qualification.

Market Analysis

The Soybean Industry

Soybeans are grown and refined into oil and meal, which in turn are processed into refined oils, animal feed, proteins and more value added products such as foods, pharmaceuticals and cosmetics.

Almost 100% of the world’s soybeans grown outside the PRC are genetically modified. All of the soybeans grown in the PRC are not genetically modified.

According to the Food and Agriculture Organization of the United Nations, global consumption of oils of all types is forecast to increase during 2005/2006 at an average rate of approximately 3-4%. Soybean and palm oil account for the bulk of the increase.

World Soybean Production 2006

	Million Bushels		Million Metric Tons
	.		.
United States	3,188		86.8
Brazil	2,057		56.0
Argentina	1,617		44.0
China	595		16.2
India	268		7.3
Paraguay	173		4.7
Canada	129		3.5
Other	365		9.9
	.		.
Total	8,391	.	228.4
	.		.

Source: USDA

The Soybean Industry in the PRC

The PRC is now a major producer of non-genetically modified (non-trans-genetic) soybean. The country had been a traditional soybean exporting country before the 1994-1995 grain year, but it changed from a net exporter to a net importer of soybean in the 1995-1996 grain year.

Starting from 2004, foreign investment began flowing into the Chinese market on a large scale.

Annual import of soybeans increased from 2.695 million tons to more than 28 million tons from 1996 to 2006, surging more than ten times, and far exceeding the country's annual output. The PRC’s total import of soybean is estimated to reach 31 million tons in the 2006-2007 grain year.

(Source: http://www.tdctrade.com/report/indprof/indprof_070703.htm dated July 9, 2007)

While the PRC has rapidly increased its soybean imports from countries such as USA, Argentina and Brazil, these imported soybeans are almost all genetically modified, and most are used to produce products for non-human consumption.

(Source: Article titled “Free Trade Threat to China’s GM-free Soybeans” by Lin Gu published by Panos Online on March 13, 2006)

Source: http://sjzl.agri.gov.cn/rpt/reportControl/reports.aspx?Target=_self&ReportID=21

The PRC government plans to distinguish itself from its foreign competition by leveraging on its advantage as a non-genetically modified soybean producer. In 2003, the PRC Ministry of Agriculture announced an ambitious plan to develop the PRC’s northeast region into the world’s largest non-genetically modified soybean production center for export within five years. The Heilongjiang province, where we are located, covers 473,000 square kilometers in northeastern PRC.

On a localized scale, the Heilongjiang provincial government has proposed a number of measures to develop its organic farming industry. To transform itself from a large agricultural province into an organic farming powerhouse, the local government had thrown its weight behind the development of the agricultural processing industry. By cultivating large industrial groups that produce green and organic food, Heilongjiang had carried out an upgrade of its overall industrial structure. Over the past five years, Heilongjiang's green food industry has made great strides. By the end of 2004, the total yield of green food reached 11.10 million tons and the combined output was 32.7 billion yuan (US$4.1billion), increases of 9.5 times and 8 times compared to 1999.

The green food industry has become an important element of Heilongjiang's overall economic growth. And the province's green food businesses are on the rise. There are currently 36 enterprises in Heilongjiang with a green food output of over 100 million yuan (US$12.7 million), and five with a green food output in excess of 1 billion yuan (US$126.6 million). The combined volume of green food products is 4.68 million tons with an output of 13.2 billion yuan (US$1.7 billion), increases of 5.8 times and 10.9 times compared to 1999. (Source: http://www.chinabeseen.com/NewsCenter/Economic_news/2006/e_2006-11-06.html)

In this way, the PRC may be able to win over the more discerning Asian and European soybean markets. To that end, the PRC has implemented one of the strictest bio-safety regulations in the world, requiring safety certificates and labeling of all genetically modified products to safeguard its non-genetically modified soybean crops. Imports that lack these safety certificates and relevant papers will be returned or destroyed.

(Sources: Article titled “Free Trade Threat to China’s GM-free Soybeans” by Lin Gu published by Panos Online on March 13, 2006 and Article titled “China Implementing New Rules on Genetically Modified Imports” dated January 10, 2002 published by the People’s Daily Online, http://english.people.com.cn/200201/10/eng20020110_88377.shtml)

Soybean Oil

Oil is an essential commodity, not only in the food industry, but also in the cosmetics, pharmaceutical and medical products industries. The demand for soybean oil in the PRC is forecast to increase 75% from the year 2005, reaching 14 million tons by 2015. (Source: http://www.chinawinner.net/nongchanpin00016.htm) As oil consumption in the PRC has been rapidly increasing, imported soybean oil from other countries, such as Argentina, Brazil and USA, is needed to make up the difference. In 2004/2005, the PRC imported 1.7 million tons of soybean oil. (Source: http://www.chinawinner.net/nongchanpin00016.htm)

World Vegetable Oil Consumption 2006

	Million Short Tons	Million Metric Tons
Palm	42.0	38.1
Soybeans	39.3	35.7
Rapeseed	19.7	17.8
Sunflower seed	11.3	10.2
Peanut	5.4	4.9
Cottonseed	5.2	4.8
Palm Kernel	4.8	4.3
Coconut	3.6	3.3
Olive	3.2	2.9
Total	134.5	122.0
Source: USDA

Soybean Meal

Soybean meal is an important ingredient in the animal feed and farming industry. There is a growing demand for soybean meal in the PRC. Moreover, we understand that there is also a huge demand for soybean meal in the other Asian countries, especially for Korea and Japan. Korea, for instance, is now purchasing soybean meal from the PRC due to its closer proximity, compared to South America, its historical soybean supplier.

World Protein Meal Consumption 2006

	Million Short Tons	Million Metric Tons
Soybeans	166.7	151.3
Rapeseed	30.2	27.4
Cottonseed	16.4	14.9
Sunflower seed	12.7	11.5
Peanut	6.3	5.7
Fish	6.0	5.5
Palm Kernel	6.1	5.5
Copra	1.9	1.7
Total	246.3	223.4
Source: USDA

Our Competitors

Our competitors are the non-genetically modified soybean companies in the PRC. We do not compete with companies that produce genetically modified soybean products, whether in the PRC or internationally.

Our main competitor is Heilongjiang 93 Oil and Fat Co., Ltd., an integrated State-Owned Enterprise, which is located in Heilongjiang, Dalian and Tianjin. The rest of our competitors are smaller state-owned enterprises.

Our Competitive Advantages

We have several competitive advantages:

1.
First, we are in the non-genetically modified soybean business. This means that our competitors are not large international conglomerates, like Archer Daniels Midland or Cargill, whose products are centered around genetically modified soybeans for use as livestock feed. Instead, our competitors are mainly PRC companies (although there are some international companies) that produce non-genetically modified soybean products.

2.
Second, we believe that we are the largest, most integrated private PRC soybean company. We obtain quality soybean seeds through an affiliate, Heilongjiang Yanglin Group Seed Co. Ltd., which we believe is the largest grower of non-genetically modified soybean seeds in the PRC. We are better able to manage the quality and supply of our soybeans through annual supply agreements with farmers in the Heilongjiang area. Our non-genetically modified soybeans yield, depending on the strain, a higher content of oil or protein (see “Our Suppliers of Soybean Seeds”) and our products fetch a higher premium amongst more discerning customers who prefer non-genetically modified soybean products.

3.
We believe that we are also the largest privately-owned crusher and refiner of non-genetically modified soybeans in the PRC. With the proceeds of the Private Placement, we believe we can expand into the final, value-added phase of soybean industry—“deep processing”. The PRC “crushing” market is populated by major international agricultural and food processing companies such as Archer Daniels Midland, Cargill and Bunge. The entry of these players had been precipitated by the continuous forecast that domestic demand for soybean products will outstrip local supply. The following chart shows the growth in the PRC “crushing capacity” due to the entry of these international players:

Source: US Department of Agriculture (USDA), Foreign Cultural Services

Regardless of the demand/supply imbalance, these new market participants have forced technologically impaired and less efficient PRC manufacturers out of the market. These manufacturers were unable to produce their traditional products at competitive prices and were also unable to meet consumers increasing demands for product quality. By comparison, due to our efficient processing, close location to soybean producers, high quality output and branded-products, we believe that we have been able to establish ourselves as the largest, privately owned PRC player in the soybean crushing market.

The following table lists the major participants in the PRC non-genetically modified soybean crushing market:

Position	Company	Annual Non-GM Production Capacity (in tons)	Estimated Market Share
1	Heilongjiang Jiushan 93 Group (SOE)	600,000	6.7%
2	Yanglin Soybean Group, Ltd	300,000	3.3%
3	Shandong Gaotang Lanshan Group (SOE)	200,000	2.2%
4	Henan Xuchang Vegetible Oil Company (SOE)	100,000	1.1%
5	Qitaihe City Nature Oil Company	100,000	1.1%
6	Shandong Guanxian Vegetible Oil Company	100,000	1.1%
7	Jiamusi Zhenda Company	90,000	1.0%

Source: Information from respective companies' websites and Yanglin estimates

4.
We are privately-owned and entrepreneurial, and are financed mainly with equity and very little debt. Many of our competitors are non-integrated, unprofitable State Owned Enterprises burdened with debt. Also, because we are privately-owned, we are better able to manage our growth and adapt to the ever-changing business environment without any bureaucratic red tape.

5.
We are located in Heilongjiang province, which is the largest soybean-producing area in the PRC. Our major suppliers are located within 100 km of our facilities and we can deal with them directly, thereby avoiding costs associated with trading through the Dalian Commodities Exchange. Because we are proximate to our suppliers, there is also a large reduction in our transportation costs over our other competitors, thereby making us more cost-effective.

6.
We have easy access to the PRC railroad network. We have our own railway station and rails, which feed into the main arteries of the PRC railroad network. All this help reduce our transportation costs.

7.	We have a vast distribution network of sales offices and independent sales agents throughout the major cities, provinces and regions of the PRC.

8.	The “Yanglin” brand name is well-known and associated with quality non-genetically modified soybean products, thus enabling us to command a premium over our products.

9.
There has been a push by the Heilongjiang provincial government to develop Heilongjiang into an organic farming powerhouse. There have been and will be numerous measures and changes to Heilongjiang’s infrastructure to achieve this goal. For example, it is estimated that by 2010, the portion of fine and deep-processed soybeans will exceed 60% of the country’s output and construction of the nation’s largest non-genetically modified soybean deep-processing base will be completed (Source: http://www.chinabeseen.com/NewsCenter/Economic_news/2006/e_2006-11-06.html). The PRC government is also desirous of developing the northeast region of the PRC into the non-genetically modified soybean production capital of the world (see “The Soybean Industry in the PRC” above). These goals and initiatives are in tandem with our business model of being a provider of quality non-genetically modified soybean products and we stand to benefit from these governmental initiatives.

10.
In the past few years, there has been a significant increase in annual per capita income levels in the PRC. This increased spending power is changing the eating habits of the PRC’s 1.3 billion people, who are gradually influencing the country’s food sector through their growing health and environmental consciousness as well as their demand for higher quality food products. We believe that our non-genetically modified soybean-based products will benefit from this evolution. The growing awareness of the importance of health has brought about a change in the dietary habits. There has been a trend for food makers to reduce the use of animal fats in favor of healthier vegetable alternatives. Soybeans have a high protein concentration. They are often used in production of health foods. Soy-based food and drinks provide an alternative protein source for consumers who have reduced or eliminated animal proteins from their diets. Soybeans also offer a good source of fiber, vitamins, and such minerals as magnesium, potassium, phosphorus, calcium and manganese.

Our Future Strategic Goals and Expansion Plans

Increase Our Cultivation Area for Soybeans

In order to increase our raw material supply, we intend to expand our soybean cultivation area through development of additional farmland soybean agreements, which in turn will be accomplished through contract negotiations with private farmers and cooperation with state-owned farms. Currently, we have access to approximately 1 million acres of farmland; we plan to have access to approximately 5 million acres of farmland within 3 years.

Expansion through Acquisition

We plan to expand our production facilities through the acquisition of approximately 3 to 4 additional factories. We believe our acquisition plan can increase our current annual soybean production capacity up to about 1.5 million tons of soybeans over the next 3 years.

Expand our Product Line

With the proceeds from the private placement, we plan to venture into the “deep processing” industry. We plan to expand our production and product line to include powered soybean oil, textured protein, defatted soybean power, squeezed oil and concentrated soy protein (see “Our Products” above). These “deep processed” products will be manufactured in our factories and we believe that they will yield higher margins.

Expand our Sales Network

We intend to intensify our marketing efforts in the PRC by expanding existing sales and marketing network coverage to reach more areas by establishing more sales offices within the PRC and other countries such as Singapore, Malaysia, Canada and the United States.

Awards and Certifications

We believe that we are Heilongjiang’s largest private technological firm and the second largest in the PRC soybean industry. We have won several awards including, the Chinese Star Enterprise, the National Level Key Leading Enterprise and the Private Scientific and Technological Superstar Enterprise of Heilongjiang province. Set forth below is a list of our other awards and certifications.

Date	Major awards and achievements	Awarding Institution
October 1998	Chinese Star Enterprise	1. Chinese Leading Brand Products and Star Enterprise Selecting Activity Organizing 2. Star Enterprise Reviewing Committee

October 1998	Chinese Leading Brand Products (Yanglin Brand Series of soybean products)	1. Chinese Leading Brand Products and Star Enterprise Selecting Activity Organizing 2. Star Enterprise Reviewing Committee

March 2004	The Private Scientific and Technological Superstar’s Enterprise of Heilongjiang
1.     Science and Technology Bureau of Heilongjiang Province
2.     General Office of Finance of Heilongjiang
3.     Development and Reform Committee of Heilongjiang Province
4.     Economic Commission of Heilongjiang Province
5.     Heilongjiang Province Office for Small and Medium Sized Enterprise
6.     Supervision Department of Heilongjiang Province
7.     Administration of Quality and Technical Supervision of Heilongjiang Province

October 2004	ISO9001:2000 (for Vegetable Oil and Salad Oil)	BM TRADA Certification UKAS Quality Management

October 2004	The Advanced Enterprise for Quality Control of Heilongjiang Province 2004	Administration of Quality and Technical Supervision of Heilongjiang Province

December 2004	China’s Brand Name and High-Quality Brand	Center for the Management of Quality Brand

July 2005	National Level Key Leading Enterprise
1.     Ministry of Agriculture of the PRC
2.     National Development and Reform Committee of the PRC
3.     Ministry of Finance of the PRC
4.     Ministry of Commerce of the PRC
5.     The People’s Bank of China
6.     State Administration of Taxation
7.     China Securities Regulatory Commission
8.     National Cooperative Head Office of Supply and Marketing in China

December 2005	Heilongjiang Top Brand Products	Committee of Heilongjiang Top Brand Strategy

December 2005	Customer-Satisfed Enterprise of Heilongjiang Province	1. Quality Association of Heilongjiang Province 2. Committee of User in Heilongjiang Province

December 2005	New High-Tech Enterprise	Science and Technology Bureau of Heilongjiang Province

One of our products, our Grade I soybean salad oil, was awarded a “Green Food” label in 2002. Our soybean salad oil was recognized as one of Heilongjiang’s branded product in 2005.

In addition, we have been nominated as one of the top 500 firms of all types in Heilongjiang.

We are members of the Soybean Association of China and the Soybean Association of Heilongjiang Province.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

Risks related to doing business in the People’s Republic of China

Our business operations are conducted primarily in the PRC. Because Chinese laws, regulations and policies are continually changing, our Chinese operations will face several risks summarized below.

Our ability to operate in the PRC may be harmed by changes in its laws and regulations

Our offices and manufacturing plants are located in the PRC and the production, sale and distribution of our products are subject to PRC rules and regulations. In particular, we are subject to the PRC Food Sanitation Law, Environment Protection Law and Fire Prevention Law and are under the supervision of the local Sanitation Bureau and Jixian Environment Protection Bureau.

The PRC only recently has afforded provincial and local economic autonomy and permitted private economic activities. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership.

Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to manufacturing, taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. For example, because we are recognized as a Key Leading Enterprise in the Industrialization of Agriculture Industry by a collection of government agencies, including the National Committee of Reform and Development, the Department of Finance, the Department of Agriculture, and the Department of Commerce, we enjoy a complete exemption from income taxes. Our status is reviewed each two years. If there is a change in laws or policy that strips us of this tax-exempt status, it would have a material impact on our operation and income.

We distinguish ourselves from our competitors in that we manufacture and sell non-genetically modified soybean products. Because the PRC is a non-genetically modified soybean growing zone, our competitors are not the large, better capitalized producers of genetically modified soybean products. The PRC has one of the strictest bio-safety regulations in the world, requiring safety certificates and labeling of genetically modified products. However, if the laws are changed to allow the free import and unmonitored dissemination of genetically modified soybeans, our non-genetically modified soybeans may be tainted through pollination with the genetically modified soybean plans and we will lose our competition edge and be adversely affected.

Our production and manufacturing facility is subject to PRC regulation and environmental laws. Our business and products are subject to government regulations mandating the use of good manufacturing practices. Changes in these laws or regulations in the PRC, or other countries we sell into, that govern or apply to our operations could have a materially adverse effect on our business. For example, the law could change so as to prohibit the use of certain chemical agents in our products. If such chemical agents are found in our products, then such a change would reduce our productivity of that product.

We are a state-licensed corporation.  If we were to lose our state-licensed status, we would no longer be able to manufacture our products in the PRC.

There is no assurance that PRC economic reforms will not adversely affect our operations in the future

As a developing nation, the PRC's economy is more volatile than that of developed Western industrial economies. It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency. Only in recent years has the PRC economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. Although the PRC government still owns the majority of productive assets in the PRC, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity.

In 1993, the Constitution of the PRC was amended to reinforce such economic reforms. The trends of the 1990s indicate that future policies of the PRC government will emphasize greater utilization of market forces. The PRC government has confirmed that economic development will follow the model of a market economy. For example, in 1999 the Government announced plans to amend the PRC Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies, which are the mainstay of the Chinese economy. However, there can be no assurance that, under some circumstances, the government's pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of the PRC could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations. Economic reforms could either benefit or damage our operations and profitability. Some of the things that could have this effect are: (i) level of government involvement in the economy; (ii) control of foreign exchange; (iii) methods of allocating resources; (iv) international trade restrictions; and (v) international conflict.

Under the present direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises and could require us to divest ourselves of any interest we then hold in PRC properties or businesses.

Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue these policies or that these policies may not be significantly changed, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

Because these economic reform measures may be inconsistent, ineffectual or temporary, there are no assurances that:

•	we will be able to capitalize on economic reforms;

•	the PRC government will continue its pursuit of economic reform policies;

•	the economic policies, even if pursued, will be successful;

•	economic policies will not be significantly altered from time to time; and
•	business operations in the PRC will not become subject to the risk of nationalization.

Anti-inflation measures may be ineffective or harm our ability to do business in the PRC

Since 1979, the PRC government has reformed its economic system. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within the PRC, could lead to further readjustment of the reform measures. This refining and readjustment process may instead negatively affect our operations and there is no guarantee that such reforms will be effective.

Over the last few years, the PRC's economy has registered a high growth rate. During the past ten years, the rate of inflation in the PRC has been as high as 20.7% and as low as -2.2%. Recently, there have been indications that rates of inflation have increased. In response, the PRC government recently has taken measures to curb this excessively expansive economy. These corrective measures were designed to restrict the availability of credit or regulate growth and contain inflation. These measures have included devaluations of the PRC currency, the Renminbi (RMB), restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the PRC economy. The PRC government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. Such measures could harm the market for our products and inhibit our ability to conduct business in the PRC.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in PRC enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the PRC legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC’s accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. Faith Winner (Jixian) Agriculture Development Company is a wholly foreign owned enterprise. Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are PRC registered companies, which enjoy the same status as other PRC registered companies in business-to-business dispute resolution.

Since the Articles of Association of Yanglin do not provide for the resolution of disputes business, the parties are free to proceed to either the Chinese courts or if they are in agreement, to arbitration.

Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

In addition, some of our present and future executive officers and our directors, most notably, Mr. Shulin Liu, may be residents of the PRC and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States, or to enforce a judgment obtained in the United States against us or any of these persons.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Governmental control of currency conversion may affect the value of your investment.

The majority of our revenue will be settled in Renminbi and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside the PRC or to make dividend or other payments in U.S. dollars. Although the PRC government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises like us may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in the PRC authorized to conduct foreign exchange business.

In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

The value of our securities and your ability to receive dividends may be affected by the foreign exchange rate between U.S. dollars and Renminbi and the PRC government’s control over the Renminbi.

The value of our Common Stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, our business, and the price of our Common Stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our Common Stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiary in the PRC would be reduced.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect your investment.

The value of the Renminbi against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely almost entirely on revenues earned in the PRC since most of our sales occur in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. Dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. Dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. Dollars for the purpose of making payments for dividends on our Common Stock or for other business purposes and the U.S. Dollar appreciates against the Renminbi, the U.S. Dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. Dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. Dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the Renminbi against the U.S. Dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. Dollar.

Recent SAFE Regulations may restrict our ability to remit profits out of the PRC as dividends

Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our stockholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident stockholders to liability under PRC law.

SAFE issued a public notice ("October Notice") effective from November 1, 2005, which requires registration with SAFE by the PRC resident stockholders of any foreign holding company of a PRC entity. We are a foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in our case. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if stockholder non-compliance will be considered to be a violation of the October Notice by us or otherwise affect us.

In the event that the proper procedures are not followed under the SAFE October Notice, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident stockholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Risks related to our business

We give no assurances that any plans for future expansion will be implemented or that they will be successful.

While we have expansion plans, which include manufacturing “deep-processed” and refined soybean products, expanding our production lines and expanding our sales, there is no guarantee that such plans will be implemented or that they will be successful. These plans are subject to, among other things, their feasibility to meet the challenges we face, our ability to arrange for sufficient funding and the ability to hire qualified and capable employees to carry out these expansion plans.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

Our operating subsidiary, Yanglin, was incorporated in 2001 and our operations have been largely confined to the PRC. In addition, while we have had some experience in managing a soybean oil and soybean meal manufacturing facility, we may not be adequately prepared to manage and operate a “deep processing” manufacturing facility.

We are in our early stages of development and face risks associated with a new company in a growth industry. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flow or the profits we anticipate in the future.

Although our revenues have grown rapidly since our inception from the growing demand for our soybean products and that the PRC is a net importer of soybean products, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations, including the integration of any future acquisitions;

•	obtain sufficient working capital to support our expansion and to fill customers' orders in time;

•	maintain adequate control of our expenses;
•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed; and

•
anticipate and adapt to changing conditions in the soybean products markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

Because we are a relatively new company, we may not be experienced enough to address all the risks in our business or in our expansion including successfully operating our new cornstarch manufacturing plant. If we are unable to anticipate and react to such risks, our business may be materially and adversely affected.

We will face a lot of competition, some of which may be from companies which may be better capitalized and more experienced than us.

We face competition from other domestic and global manufacturers who are or may enter the non-genetically modified soybean product business. Although we view ourselves in a favorable position vis-à-vis our competition, some of the other companies that sell into our markets may be more successful than us and/or have more experience and money that we do. This additional experience and money may enable our competitors to produce more cost-effective products and market their products with more success than we are able to, which would decrease our sales. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. However, we cannot give assure you that we can successfully remain competitive. If our competitors developed a more efficient product or undertook more aggressive and costly marketing campaigns than us this could have a material adverse effect on our business, results of operations or financial condition.

A slowdown in the PRC economy may adversely affect our operations.

As all of our operations are conducted in the PRC and most of all of our revenue is generated from sales in the PRC, a slowdown or other adverse developments in the PRC economy could materially and adversely affect our customers, demand for our products and our business. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. While we believe the demand for our products is not dependent on the health of the economy, we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

Our major competitors may be better able than us to successfully endure downturns in our sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced under either scenario. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the PRC economy. Repeated rises in interest rates by the central bank would likely slow economic activity in the PRC which could, in turn, materially increase our costs and also reduce demand for our products.

A widespread health problem in the PRC could negatively affect our operations

A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu, where a major portion of our revenue is derived, could have an adverse effect on our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some offices that would adversely disrupt our operations. Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Enforcement against us or our directors and officers may be difficult

Because our principal assets are located outside of the U.S. and some of all our directors and officers, both present and future, reside outside of the U.S., it may be difficult for you to enforce your rights based on U.S. Federal securities laws against us and our officers and some directors or to enforce a U.S. court judgment against us or them in the PRC.

In addition, our operating “subsidiary”, Yanglin, is located in the PRC and substantially all of its assets are located outside of the U.S. It may therefore be difficult for investors in the U.S. to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the U.S. Federal securities laws or otherwise.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Inadequate funding for our capital expenditure may affect our growth and profitability

Our sales revenues have increased from $26,282,326 for the fiscal year ended December 31, 2004 to $88,078,494 for the fiscal year ended December 31, 2006. Our continued growth is dependent upon our ability to raise capital from outside sources. Our ability to obtain financing will depend upon a number of factors, including:

•	our financial condition and results of operations;

•	the condition of the PRC economy;

•	conditions in relevant financial markets;

•	relevant PRC laws regulating the same; and

•	the success of our expansion plans, including the manufacture and sale of our new “deep processed” products.

If we are unable to obtain financing, as needed, on a timely basis and on acceptable terms to our investors or lenders, our financial position, competitive position, growth and profitability may be adversely affected.

We may not be able to effectively control and manage our growth.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. We may not have the requisite experience to manage and operate a larger, more modern cornstarch manufacturing plant and a bigger glucose production line. In addition, we may face challenges in managing expanding product offerings and in integrating acquired businesses with our own. These events would increase demands on our existing management, workforce and facilities. Failure to satisfy these increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

Significant fluctuations in raw material prices may have a material adverse effect on us

We do not have any long-term supply contracts with our raw materials suppliers. Any significant fluctuation in price of our raw materials could have a material adverse effect on the manufacturing cost of our products. We are subject to market conditions and although raw materials are generally available and we have not experienced any raw material shortage in the past, we cannot assure you that the necessary materials will continue to be available to us at prices currently in effect or acceptable to us.

We may have limited options in the short-term for alternative supply if our suppliers fail for any reason, including their business failure or financial difficulties, to continue the supply of raw materials. Moreover, identifying and accessing alternative sources may increase our costs.

Although we are in the soybean-producing region in the Heilongjiang province, there is no guarantee that we will not face a shortage of soybeans because of some natural calamity or other reason. We are aware that a wide scope of Agriculture Inflation (“Agflation”) may contribute to significant fluctuations in the market prices of soybeans, which may result in an adverse affect on our financial results if the increased raw material costs cannot be recovered from our customers.

We have mitigated the risks by cultivating and selling soybean seeds through our affiliate, Heilongjiang Yanglin Group Seed Co., Ltd, entering into supply contracts with our farmers/suppliers of soybeans and providing attractive terms to them, we cannot guarantee that all these measures will be effective in eradicating all risks attendant to the supply of raw materials. In the event our cost of materials is increased, we may have to raise prices of our products, making us less competitive price-wise.

We may not be able to adjust our product prices, especially in the short-term, to recover the costs of any increases in raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material costs to our customers.

We may be exposed to intellectual property infringement and other claims by third parties, which, if successful, could cause us to pay significant damage awards and incur other costs.

Our success also depends in large part on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. We believe that the technology we use is not protected by any patent or intellectual property rights. As litigation becomes more common in the PRC in resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims. The validity and scope of claims relating to the manufacturing of soybean products may involve complex technical, legal and factual questions and analysis and, therefore, may be highly uncertain. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability, including damage awards, to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our products or subject us to injunctions preventing the manufacture and sale of our products. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation. Further, we do not have adequate product liability insurance coverage against defective products as our products are manufactured according to fairly basic formulas. Any disputes so far have been resolved through friendly negotiations. There is no guarantee that we will not be involved in any legal proceedings should such negotiations fail one day.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of management, neither the production nor the sale of our products constitute activities, or generate materials in a material manner, that requires our operation to comply with the PRC environmental laws. Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We rely on Mr. Shulin Liu, our Chief Executive Officer and President, for the management of our business, and the loss of his services may significantly harm our business and prospects.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Shulin Liu, our Chief Executive Officer and President for the direction of our business. The loss of the services of Mr. Liu, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Liu will continue to be available to us, or that we will be able to find a suitable replacement for Mr. Liu. We have not entered into an employment contract with Mr. Liu. We do not have key man insurance on Mr. Liu. If Mr. Liu dies and we are unable to replace Mr. Liu for a prolonged period of time, we may be unable to carry out our long term business plan and our future prospect for growth, and our business, may be harmed.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

Our future success depends heavily upon the continuing services of the members of our senior management team, in particular our Chief Executive Officer, Mr. Shulin Liu. If one or more of our senior executives or other key personnel is/are unable or unwilling to continue in his/her/their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under U.S. securities laws.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act Of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2008 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We have inadequate insurance coverage.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. We cannot assure you that we would not face liability in the event of the failure of any of our products. This is particularly true given our plan to significantly expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Except for property and automobile insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims have been low. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

We are dependent on the efficiency of the PRC rail system and any disruption in their services or increase in transportation costs will have a material adverse impact on our operations.

We are largely dependent on the efficiency of the PRC rail system and network to deliver our products to our customers. Any disruption of service will largely impact our ability to fulfill our orders on a timely basis and recognize revenue. Also any increase in transportation costs may deter our customers and lead them to source their products other nearby suppliers, thus negatively affecting our sales.

The inability of the PRC government to keep the PRC a genetically modified-free soybean zone will remove our competitive edge and negatively impact our operations.

We distinguish ourselves from our competitors in that we manufacture and sell non-genetically modified soybean products. Because the PRC is a non-genetically modified soybean growing zone, our competitors are not the large, better capitalized producers of genetically modified soybean products. The PRC has one of the strictest bio-safety regulations in the world, requiring safety certificates and labeling of genetically modified products. However, with so much genetically modified soybeans being imported into the country, there is a question as to whether the PRC is able to keep it a genetically modified-free soybean zone. If the PRC is unsuccessful in keeping the PRC a genetically modified-free soybean zone and our soybeans are tainted through pollination, we will lose our competition edge and this would adversely affect our operations.

Some of our land may be reclaimed by the PRC government and this may materially impact our operations.

All land in the PRC is state-owned and land use rights may be granted, transferred, leased or allocated. Allocated land use rights are generally provided by the government for an indefinite period (usually to state-owned entities) and cannot be pledged, mortgaged, leased, or transferred by the user. Furthermore, allocated land can be reclaimed by the government at any time. The land occupied by Factory No. 1 and No. 2 is allocated land and accordingly subject to this risk. We are in the process of applying for the land use rights over Factory No. 2 to be granted to us. We believe that this risk is very small as the government is encouraging the growth of our industry and will continue to support our business. For example, we enjoy a tax-exempt status as a Key Leading Enterprise of the Industrialization of Agriculture Industry.

There is currently a severe drought in the Heilongjiang province.

There is currently a severe drought in the PRC and the worst-hit regions are Heilongjiang and Jilin in the northeast, Inner Mongolia in the north , Jiangxi in the east, Guangxi in the south and Hunan in central China. It has been reported that rainfall in Heilongjiang was almost half its normal amount. (Article “Drought affects 7.5m people” dated August 6, 2007 by Zhu Ze for the China Daily, http://www.chinadaily.com.cn/china/2007-08/06/content_5448414.htm). As most of our soybeans are grown in and obtained from farmers in the Heilongjiang province, the prolonged drought may lead to a shortage in our supply of soybeans and consequently adversely affect our operations.

Rule 415

WE MAY NOT BE ABLE TO REGISTER ALL OF THE SHARES PURCHASED UNDER THE SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT WHICH WILL CAUSE US TO ACCRUE LIQUIDATED DAMAGES AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT AND THE SERIES J REGISTRATION RIGHTS AGREEMENT AND BE HELD IN DEFAULT OF THE SAID AGREEMENTS WHICH COULD REQUIRE US TO RAISE ADDITIONAL FUNDS OR CURTAIL OR CEASE OPERATIONS

Reference is made to Item 1.01. -  “Entry into a Material Definitive Agreement” under “Registration Rights Agreement” and “Series J Registration Rights Agreement” for disclosure relating to our obligation to register the shares (and the shares underlying the Warrants) set forth in Series A Convertible Preferred Stock Purchase Agreement and the circumstances in which we may be required to pay liquidated damages for failing to comply with our obligations set forth therein
Risks related to an investment in our common stock

Our Chief Executive Officer controls us through his position and stock ownership and his interests may differ from other stockholders

Our Chief Executive Officer, Mr. Shulin Liu, beneficially owns approximately 45.5% of our common stock through his 50% holding in Winner State (BVI). As a result, although Mr. Liu is not the indirect holder of a majority of the outstanding shares, Mr. Liu may be able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. Mr. Liu's interests may differ from other stockholders.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating affiliate based in the PRC, Yanglin. Our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. See “Risks related to doing business in the People’s Republic of China”.

There is currently a very limited trading market for our common stock

Our Common Stock has been quoted on the over-the-counter Bulletin Board since November 2006. Because we were formerly a shell company, our bid and ask quotations have not regularly appeared on the OTC Bulletin Board for any consistent period of time. There is a limited trading market for our Common Stock and our Common Stock may never be included for trading on any stock exchange or through any other quotation system, including, without limitation, the NASDAQ Stock Market. You may not be able to sell your shares due to the absence of an established trading market.

Our Common Stock is subject to the Penny Stock Regulations

Our Common Stock is, and will continue to be subject to the SEC's "penny stock" rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Our Common Stock is illiquid and subject to price volatility unrelated to our operations

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

A large number of shares of Common Stock will be issuable for future sale which will dilute the ownership percentage of our current holders of Common Stock. Pursuant to the Share Purchase Agreement, we are obligated to register for public resale 17,801,268 shares underlying our Series A Preferred Shares and Series B Preferred Shares (as well as 34,503,170 shares issuable on exercise of the attached Warrants) belonging to our investors and the availability for public resale of those shares may depress our stock price.

Also as a result, there will be a significant number of new shares of Common Stock on the market in addition to the current public float. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, and the existence of warrants to purchase shares of Common Stock at prices that may be below the then current market price of the Common Stock, could adversely affect the market price of our Common Stock and could impair our ability to raise capital through the sale of our equity securities

FINANCIAL INFORMATION
Management’s discussion and analysis of financial conditions and results of operations

Overview

We believe that we are, through Yanglin, one of the largest and most integrated private enterprise engaged in growing, crushing, refining and processing of non-genetically modified soybean-based products in the PRC. Only non-genetically modified soybeans are used for soy products processed for human consumption as opposed to genetically-modified soybeans which are used to feed animals.

We provide, through our affiliate, Heilongjiang Yanglin Group Seed Co. Ltd, non-genetically modified soybean seeds to farmers and then purchase soybeans from them (see “The Supplier of “Yanglin” Soybean Seeds” below). We then crush the soybeans and refine their crushed oil and meal into processed products, including soybean meal, soybean oil and salad oil. We plan to expand our business into “deep processing”, which will enable us to extend our product line to include higher margin products, including concentrated protein, textured protein, defatted soybean powder, powered soybean oil and health enriching oil. In the meantime, we also plan to enlarge our production capacity for salad oil and install a production line for squeezed oil.

Non-genetically modified soybean products are an increasingly significant component of health foods and pharmaceuticals. Consumers in the European Union and Japan have shown to be largely partial towards non-genetically modified products. Our products are also non-trans fat and they can significantly lower cholesterol level and help control weight gain.

Our products are sold under the “Yanglin” brand name.

In fiscal 2006, we processed approximately 310,000 tons of soybeans and generated total revenue of approximately $88.1 million, producing a net income of $6.9 million (audited).

We sell our products to various geographic regions of the PRC, both directly to manufacturers and through distribution channels (see “Sales and Marketing”). We also export our products through distributors to Japan, Korea, Russia, and India (see “Sales of Products by Type and Location”). We sell our soy meal output primarily to manufacturers of animal feed. Our soybean oil is distributed through wholesalers and distributors.

We are located in the Heilongjiang province, the PRC’s soybean-growing capital. (Source: China Daily, March 16, 2007)

Results of Operations

The following table shows the operating results for the six months ended June 30, 2006 and June 30, 2007.

Consolidated Statement of Operations	Six Months ended June 30, 2006 ($)	Six Months ended June 30, 2007 ($)
	(unaudited)	(unaudited)
Sales Revenue (net of discounts, returns and allowances)	48,374,638	69,165,787
Cost of sales	(44,689,483)	(63,548,512)
Gross Profit	3,685,155	5,617,275
Selling expenses	(26,289)	(68,893)
General and administrative expenses	(451,457)	(791,983)
Income from continuing operations	3,207,409	4,756,399
Interest income, net	(114,754)	(194,622)
Other income	--	51,177
Other expense	--	--
Income before taxation	3,092,655	4,612,954
Income tax	--	--
Net Income	3,092,655	4,612,954

Six Months Ended June 30, 2007 Compared with Six Months Ended June 30, 2006

Net sales revenue was $69,165,787 for the six months ended June 30, 2007, an increase of $20,791,149 or 42.98% from $48,374,638 for the six months ended June 30, 2006. This is primarily due to the increase of our processing volume from 168,000 tons to 196,900 tons and the resultant increase in sales volume.

Cost of sales rose to $63,548,512 for the six months ended June 30, 2007, an increase of $18,859,029 or 42.2% from $44,689,483 for the six months ended June 30, 2006. The costs increase is in tandem with the increase in our production volume and sales.

Gross profit was $5,617,295 for the six months ended June 30, 2007, an increase of $1,932,120 or 52.42% from $3,685,155 for the six months ended June 30, 2006. Gross profit margin was 8.1% for the six months ended June 30, 2007compared to 7.6% for the same period last year. This is due to better production efficiency and greater economies of scale. We anticipate that the gross margin will be between 10% to 11% in the years to come as we begin the sale of new deep-processed and refined products, which carry higher profit margins.

Selling expenses were $68,893 for the six months ended June 30, 2007, an increase of $42,604 or 162% from $26,289 for the six months ended June 30, 2006. We have incurred significant expenses in launching our new “deep-processed” and refined products and anticipate more such expenses as we continue to develop this new market segment.

General and administrative expenses were $791,983 for the six months ended June 30, 2007, an increase of $340,526 or 75.43% from $451,457 for the six months ended June 30, 2006. The increase was due to our efforts in expanding and restructuring management to meet the requirements of an expanding enterprise. We will continue to make considerable investment in reinforcing our reporting, compliance, internal controls and corporate governance and anticipate that these expenses will grow significantly.

Income from continuing operations was $4,756,399 for the six months ended June 30, 2007, an increase of $1,548,990 or 48.29% from $3,207,409 for the six months ended June 30, 2006. Our operating margins increased from 6.6%for the six months ended June 30, 2006 to 6.9% for the six months ended June 30, 2007. This shows an improvement in our operation efficiency. We estimate that our operating margins will be 8-9% in years to come.

Our interest expenses were $194,622 for the six months ended June 30, 2007, an increase of $79,868 or 69.6% from $114,754 for the six months ended June 30, 2006. The increase is a direct result of an increase in our short-term borrowings because we had a higher demand on working capital to finance our production growth. We anticipate that we will have greater interest expenses as we continue to grow and expand at a projected growth rate of approximately 47% for the next five years.

Other income was $51,777 for the six months ended June 30, 2007 compared to $0 for the same period last year. Other income comprised proceeds from selling production by-products, penalty income and insurance compensation and it is one-off in nature.

Since we enjoy a tax-exempt status as a Key Leading Enterprise of the Industrialization of Agriculture Industry, we do not expect to have any income tax expenses in the foreseeable future. Accordingly, our net income equals to income before taxes.

Net income was $4,612,954 for the six months ended June 30, 2007, an increase of $1,520,299 or 49.16% from $3,092,655 for the six months ended June 30, 2006. Net profit margin was 6.7% for the six months ended June 30, 2007 compared to 6.4% for the same period in 2006 due to greater operation efficiency and economies of scale.
The following table shows the operating results of Yanglin for the fiscal years ended June 30, 2002, 2003, 2004, 2005 and 2006.

Consolidated Statement of Operations	Fiscal Year ended December 31, 2002 ($)	Fiscal Year ended December 31, 2003 ($)	Fiscal Year ended December 31, 2004 ($)	Fiscal Year ended December 31, 2005 ($)	Fiscal Year ended December 31, 2006 ($)
	(unaudited)	(unaudited)	(audited)	(audited)	(audited)
Sales Revenue (net of discounts, returns and allowances)	23,719,001	20,077,560	26,282,326	38,395,505	88,078,494
Cost of sales	(22,283,461)	(19,144,441)	(24,530,235)	(35,100,122)	(79,809,352)
Gross Profit	1,435,540	933,119	1,752,091	3,295,383	8,269,142
Selling expenses	(208,701)	(42,035)	(54,553)	(43,094)	(51,135)
General and administrative expenses	(444,581)	(702,247)	(778,104)	(1,103,013)	(1,140,856)
Income from continuing operations	782,258	188,836	919,434	2,149,276	7,077,151
Interest income, net	(417,943)	(73,762)	(100,455)	(150,370)	(218,755)
Other income	31,658	32,146	132,579	10,580	-
Other expense	(151,349)	(24,087)	(29,341)	(8,411)	(2,506)
Income before taxation	244,624	123,133	922,217	2,001,075	6,855,890
Income tax	-	-	-	-	-
Net Income	244,624	123,133	922,217	2,001,075	6,855,890

Fiscal Year Ended December 31, 2006 and Fiscal Year Ended December 31, 2005

Net Sales

Net sales were $88,078,494 for the fiscal year ended December 31, 2006, an increase of $49,682,989 or 129.4%, compared to $38,395,505 for the fiscal year ended December 31, 2005. The increase in net sales is primarily attributable to the significant increase in our soybean processing volume and product sales volume from Factory No. 3.

In fiscal 2006, we processed over 300,000 tons of soybeans and produced about 245,000 tons of soy meal and 88,000 tons of soy oil, compared to 100,000 tons of soy meal and 36,000 tons of soy oil respectively for the previous year. The marketplace easily absorbed the increase in our product volume. This is due in part to the fact that the PRC does not produce enough soybeans or soybean products for its use and also from the expansion of our sales network and reorganization of our sales channels, involving regional sales agents. The following table summarizes average selling prices, sales volumes, production capacities and capacity utilization ratios for the fiscal years ended December 31, 2006, 2005, and 2004.

Product	Fiscal 2006	Fiscal 2005	Fiscal 2004
Soy Meal
Capacity Utilization (%)	59%	58%	36%
Volume (ton)	245,948	101,685	63,694
Average Selling Price ($ per ton)	239	257	274
Soy Oil
Capacity Utlization (%)	58%	58%	35%
Volume (ton)	51,078	21,131	12,852
Average Selling Price ($ per ton)	574	566	670

We expect that net sales for fiscal 2007 to be approximately $136 million because our total processing capacity would be about 400,000 tons, a 33% growth from 300,000 tons. We will also be selling several new products with higher profit margins in the last quarter of fiscal 2007.

Cost of Goods

The soybean industry is a stable traditional business, with a steady profit margin and cost structure. Our cost of goods rose to $79,809,352 for the fiscal year ended December 31, 2006, an increase of $44,709,230 or 127.4% from $35,100,122 for the fiscal year ended December 31, 2005. Although our production volume more than doubled, the ratio of cost as a percentage to net sales value fell to 90.6% from 91.4%, due to improvements in production and operation efficiency and economies of scale.

Cost of goods generally consists of four major parts: raw materials, labor, production overhead and manufacturing related depreciation. Raw material cost makes up over 94% of total cost of sales.

Soybeans are the only major raw material used in our production, so the fluctuation in its price will have a material impact on our cost. Labor cost is relatively low and only makes up 0.3% of the total costs of sales. Production overhead makes up 3.8% of the total costs of sales. It includes auxiliary materials, utility expenses, machinery maintenance costs, inspection costs, shipping and handling costs, and other fixed costs. Depreciation costs are applied to manufacturing facilities and equipment, such as the production line, steam generator, factory buildings, etc.

We estimate that the ratio of cost of sales as a percentage of net sales will remain at around 90% for the next five years.

Our suppliers comprise mainly individual farmers and some crop traders. We purchase all raw materials from suppliers in the PRC, and have established and maintained good relationships with them. The following chart shows the list of top 10 suppliers in fiscal 2006.

Supplier	Amount purchased (in RMB)	Amount purchased ($)	Percentage of Total Purchases (%)
Mei Fangtao	29,697,617.80	3,949,151.30	5
Wang Li	22,315,170.20	2,967,442.85	4
Baoqing county North warehouse	21,101,278.40	2,806,021.06	3
Li Hemiao	18,199,933.75	2,420,203.96	3
Yan Wei	15,818,788.20	2,103,562.26	3
Li Yajun	13,212,238.52	1,756,946.61	2
Shen Liqiu	10,858,177.10	1,443,906.53	2
Wang Jihua	9,062,399.38	1,205,106.30	1
Duan Xufeng	8,301,171.90	1,103,879.24	1
Biao Chaoli	8,237,916.50	1,095,467.62	1

Based on an exchange rate of $1 = RMB 7.52 as quoted on www.xe.com on October 9, 2007.

Our top ten suppliers together only provide an aggregate of 25% of our total supply of soybeans and our biggest supplier only supplies 5% of our total supply. This decentralization of supply ensures that we can have an advantageous position in dealing with the suppliers, and that no threat of raising prices or cutting supply by any single supplier may seriously affect our operations. This situation is expected to continue in the foreseeable future.

To ensure a stable supply of soybeans, we have made a very unique arrangement. We supply “Yanglin” soybean seeds through our affiliate, Heilongjiang Yanglin Group Seed Co., Ltd, which has more than 10 years of cumulative experience in developing high quality soybean seeds, to our suppliers/farmers. The seeds have a higher oil content than other seeds (see “The Supplier of “Yanglin” Soybean Seeds” above). The soybean seeds are sold to the farmers at a relatively low price on credit terms. In exchange, the farmers will sell us the soybeans at harvest time.

We typically enter into one-year supply contracts with the farmers. To incentivize farmers to purchase “Yanglin” soybean seeds, cultivate and plant them and then sell the soybeans to us. We have agreed to pay 0.02 RMB (or $0.0026) above the then current market rate per kilogram for the soybeans. This premium above market price does not apply to soybeans grown from “non-Yanglin soybean seeds”. We pay our suppliers cash upon delivery of the soybeans. Thus we are able to maintain a very good relationship with our suppliers/farmers, and they are more than willing to sell soybeans to us.

Apart from maintaining a good relationship with our suppliers, we also have the suppliers ship us the soybeans using their own trucks, thus saving us transportation and handling costs. We also purchase our soybeans in bulk and have built an enormous storage capacity so that we can buy as much soybeans as possible during harvest time in October when the soybeans are abundant and prices are the lowest.

Gross Profit

Gross profit was $8,269,142 for the fiscal year ended December 31, 2006, an increase of $4,973,759 or 151% from $3,295,383 for the fiscal year ended December 31, 2005. The main reasons for this increase is the significant growth of production and sales volume, due to the addition of 100,000 tons of soybean processing capacity from Factory No. 3 and a hike in sales as a result of the efforts of reorganizing our sales network.

Gross profit margin rose from 7.9% for the fiscal year ended December 31, 2005 to 9.4% for the fiscal year ended December 31, 2006. We managed to successfully raise our production efficiency from our accumulated wealth of operational experience and lock in our purchase cost of soybeans, our most important single raw material, with the means described in the sub-section “Cost of Goods” above.

We expect the gross profit margin will rise gradually and slightly in the future, from further improvements to our production efficiency and our efforts to buffer the effect of the fluctuating soybean prices.

Another important factor that may drive our gross profit margins up is our plan to manufacture deep-processed and refined products, which have higher profit margins. For example, the gross profit margin of squeezed oil, a kind of salad oil, will be about 20%, compared to about 10% for soy meal and soy oil, our current products.

Selling Expenses
Selling expenses, which principally include business development expenses, expenses of building a sales network, sales-related staff salaries and welfare expenses, and travel expenses, were $51,135 in for the fiscal year ended December 31 2006, an increase of 18.7% or $8,041 compared to $43,094 for the fiscal year ended December 31, 2005.

As a percentage of net sales, selling expenses were at 0.06% for the fiscal year ended December 31, 2006 compared to 0.11% for the fiscal year ended December 31, 2005.

Our customers mainly comprise distributors of soybean oil and other soybean products, as well as soybean food product and animal feed manufacturers. Because we do not sell directly to the retail consumer, we do not have to spend large amounts of money on promotions and advertisements. We maintain a lean sales network with only a few of our own sales persons and offices. We are able to utilize the financial and human resources of our distributors, especially our regional general agents.

We expect that selling expenses will increase materially in fiscal 2007 when we launch our new “deep-processed” and refined products. We shall be incurring significant expenses to compete in a new market segment, develop new customers, expand our sales network, and in promotion and advertising.

General and Administrative Expenses

General and administrative expenses were $1,140,856 for the fiscal year ended December 31, 2006, a small increase of $37,843 or 3.4% from $1,103,013 for the fiscal year ended December 31, 2005.

As a percentage of net sales, general and administrative expenses dropped to 1.3% for fiscal year ended December 31, 2006 from 2.9% for the fiscal year ended December 31, 2005.

The decrease was primarily due to the fairly fixed nature of many of our expenses like the depreciation of our office buildings and equipment, office expenses, supplies, administrative salaries, insurance, and utilities and an increase in our sales. We were also able to take advantage of economies of scale and improved operation efficiency.

We anticipate that general and administrative expenses will increase in the foreseeable future as we will be launching our new “deep-processed” and refined products and expanding the size of our company. We will also invest heavily in restructuring and in management. In addition, there will be increased costs in reporting, compliance, internal controls and corporate governance as a U.S. reporting company.

Income from Continuing Operations

Income from continuing operations was $7,077,151 for the fiscal year ended December 31, 2006, an increase of $4,927,875 or 229.28% from $2,149,276 for the fiscal year ended December 31, 2005. This is attributable to the huge increase in sales.

Operating margin was 8.0% for the fiscal year ended December 31, 2006 compared to 4.9% for the fiscal year ended December 31, 2005, primarily due to improvements in our operational efficiency and economies of sale. We expect to see a slight increase in our operating margins as we continue to improve our operational efficiencies.

Interest Expense

Net interest expense was $218,755 for the fiscal year ended December 31, 2006, an increase of $68,385 or 45.5% from $150,370 for the fiscal year ended December 31, 2005. As a percentage of net sales, net interest expense decreased to 0.25% for the fiscal year ended December 31, 2006 from 0.39% for the same period in 2005. The increase in absolute amount is largely due to the higher demand for working capital to be used for items like raw materials and salaries due to the large increase in our production volume. This requirement is satisfied with a short term bank loan. Accordingly, this has resulted in an increase in interest expenses. We anticipate that such expenses will grow in tandem with our anticipated increase in production capacity and volume.

Other Income

Other income for the fiscal year ended December 31, 2006 was $0, while it was $10,580 for the fiscal year ended December 31, 2005 and comprised insurance compensation, sale proceeds of production by-products and penalty income.

Other Expense

Other expense was $2,506 in the fiscal year ended December 31, 2006, and $8,411 for the fiscal year ended December 31, 2005. These expenses were related to patronage expenses and donations.
Income tax

We are a company incorporated in the State of Nevada and Faith Winner (BVI) is incorporated under the laws of the British Virgin Islands.

We conduct all our operations under certain contractual arrangements with Yanglin, a PRC company (see “Contractual Arrangements between WFOE and Yanglin” above).
.
Although we are subject to United States taxation, we do not anticipate incurring significant United States income tax liability for the foreseeable future because:

•	we do not conduct any material business or maintain any branch office in the United States,

•	the earnings generated from our non-U.S. operating companies are generally eligible for a deferral from United States taxation until such earnings are repatriated to the United States, and

•
we believe that we will not generate any significant amount of income inclusions under the income imputation rules applicable to a United States company that owns "controlled foreign corporations" for United States federal income tax purposes.

Therefore, we have made no provision for U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses.

Yanglin, a PRC company is liable to pay income taxes in the PRC. PRC enterprise income tax is calculated based on taxable income determined under PRC accounting principles. In accordance with Income Tax Law applicable to domestic companies, we are generally subject to an enterprise income tax rate of 33% (30% state income taxes plus 3% local income taxes).

However, as Yanglin has been recognized as a Key Leading Enterprise in the Industrialization of Agriculture Industry by a collection of government agencies, including the National Committee of Reform and Development, the Department of Finance, the Department of Agriculture, and the Department of Commerce, we enjoy a complete exemption from income taxes. Our status is reviewed each two years. We are confident that will continue to enjoy this status due to our size of operations and status in this industry,

Net Income
Net income was $6,855,890 for the fiscal year ended December 31, 2006, an increase of $4,854,815 or 242.6% from $2,001,075 for fiscal year ended December 31, 2005. The increase is primarily due to:

•	substantial revenue increase brought about by the growth in our production volume from Factory No. 3 and consequent sales;
•	raised gross profit margin as a result of the increase in our production efficiency; and
•	greater economies of scale

Foreign Currency Translation Adjustments

  During the fiscal year ended December 31, 2006, the Renminbi rose steadily against the US dollar. As a result of the appreciation of the Renminbi, we recognized a foreign currency translation gain of $673,971. Given the uncertainty of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations or financial conditions, but the fluctuation of the Renminbi may materially and adversely affect your investment if the current trend of appreciation of Renminbi is reversed.

Almost all of our revenue and expenses in fiscal 2006 were denominated in Renminbi. The income statement accounts were translated at the yearly average exchange rate of $1 to 7.98189 RMB and the balance sheet items except the equity accounts were translated at the year end rate of $1 to 7.8175 RMB. The equity accounts were stated at their historical rate when corresponding transactions happened.

Fiscal Year Ended December 31, 2005 and Fiscal Year Ended December 31, 2004

Net Sales

Net sales were $38,395,505 for the fiscal year ended December 31, 2005, an increase of $12,113,179 or 46.1%, compared to $26,282,326 for the fiscal year ended December 31, 2004. The increase in net sales is mainly due to a 58% growth in our processing capacity.

In fiscal year 2005, we processed over 127,000 tons of soybean, produced nearly 100,000 tons of soy meal and about 21,000 tons of soy oil. By comparison, in fiscal year 2004, we processed over 80,000 tons of soybeans and produced about 64,000 tons of soy meal and 13,000 tons of soy oil.

All our products have been sold out due to the fact that the overall demand for soybean products exceeds supply in the PRC. The following table summarizes average selling prices, sales volumes and capacity utilization ratios for the years fiscal years ended December 31, 2005 and 2004.

Product	Fiscal 2005	Fiscal 2004
Soy Meal
Capacity Utilization (%)	58%	36%
Volume (ton)	101,685	63,694
Average Selling Price ($ per ton)	257	274
Soy Oil
Capacity Utlization (%)	58%	35%
Volume (ton)	21,131	12,852
Average Selling Price ($ per ton)	566	670

Cost of Goods

The soybean industry is a stable traditional business, with a steady profit margin and cost structure. Our cost of goods rose to $35,100,122 for the fiscal year ended December 31, 2005, an increase of $10,569,887 or 43% from $24,530,235 for the fiscal year ended December 31, 2004. The ratio of cost as a percentage to net sales value fell to 91.4% from 93.3%, due to improvements in production and operation efficiency and economies of scale.

Cost of goods generally consists of four major parts: raw materials, labor, production overhead and manufacturing related depreciation. Raw material cost makes up over 94% of total cost of sales.

Soybeans are the only major raw material used in our production, so the fluctuation in its price will have a material impact on our cost. Labor cost is relatively low and only makes up 0.3% of the total costs of sales. Production overhead makes up 3.8% of the total costs of sales. It includes auxiliary materials, utility expenses, machinery maintenance costs, inspection costs and other fixed costs. Depreciation costs are applied to manufacturing facilities and equipment, such as the production line, steam generator, factory buildings, etc.

Our suppliers comprise mainly individual farmers and some crop traders. We purchase all raw materials from suppliers in the PRC, and have established and maintained good relationships with them. The following chart shows the list of top 10 suppliers in fiscal year 2005.

Supplier	Amount purchased (in RMB)	Amount purchased (in US$)	Percentage of Total Purchases (%)
Wang Li	10,985,178.22	1,460,794.98	4.2
Shen Liqiu	7,783,258.99	1,035,007.84	2.9
Tang Lijun	7,187,411.33	955,772.78	2.7
Yan Wei	6,992,584.11	929,864.91	2.6
Mei Fangtao	6,018,743.20	800,364.79	2.3
Guo Hongjun	5,041,095.22	670,358.41	1.9
Liu Baifeng	3,989,715.25	530,547.24	1.5
Li Zhijun	3,489,258.11	463,997.09	1.3
Feng Wei	3,112,485.78	413,894.39	1.2
Li Hemiao	3,014,285.12	400,835.79	1.1

Based on an exchange rate of 1US$ = 7.62 RMB as quoted on www.xe.com on October 9, 2007.

Our top ten suppliers together only provide an aggregate of 21.8% of our total supply of soybeans and our biggest supplier only supplies 4.2% of our total supply. This decentralization of supply ensures that we can have an advantageous position in dealing with the suppliers, and that no threat of raising prices or cutting supply by any single supplier may seriously affect our operations.

Gross Profit

Gross profit was $3,295,383 for the fiscal year ended December 31, 2005, an increase of $1,543,292 or 88% from $1,752,091 for the fiscal year ended December 31, 2004. The main reasons for this increase are an improvement in operational efficiency and the significant growth of production and sales volume.

Gross profit margin rose from 5.8% for the fiscal year ended December 31, 2004 to 7.9% in the fiscal year ended December 31, 2005. This was mainly because we managed to successfully raise our production efficiency from our accumulated wealth of operational experience and lock in our soybean costs, our most important single raw material (see “Cost of Goods” under Fiscal Year Ended December 31, 2006 and Fiscal Year Ended December 31, 2005).

Selling Expenses

Selling expenses, which principally include business development expenses, expenses of building a sales network, sales-related staff salaries and welfare expenses, and travel expenses, were $43,094 for the fiscal year ended December 31 2005, a decrease of 21% or $11,459 compared to $54,553 for the fiscal year ended December 31, 2004.

As a percentage of net sales, selling expenses were at 0.11% for the fiscal year ended December 31, 2005 compared to 0.21% for the fiscal year ended December 31, 2004.

Our customers mainly comprise distributors of soybean oil and other soybean products, as well as soybean food product and animal feed manufacturers. Because we do not sell directly to the retail consumers, we do not have to spend large amounts of money on promotion and advertisement. We maintain a lean sales network with only a few of our own sales persons and offices. We are able to utilize the financial and human resources of our distributors, especially our regional general agents.

General and Administrative Expenses
General and administrative expenses were $1,103,013 for the fiscal year ended December 31, 2005, an increase of $324,909 or 42% from $778,104 for the fiscal year ended December 31, 2004.

As a percentage of net sales, general and administrative expenses decreased slightly to 2.9% for the fiscal year ended December 31, 2005 from around 3.0% for the fiscal year ended December 31, 2004. The decrease was primarily due to the fairly fixed nature of many of our expenses like the depreciation of our office buildings and equipment, office expenses, supplies, administrative salaries, insurance, and utilities against our increased sales volume.

Income from Continuing Operations

Income from continuing operations was $2,149,276 for the fiscal year ended December 31, 2005, an increase of $1,229,842 or 133.76% from $919,434 for the fiscal year ended December 31, 2004. This is primarily attributable to the increase in our sales.

Operating margin increased from 2.6% for the fiscal year ended December 31, 2004 to 4.9% for the fiscal year ended December 31, 2005 due to an improvement in our operational efficiency and economies of scale.

Interest Expense

Net interest expense was $150,370 for the fiscal year ended December 31, 2005, an increase of $49,915 or about 49.7% from $100,455 for the fiscal year ended December 31, 2004. As a percentage of net sales, net interest expense was 0.39% for the fiscal year ended December 31, 2005, a slight increase from 0.38% for the same period in 2004. The increase in absolute amount is largely because of the higher demand for working capital to be used for raw materials and salaries as a result of our increased production capacity. This requirement is usually satisfied by taking a short term bank loan.

Other Income

Other income for the fiscal year ended December 31, 2005 was $10,580, which comprised insurance compensation, proceeds from selling production by-products and penalty income while other income was $132,579 for the fiscal year ended December 31, 2004 and also comprised insurance compensation, proceeds from selling production by-products and penalty income.

Other Expense

Other expense was $8,411 for the fiscal year ended December 31, 2005, and it was for patronage expenses. Other expense was $29,341 for the fiscal year ended December 31, 2004 and was related to patronage expenses, estovers and funds for infrastructure construction.

Income tax

We have made no provision for U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses for the same reasons listed under the sub-heading “Income tax”, Fiscal Year Ended December 31, 2005 and Fiscal Year Ended December 31, 2004 .

Net Income

Net income was $2,001,075 for the fiscal year ended December 31, 2005, an increase of $1,078,858 or 117% from $922,217 for fiscal year ended December 31, 2004. Net profit margin rose by 1.8% from 3.5% for the fiscal year 2004 to 5.3% for the fiscal year 2005. The increase is primarily due to material revenue increase brought about by the growth in our production and sales volume, raised gross profit margin as a result of the increase in our production efficiency and greater economies of scale.

Foreign Currency Translation Adjustments

During the fiscal year ended December 31, 2005, the Renminbi rose steadily against the US dollar. As a result of the appreciation of the Renminbi, we recognized a foreign currency translation gain of $396,124. Such gains amounted to $98,232 in fiscal year 2004. Given the uncertainty of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations or financial conditions, but the fluctuation of the Renminbi may materially and adversely affect your investment if the current trend of appreciation of Renminbi is reversed.

Almost all of our revenue and expenses in fiscal year 2005 were denominated in Renminbi. The income statement accounts were translated at the yearly average exchange rate of $1 to 8.20329 RMB and the balance sheet items except the equity accounts were translated at the year end rate of $1 to 8.07340 RMB. In 2004, the yearly average exchange rate was $1 to 8.28723 RMB and the year end rate was $1 to 8.28650 RMB. The equity accounts were stated at their historical rate when corresponding transactions happened.

Liquidity and Capital Resources

Generally, we finance our business with cash flow from operations and short-term bank loans and we use shareholders’ equity investment and retained earnings to meet capital expenditures.

Working capital mainly consists of raw materials purchases, salaries, production overhead (auxiliary materials, utilities, etc.) and finance expenses. Raw materials (soybean) purchases comprise the majority of our working capital.

Because we usually pay cash to our suppliers upon purchase of soybeans, there is a greater than normal need for cash around harvest season. Our pattern of operations is as follows: (i) we will keep a large cash reserve by early October, which is harvest time, and take short-term loans from banks at that time (ii) we will build up a substantial inventory of soybeans so that for the period till the end of the year and for the following half year, we will have sufficient raw materials to maintain smooth operations and convert finished products to cash, and (iii) we will repay the short-term loans that we had taken by end of June or July the following year.

Our working capital requirements may be influenced by quite a few factors, including the fluctuation of raw material prices, cash flow, competition, our relationships with suppliers or customers, the availability of credit facilities and financing alternatives, none of which can be predicted with high level of certainty.

Operating Activities

Fiscal Year Ended December 31, 2006 and Fiscal Year Ended December 31, 2005

Cash generated from operating activities for the fiscal year ended December 31, 2006 was $5,754,840, an increase of $3,518,175 or 157.3% from $2,236,665 for the fiscal year ended December 31, 2005.

This increase was principally attributable to net income of $6,855,890 for the fiscal year ended December 31, 2006, an increase of $4,854,815 or 242.6% growth from $2,001,075 for the fiscal year ended December 31, 2005. Also we had achieved $1,249.971 decrease in accounts and other receivables, which was achieved through better credit management and improved organization of sales network.

Our net income was partially offset by (i) a $1,987,421 increase in inventory due to an increase in demand for raw materials (soybeans) because of our increased production volume from Factory No. 3; (ii) a $1,879,686 decrease in accounts payables as a result of payment for constructing Factory No. 3 and purchase of new equipment for it. One important factor to be considered is that our sales are mostly made on cash basis, and customers usually pay in advance as in the form of large customer deposits.

Fiscal Year Ended December 31, 2005 and Fiscal Year Ended December 31, 2004

Cash generated from operating activities for the fiscal year ended December 31, 2005 was $2,236,665, a decrease of $2,343,587 or 51.2% from $4,580,252 the fiscal year ended December 31, 2004

The cash generated was mainly contributed by net income of $2,001,075 for the year, an increase of accounts and other payables of $2,320,830 (for the purchase of new equipment in fiscal 2005 and paid for substantially in arrears). This was offset by an increase of $766,733 in accounts and other receivables granted to our large regional distributors and a growth of $1,841,348 in inventory due to higher demand of raw materials created by larger production volume

Investing Activities

Fiscal Year Ended December 31, 2006 and Fiscal Year Ended December 31, 2005

Net cash used in investing activities for the fiscal year ended December 31, 2006 was $7,984,748, a decrease of $1,652,489 or 17.1% from $9,637,237 for the fiscal year ended December 31, 2005. This cash was primarily spent on Factory No. 3 and buying equipment and machinery.

We satisfied this cash expenditure with cash reserves brought forward from fiscal 2005 and cash generated from fiscal 2006 operations.

Fiscal Year Ended December 31, 2005 and Fiscal Year Ended December 31, 2004

Net cash used in investing activities for the fiscal year ended December 31, 2005 was $9,637,237, an increase of $8,542,940 or 780.7 % from $1,094,297 for the fiscal year ended December 31, 2004. The building of Factory No. 3 and buying equipment and machinery were the main reasons of this investment.

We satisfied this cash expenditure with cash reserves brought forward from fiscal 2004 and cash generated from fiscal 2005 operations.

Financing Activities

Recent Events

On October 3, 2007, we completed, at a price of $2.15 per share, a private placement of 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share and attached warrants to purchase Common Stock. We received gross proceeds of $21.5 million from that offering.

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement”.

Fiscal Year Ended December 31, 2006 and Fiscal Year Ended December 31, 2005

Net cash provided by financing activities was $2,202,316 for the fiscal year ended December 31, 2006, an increase of $442,626 or 25.2% compared to $1,759,690 for the fiscal year ended December 31, 2005. This is a bigger short-term bank loan used to satisfy our working capital needs. The increase was caused by a higher demand on working capital, especially for purchasing of raw materials, due to increased production capacity.

Fiscal Year Ended December 31, 2005 and Fiscal Year Ended December 31, 2004

Net cash provided by financing activities was $1,759,690 for the fiscal year ended December 31, 2005 compared to ($14,848) for the fiscal year ended December 31, 2004. The negative figure in fiscal 2004 was for a net repayment of a bank loan. The increase was caused by higher demand for working capital, especially for purchasing raw materials due to our increased production capacity.

Loans

The balance of short-term bank loans was $6.5 million at the end of fiscal year 2006, compared to $4.3 million at the end of fiscal year 2005. This increase was due to the huge increase in demand for raw materials caused by the significant growth of processing volume from about 130,000 tons to over 300,000 tons.

The balance of our long-term bank loan was about $460,000 at the end of fiscal 2006.

Currently we have a credit line of up to RMB100 million, or about USD13.23 million using current exchange rate of 1USD to 7.56RMB, based on our credit rank AAA granted by Agricultural Development Bank. We believe that this would be sufficient for our working capital needs.

Future Cash Commitments

We have made ambitious capital investment plans for six new projects between fiscal 2007 and fiscal 2008, estimated at a total value of over $20.4 million. This demand for investment capital will be mainly met with the proceeds from our first equity offering, and partly with our cash reserves of about $2.4 million.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 1 to our consolidated financial statements, "Summary of Significant Accounting Policies and Organization". We believe that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations:

Method of Accounting

We maintain our general ledger and journals with the accrual method accounting for financial reporting purposes. Accounting policies adopted by us conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Economic and political risks

Our operations are conducted in the PRC. Accordingly, our business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Our operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Our results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, and the seller’s price to the buyer is fixed or determinable

Land use rights

Land use rights are stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method. Estimated useful lives are arranging from 20 to 50 years.

Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	15-35 years
Machinery and equipment	10 years
Office equipment	6-10 years
Motor vehicles	6-8 years
Other assets	6-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

Inventories

Inventories consisting of finished goods, materials on hand, packaging materials and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Cash and cash equivalents

We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. We maintain bank accounts only in the PRC. We do not maintain any bank account in the United States of America.

PROPERTIES

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants or allocates landholders a “land use right. There are four methods to acquire land use rights:

•	grant of the right to use land;
•	assignment of the right to use land;
•	lease of the right to use land; and
•	allocated land use rights

In comparison with Western common law concepts, granted land use rights are similar to life estates and allocated land use rights are in some way similar to leaseholds.

Granted land use rights are provided by the government in exchange for a grant fee, and carry the rights to pledge, mortgage, lease, and transfer within the term of the grant. Land is granted for a fixed term - generally 70 years for residential use, 50 years for industrial use, and 40 years for commercial and other use. The term is renewable in theory. Unlike the usual case in Western nations, granted land must be used for the specific purpose for which it was granted.

Allocated land use rights are generally provided by the government for an indefinite period (usually to state-owned entities) and cannot be pledged, mortgaged, leased, or transferred by the user. Furthermore, allocated land can be reclaimed by the government at any time. Allocated land use rights may be converted into granted land use rights upon the payment of a grant fee to the government.

Yanglin has the following granted land use right:

Location	Area (square meters)	Construction on Land	Term and Expiration	Certificate No.
Fuli Town Nongfeng Community	45596	Factory No. 3	October 9, 2005 - September 5, 2055	JifuGuoYong(2005) No. 178

Pursuant to Transfer Agreement of State-owned Land Use Right (No. 05002) which was signed between Yanglin and the Jixian County Land and Resources Bureau, the term of the land use right shall be 50 years. Yanglin paid RMB 8,161,684 (approximately $1,075,320.69) for the land use rights.

In addition to the abovementioned land use rights, Yanglin has the following leased land use right:

Lessor	Location	Area (square meters)	Rental Fee (RMB)	Construction on Land	Term and Expiration
Jixian Industrial Company	Jixian County Hedong District	27,000	8,900,567	Workshop, warehouse	December 4, 1999 - December 4, 2049

Wansheng Village Commission	Wansheng Village Oil Pump Station West, Daiban Dong Qiang	3,844.6	100,000	Warehouse	October 19, 2003 - October 18, 2053

Mr.Liu Fengyu	Jian San Jiang Administration Daxing Farm 24 Group Nan.	100 acres	1,100,000	Farmland	January 1, 2005 - December 31, 2026

Wansheng Village Commission	From Hatong Road Bei Wansheng Village XinJian Muye to Yanglin Wansheng Food Collection Station	30,887.41	99,62.20	Warehouse	April 1, 2004 - December 31, 2028

We have embarked on the process to convert the allotted land use rights for Factory No. 1, Factory No. 2, Wansheng Village and Jiansan Farm into granted land use rights. The conversion will involve a payment of a “transfer fee” to the Jixian County Land Bureau.
Yanglin also owns the following buildings, comprising Factory No. 3:

Location	Area (square meters)	Nature of building	Function	Certificate

Bei No.4, Nongfeng Village (Factory No. 3)	1658.46	Private Asset	Office, Boiler room, and garage	Ji Fang Quan Zheng Fanrong Zi No. 00033652

Bei No.4, Nongfeng Village ( Factory No. 3)	9224.93	Joint Stock House Asset	Workshop	Ji Fang Quan Zheng Fanrong Zi No. 00036015

Factory No. 3	1401.47	Private Asset	Boiler room	Ji Fang Quan Zheng Fanrong Zi No. 00033653

Hedong 51A (Factory No. 1)	5772	Allotted state-owned houses	Office, electricity distribution room, workshop, storage room.	Ji Fang Quan Zheng Shagang Zi No. 000278

SECURITY OWNERS OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

            The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the closing of the Share Exchange Agreement and the Series A Convertible Preferred Stock Purchase Agreement by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our chief executive officer and our top three most highly compensated officers and (iv) all executive officers and directors as a group as of October 3 2007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)			Percentage of Class (1)
	Series A	Series B	Common Stock
Owner of More than 5% of Class

Vision Opportunity Master Fund Ltd 20 West 55th Street, 5th Floor, New York, NY 10019-5373	3,720,930			37.2%

Sansar Capital Special Opportunity Master Fund, LP (Cayman Master) Walkers SPV Ltd. Walkers House Mary Street 908GT Georgetown, Grand Cayman Cayman Islands	2,767,442			27.7%

Vicis Capital Master Fund 126 East 56th Streey, 7th Floor, New York, NY 10019-5373	2,093,023			20.9%

Vision Opportunity Master Fund Ltd 20 West 55th Street, 5th Floor, New York, NY 10019-5373 (2)		3,382,664		43.4%

Sansar Capital Special Opportunity Master Fund, LP (Cayman Master) Walkers SPV Ltd. Walkers House Mary Street 908GT Georgetown, Grand Cayman Cayman Islands (2)		2,515,856		32.3%

Vicis Capital Master Fund 126 East 56th Streey, 7th Floor, New York, NY 10019-5373 (2)		1,902,748		24.4%

Vision Opportunity Master Fund Ltd 20 West 55th Street, 5th Floor, New York, NY 10019-5373 (7)			18,283,985 (3)	47.8%

Sansar Capital Special Opportunity Master Fund, LP (Cayman Master) (7)			13,208,245 (3)	39.8%

Vicis Capital Master Fund 126 East 56th Streey, 7th Floor, New York, NY 10019-5373 (7)	9,989,429 (3)	33.3%

Winner State Investments Limited No. 99, Fanrong Street, Jixian Town, Heilongjiang, the People’s Republic of China.	18,200,000 (4) (5)	91.0%

Directors and Executive Officers
Shulin Liu 99 Fanrong Street, Jixian County, Heilongjiang Province, People’s Republic of China 155900	9,100,000 (5)	45.5%

Glenn A. Little (6) 211 West Wall, Midland, TX 79701	399,000	2.0%

All Directors and Executive Officers	9,499,000	47.5%

(1)
In determining beneficial ownership of our preferred stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of warrants or options which may be acquired within 60 days. In determining the percent of preferred stock owned by a person or entity on October 3, 2007, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of warrants or options, and (b) the denominator is the sum of (i) the total shares of that class outstanding on October 3, 2007, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the warrants and option. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

In addition, in determining the percent of common stock owned by a person or entity on October 3, 2007, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on October 3, 2007, (20,000,000 shares of Common Stock)and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(2)
On October 3, 2007, we entered and consummated a Series A Preferred Agreement for the sale of a total of 10,000,000 shares of our newly designated Series A Preferred Shares. Pursuant to the Series A Preferred Agreement, each purchaser who purchases not less than $4 million worth of Series A Preferred Shares shall also be issued a Series J Warrant, to purchase such number of our newly designated Series B Preferred Shares, equal to the Purchase Price (as defined in the Series A Preferred Agreement) paid by such purchaser pursuant to this Agreement divided by $2.37 or, if the Purchase Price is reduced pursuant to Section 1.6 of the Agreement, 110% of the adjusted per share Purchase Price. Vision Opportunity Master Fund Ltd, Sansar Capital and Vicis Master Fund have exceeded this threshold and have been granted a Series J Warrant to purchase 3,382,664, 2,515,856 and 1,902,748 shares of our Series B Preferred Shares respectively.

(3)
Each Series A Preferred Share is convertible, at the option of the holder, into one share of our Common Stock. Accordingly, in total, the Series A Preferred Shares are convertible into 10,000,000 shares of our Common Stock.

Pursuant to the Series A Preferred Agreement, the Purchasers shall also be issued (i) Series A Warrants to purchase the number of shares of our Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares purchased by each Purchaser and (ii) Series B Warrants to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares purchased by each Purchaser.

Also, each Purchaser who purchases not less than $4 million worth of Series A Preferred shall also be issued (i) a Series J Warrant, to purchase such number of our newly designated Series B Preferred Shares, par value $0.001 per share, (ii) a Series C Warrant to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the number of Series B Preferred Shares purchased by such Purchaser pursuant to the Series J Warrant, and (z) a Series D Warrant to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of Series B Preferred Shares purchased by such Purchasers pursuant to the Series J Warrant.

Pursuant to Section 3.27 of the Series A Preferred Agreement, at no time may a Purchaser of preferred shares convert their preferred shares into shares of our Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Purchaser at such time, the number of shares of Common Stock which would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Purchaser providing us with sixty-one (61) days notice that such Purchaser wishes to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the preferred shares referenced in the waiver notice.

(4)
On October 3, 2007, we acquired Faith Winner (BVI) in a share exchange transaction with Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang. Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang are collectively the owners of 100% of the Faith Shares.

In the Share Exchange, we received the Faith Shares from Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang and in exchange we issued and delivered to them 18,500,000 of our newly -issued shares of Common Stock. Winner State (BVI) received 18,200,000 shares of Common Stock.

(5)
Winner State (BVI) is jointly owned in equal shares by Mr. Shulin Liu, our Chief Executive Officer and his wife, Ms. Huanqin Ding. Accordingly, shares of Common Stock issued to Winner State (BVI) as a result of the consummation of the Share Exchange Agreement are beneficially attributed to Mr. Shulin Liu and Ms. Huanqin Ding based on their respective shareholder percentage ownership in Winner State (BVI) immediately prior to the Share Exchange. Mr Shulin Liu was appointed our director and Chief Executive Officer on October 3, 2007.

(6)	Mr. Glenn Little was appointed our President, Chief Executive Officer and Chief Financial Officer in February 2006. He resigned from these positions effective October 3, 2007 but remains our director.

(7)	As of October 3, 2007, below is a breakdown of the current holdings of:

Name	Amount and Nature of Beneficial Ownership
	Preferred Stock		Common Stock	Warrants
	Series A	Series B		A	B	J	C	D
Vision Opportunity Master Fund Ltd	3,720,930	--	525,000	3,720,930	1,860,465	3,382,664	3,382,664	1,691,332
Sansar Capital Special Opportunity Master Fund, LP (Cayman Master)	2,767,442	--	--	2,767,442	1,383,721	2,515,856	2,515,856	1,257,928
Vicis Capital Master Fund	2,093,023	--	--	2,093,023	1,046,512	1,902,748	1,902,748	951,374

As of October 3, 2007, we had outstanding (i) 20,000,000 shares of Common Stock, (ii) 10,000,000 shares of Series A Preferred Shares, which were issued in a private placement to the Purchasers under the Series A Preferred Agreement, (iii) Series A Warrants to purchase an aggregate of 10,000,000 shares of Common Stock at $2.75 per share, (iv) Series B Warrants to purchase an aggregate of 5,000,000 shares of Common Stock at $3.50 per share, (v) Series J Warrants to purchase an aggregate of 7,801,268 shares of Series B Preferred Shares at $2.37 per share; (vi) Series C Warrants to purchase an aggregate of 7,801,268 shares of Common Stock at $3.03 per share, (vii) Series D Warrants to purchase an aggregate of 3,900,634 shares of Common Stock at $3.85 per share, (viii) Series E Warrants to purchase 1,000,000 shares of Common Stock issued to Kuhns Brothers, Inc. and its designees under the Kuhns Bros Engagement Agreement at $2.58 per share and (ix) Series F Warrants to purchase 500,000 shares of Common Stock issued to Mass Harmony Asset Management Limited pursuant to the Mass Harmony Financial Consulting Agreement at $3.01 per share.

Each of Series A, B, C, D, E and F Warrants have five year terms. Series J Warrants have an eighteen (18) month term. The Series C and D Warrants are only exercisable once the Series J Warrant is exercised.

For a description of the voting and other rights of the Series A Preferred, Series B Preferred, and our Common Sock, please see the discussion in Section 1.01 above.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

Our Directors and Executive Officers

In connection with our change of control described in Item 5.01 of this Current Report, we have appointed (i) Mr. Shulin Liu as our Chief Executive Officer and director and Mr. Shaocheng Xu as our Chief Financial Officer effective October 3, 2007 and (ii) Mr. Yang Miao and Mr. Zongtai Guo as our directors, which appointment will be effective on the tenth day after the mailing of an information statement on Schedule 14f-1 to our shareholders . Glenn A. Little resigned as our President, Chief Executive Officer and Chief Financial Officer effective as of October 3, 2007 and as our director effective the tenth day after the mailing of an information statement on Schedule 14f-1 to our shareholders.

Mr. Liu, Mr. Xu, Mr. Miao and Mr. Guo are residents of the PRC.  As a result, it may be difficult for investors to effect service of process within the United States upon him or to enforce court judgments obtained against him in the United States courts.

Directors and Executive Officers	Position/Title	Age

Shulin Liu	Chief Executive Officer/Director	44

Shaocheng Xu	Chief Financial Officer	33

Glenn A. Little	Director	54

Yang Miao	Director	36

Zongtai Guo	Director	50

The following is a summary of the biographical information of our directors and officers:

Shulin Liu, is founder, Chairman and Chief Executive Officer of Yanglin. Mr. Liu is involved in Yanglin’s overall management and is responsible for establishing strategic directions. Prior to establishing Yanglin, between 1980 and 1983, Mr. Liu worked as a government officer in Shuangyashan Jixian County, Fuli Town. Subsequently, Mr. Liu assumed the positions of supervisor at the Shuangyashan Jixian County Land Authority, supervisor of the Minerals Resources Management Station, and manager of Labor Service Company of Land Bureau of Jixian County from 1983-992. Between 1992 and 1996, Mr. Liu was appointed General Manger of Jixian Construction Material Food and Oil Trading Company. From 1996-2000, he was manager of Jinxian County Longfu Food & Oil Trade Co. Ltd., Xiwang Feed Company, Jixian County Tianlin Food & Oil Co. Ltd in Jixian County. In 2001, he jointly established Jixian County Golden Land Oil Company Limited with Ms. Huanqin Ding and Mr. Shulin Liu and has been the Chief Executive Officer, Chairman and a director since. Mr. Liu holds a Master degree in Enterprise Management from Heilongjiang University.

Shaocheng Xu, was appointed as Yanglin’s Chief Financial Officer in March 2007. Previously, he worked as the Internal Control Supervisor at Citigroup Asia Pacific Operations Center from July 2005 to August 2006. From September 2001 to August 2004, he was the corporate management coordinator for United Automotive Electronics Systems Co., Ltd. Mr. Xu received his Bachelor of Arts in English from Foreign Affairs College of China in 1997. He is currently studying for a Master of Accounting with the Shanghai University of Finance and Economics. Mr. Xu is also soon to be qualified as a Professional Accountant with the Association of Chartered Certified Accountants (ACCA) of the United Kingdom.

Yang Miao, joined Yanglin the Vice President and Secretary to the Board of Directors. Previously, he served as the managing director of Redwood Capital Inc. from September 2005 to July 2006, and the managing director of Yuehai Zhongcheng Mechanical and Electrical Equipment Company.  He worked for China National Overseas Engineering Corporation as expatriate an project manager from August 1995 to June 2002.

Zongtai Guo, joined Yanglin as its Vice President and Chief Operating Officer in 2006. Mr. Guo is responsible sales, operations and assists Mr. Shulin Liu, Yanglin’s President and Chief Executive Officer, in the strategic planning and the development of Yanglin. Prior to joining Yanglin, Mr. Guo was the Vice President of Qingdao Haoke Family Products Company between 2004 and 2005. From 2001 to 2003, he was an Assistant Manager at Heilongjiang Sanjiang Food Company. He also worked in Shanghai Yikun Food Company as its General Manager from 1999 to 2000. From 1994 to 1998, Mr. Guo also worked in various companies such as Hainan Longhua Company and China Xingnan Company and Heilongjiang Eight One Farm University as their Finance Manager. He graduated from Bayi Agriculture Development University of Heilongjiang Province, majoring degree in Enterprise Management and became a qualified accountant in the PRC in 1993.

Glenn A. Little, is a graduate of The University of Florida, Gainesville (Bachelor of Science in Business Administration) and the American Graduate School of International Management (Master of Business Administration
International Management) and has been the principal of Little and Company Investment Securities (LITCO), a Securities Broker/Dealer with offices in Midland, Texas since 1979. Before founding LITCO, Mr. Little was a stockbroker with Howard, Weil, Labouisse Friedrich in their New Orleans, Louisiana and Midland, Texas offices and also worked for First National Bank of Commerce in New Orleans, Louisiana. Mr. Little was appointed an Adjudicatory Official for the State Bar of Texas and
served in that capacity from 1997 through 2003.

All of our directors hold offices until our next annual meeting of the shareholders, and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past five years:

•	had any bankruptcy petition foiled by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,
•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacate

Directors and Executive Officers of Yanglin

Yanglin’s directors and executive officers are:

Directors and Executive	Position/Title	Age
Shulin Liu	Chief Executive Officer, Chairman and director	44
Huanqin Ding	Director	45
Yulin Liu	President and General Manager	51
Zongtai Guo	Vice President, Deputy General Manager and Chief Operating Officer	50
Shaocheng Xu	Chief Financial Officer	33
Shuhua Xia	Accounting Supervisor	56

Under Yanglin’s Articles of Association and PRC law, Yanglin’s board of directors consists of at least 3 directors appointed by the shareholders. The directors are elected and appointed by the shareholders for a term of 3 years and can be re-elected for consecutive terms.  The appointment and termination of the General Manager is determined by the board of directors.

The following is a summary of the biographical information of our directors and officers:

Shulin Liu, is Yanglin’s founder, Chairman and Chief Executive Officer. Mr. Liu is involved in Yanglin’s overall management and is responsible for establishing strategic directions. Prior to establishing Yanglin, between 1980 and 1983, Mr. Liu worked as a government officer in Shuangyashan Jixian County, Fuli Town. Subsequently, Mr. Liu assumed the positions of supervisor at the Shuangyashan Jixian County Land Authority, supervisor of the Minerals Resources Management Station, and manager of Labor Service Company of Land Bureau of Jixian County from 1983-992. Between 1992 and 1996, Mr. Liu was appointed General Manger of Jixian Construction Material Food and Oil Trading Company. From 1996-2000, he was manager of Jinxian County Longfu Food & Oil Trade Co. Ltd., Xiwang Feed Company, Jixian County Tianlin Food & Oil Co. Ltd in Jixian County. In 2001, he jointly established Jixian County Golden Land Oil Company Limited with Ms. Huanqin Ding and Mr. Shulin Liu has been the Chief Executive Officer, Chairman and a director since. Mr. Liu holds a Master degree in Enterprise Management from Heilongjiang University.

Huanqin Ding, was a cashier and accountant of Jixian County Non-Ferrous Company from 1979-1993. She became the finance manager of Jixian County Longfu Food & Oil Trade Company from 1993-2003. She jointly incorporated Jixian County Golden Land Oil Company Limited, now known as Yanglin, in 2001 and became director of Yanglin in 2003.

Yulin Liu, was appointed Yanglin’s President and General Manager in March 2007. He is responsible for Yanglin’s day-to-day operations. Mr. Liu has a strong background in financial management. He worked as chief internal auditor of the Central Bank of Ji Xian County between 1986 and 1989. He was the vice president of Industrial and Commercial Bank of China, Ji Xian County between 1989 and 2001. From January 2002 to May 2005, he was the President of Industrial and Commercial Bank of China, Jianshan Branch and from May 2005 to February 2007, he was President of Industrial and Commercial Bank of China, Dianchang Branch. Mr. Liu graduated from Harbin Senior Finance College, majoring in Finance.

Zongtai Guo, joined Yanglin as its Vice President and Chief Operating Officer in 2006. Mr. Guo is responsible sales, operations and assists Mr. Shulin Liu, Yanglin’s President and Chief Executive Officer, in the strategic planning and the development of Yanglin. Prior to joining Yanglin, Mr. Guo was the Vice President of Qingdao Haoke Family Products Company between 2004 and 2005. From 2001 to 2003, he was an Assistant Manager at Heilongjiang Sanjiang Food Company. He also worked in Shanghai Yikun Food Company as its General Manager from 1999 to 2000. From 1994 to 1998, Mr. Guo also worked in various companies such as Hainan Longhua Company and China Xingnan Company and Heilongjiang Eight One Farm University as their Finance Manager. He graduated from Bayi Agriculture Development University of Heilongjiang Province, majoring degree in Enterprise Management and became a qualified accountant in the PRC in 1993.

Shaocheng Xu, was appointed as Yanglin’s Chief Financial Officer in March 2007. Previously, he worked as the Internal Control Supervisor at Citigroup Asia Pacific Operations Center from July 2005 to August 2006. From September 2001 to August 2004, he was the corporate management coordinator for United Automotive Electronics Systems Co., Ltd. Mr. Xu received his Bachelor of Arts in English from Foreign Affairs College of China in 1997. He is currently studying for a Master of Accounting with the Shanghai University of Finance and Economics. Mr. Xu is also soon to be qualified as a Professional Accountant with the Association of Chartered Certified Accountants (ACCA) of the United Kingdom.

Shuhua Xia, joined Yanglin as Chief Accountant in 2003. Ms. Xia is primarily responsible for Yanglin’s accounting and financial operations as well as its reporting requirements. Prior to joining Yanglin, Ms. Xia was the Finance Manager of Jixian Drying Tobacco Leaf Factory from 1991-2002. She also held various positions in Jixian Steel and Iron Factory including Finance Manager from 1986 to 1990, and Finance Supervisor from 1970 to 1983. Between 1983 and 1986, Ms. Xia pursued and obtained a Junior College degree from Jiamusi Engineering College.

There are no family relationships among our directors or executive officers, except that Mr. Shulin Liu and Ms. Huanqin Ding are married.

There is no arrangement or understanding between or among our officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past five years:

•	had any bankruptcy petition foiled by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacate

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors currently acts as our audit committee.  Because we only recently consummated the Share Exchange Agreement and the Share Purchase Agreement, our board of directors is still in the process of finding an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act.

AUDIT COMMITTEE

We have not yet appointed an audit committee.  At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  We, however, recognize the importance of good corporate governance and intend to appoint an audit committee comprised entirely of independent directors, including at least one financial expert soon.

COMPENSATION COMMITTEE

We do not presently have a Compensation Committee. Our board of directors presently act as the Compensation Committee.

NOMINATING COMMITTEE

We do not presently have a Nominating Committee. Our board of directors presently act as the Nominating Committee.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our now ex-President, Chief Executive Officer and Chief Financial Officer, Mr. Glenn A. Little for the three years ended December 31, 2006, 2005 and 2004, respectively. No executive officer received compensation in excess of $100,000 for any of these three years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Glenn A. Little (President, Chief Executive Officer and Chief Financial Officer) (1)	2006 2005 2004	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

(1)	Mr. Little was appointed President, Chief Executive Officer and Chief Financial Officer in February 2006. He resigned from these positions effective October 3, 2007.

The following is a summary of the compensation paid by Yanglin to its president and Chief Executive Officer for the three years ended December 31, 2006, 2005 and 2004, respectively. No other executive officers of Yanglin received compensation in excess of $100,000 for any of these three years.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Shulin Liu (President and Chief Executive Officer )	2006 2005 2004	40,090 7,314 7,240	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

(1) The relevant exchange rates for financial years 2006, 2005 and 2004 are $1 to RMB 7.98189, RMB 8.20329 and RMB 8.28723 respectively.

Compensation Discussion & Analysis

Yanglin strives to provide its named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in-line with their roles and responsibilities when compared to peer companies of comparable size in the same or similar locality.

It is not uncommon for PRC private corporations in that locality to have base salaries as the sole and only form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and with consideration of the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. Such compensation program shall be comparative to our peers in the industry and aimed to retain and attract talented individuals.

We will also consider forming a Compensation Committee comprising predominantly of independent directors to oversee the compensation of our named executive officers.

Compensation of Directors.

We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of such compensation program will be negotiated with each such director.

The directors for Yanglin are not compensated for their services as directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2006, Glenn A. Little, our ex-President, Chief Executive Officer and Chief Financial Officer, loaned us $20,000. Mr. Little was concurrently elected our President, Chief Executive Officer, Chief Operating Officer, Chairman of the Board of Directors, and Secretary and Treasurer.

On June 30, 2006, we converted the outstanding note in the amount of $20,000 payable to Mr. Little, our then sole officer and director into 20,000,000 shares of restricted common stock. That conversion made Mr. Little our majority stockholder then.

Consulting Agreement

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” - “Consulting Agreement”, which is incorporated in its entirety.

Share Exchange Agreement

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” - “Share Exchange Agreement”, which is incorporated in its entirety.

Mass Harmony Financial Consulting Agreement

On November 2, 2006, Yanglin entered into a Financial Consulting Agreement (the “MHA Agreement”) with Mass Harmony Asset Management Limited (“MHA”). Pursuant to the MHA Agreement, Yanglin is to pay MHA an aggregate of RMB300,000 (approximately US$39,891), half of which is payable within five business days upon the execution of the MHA Agreement, and the balance is due within five business days after the closing of a reverse merger.

Additionally. MHA is also to receive 1% of the issued and outstanding common stock of the Company post-private placement (including the underlying common stock of the Series A Preferred Stock) and warrants to purchase common stock of the Company valued at 5% of the dollar amount of private placement at an exercise price of 140% of the Series A Preferred Stock price. i.e. 500,000 warrants.

The services MHA shall render, pursuant to the MHA Agreement includes initial due diligence on Yanglin, preparing Yanglin’s business plan and assisting in the corporate restructuring and financial documentation. Our incumbent director, Yang Miao is the Managing Director and a shareholder of MHA.

These and all other details of the MHA Agreement are set forth in the MHA Agreement attached to this report as exhibit 10.6. The terms of the warrant issued to MHA (the “Series F Warrant”) are set forth in the Series F Warrants attached to this report as exhibit 4.7.

Procedures for Approval of Related Party Transactions

Our policy is that our board of directors is charged with reviewing and approving all potential related party transactions.   All such related party transactions are then required to be reported under applicable SEC rules. Otherwise, we have not adopted procedures for review of, or standards for approval of, these transactions, but instead review such transactions on a case-by-case basis.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information

We received a listing on the Over the Counter Bulletin Board on November 16, 2006 and our symbol is "VCDV”. As of October 3, 2007 there were 278 shareholders of record holding 20,000,000 shares of Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.

There has never been any established public market for shares of our Common Stock.  The following table sets forth for the period indicated the prices of the Common Stock in the over-the-counter market, as reported and summarized by the OTC Bulletin Board. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

CALENDAR QUARTER ENDED	HIGH BID(S)	LOW BID(S)
March 31, 2007	0.30	0.25
June 30, 2007	0.30	0.15

Dividends

Our board of directors has not declared a dividend on our Common Stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow operations. We rely on dividends from Yanglin for our funds and PRC regulations may limit the amount of funds distributed to us from Yanglin, which will affect our ability to declare any dividends.

Securities authorized for issuance under equity compensation plans

As of the date of this report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, falls within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” and Item 3.02 - “Unregistered Sales of Equity Securities”.

The issuance of shares of common stock, Series A Preferred Shares and warrants under the Share Exchange Agreement , Series A Preferred Agreement, the Kuhns Agreement and the MHA Agreement was exempt from registration in reliance upon Regulation D and Section 4(2) of the Securities Act of 1933, as amended.  Each of the recipients of the Common Stock, Series A Preferred Shares and warrants has such knowledge and experience in financial and business matters that he/it is capable of evaluating the merits and risks of an investment in our securities under Rule 506 of Regulation D.

We have no obligation to register the shares issued in this transaction.  The securities issued in this transaction were issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act.

DESCRIPTION OF SECURITIES
The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to this Form 8K. The following discussion is qualified in its entirety by reference to such exhibits.
General

We are authorized to issue 10,000,000,000 shares of Common Stock, and 50,000,000 shares of preferred stock, $.001 par value (“Preferred Stock”).

Common Stock and Preferred Stock

We have 20,000,000 shares of Common Stock issued and outstanding and 10,000,000 shares of Preferred Stock issued and outstanding. Our Preferred stock comprises Series A convertible preferred stock and Series B convertible preferred stock, of which 50,000,000 shares have been authorized and 10,000,000 shares are issued and outstanding.

The following is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended and corrected, Certificate of Designations for our Series A and Series B convertible preferred stock, our By-laws and by the applicable provisions of Nevada law.

Common Stock

All shares of Common Stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The Common Stock is not redeemable and has no conversion or preemptive rights. The Common Stock currently outstanding is validly issued, fully paid and non-assessable. In the event we are liquidated, the holders of Common Stock will share equally in any balance of our assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of Common Stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the board of directors from funds legally available.

Preferred Stock and Warrants

For a more detailed description of our Preferred Stock and Warrants, please see the discussion in Section 1.01 of this Current Report. In addition to the 10,000,000,000 shares of Common Stock, we are authorized to issue 50,000,000 shares of Preferred Stock. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance any shares thereof.

The issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us herefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data for the six months ended June 30, 2007 and 2006 (unaudited) and each of the years in the five-year period ended December 31, 2006 and the consolidated balance sheet data as of June 30, 2007 and 2006 (unaudited) and year-end for each of the years in the five-year period ended December 31, 2006.

The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements, except for data for the periods ended as of June 30, 2007 and 2006, which are unaudited. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Consolidated Statement of Operations	Six Months ended June 30, 2007 ($)	Six Months ended June 30, 2006 ($)	Fiscal Year ended December 31, 2002 ($)	Fiscal Year ended December 31, 2003 ($)	Fiscal Year ended December 31, 2004 ($)	Fiscal Year ended December 31, 2005 ($)	Fiscal Year ended December 31, 2006 ($)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)	(audited)
Sales Revenue (net of discounts, returns and allowances)	69,165,787	48,374,638	23,719,001	20,077,560	26,282,326	38,395,505	88,078,494
Cost of sales	(63,548,512)	(44,689,483)	(22,283,461)	(19,144,441)	(24,530,235)	(35,100,122)	(79,809,352)
Gross Profit	5,617,275	3,685,155	1,435,540	933,119	1,752,091	3,295,383	8,269,142
Selling expenses	(68,893)	(26,289)	(208,701)	(42,035)	(54,553)	(43,094)	(51,135)
General and administrative expenses	(791,983)	(451,457)	(444,581)	(702,247)	(778,104)	(1,103,013)	(1,140,856)
Income from continuing operations	4,756,399	3,207,409	782,258	188,836	919,434	2,149,276	7,077,151
Interest income, net	(194,622)	(114,754)	(417,943)	(73,762)	(100,455)	(150,370)	(218,755)
Other income	51,177	-	31,658	32,146	132,579	10,580	-
Other expense			(151,349)	(24,087)	(29,341)	(8,411)	(2,506)
Income before taxation	4,612,954	3,092,655	244,624	123,133	922,217	2,001,075	6,855,890
Income tax	-	-	-	-	-	-	-
Net Income	4,612,954	3,092,655	244,624	123,133	922,217	2,001,075	6,855,890
Basic and diluted net income per common share	0.154	0.103	0.008	0.004	0.031	0.067	0.229

Consolidated Balance Sheets	Six Months ended June 30, 2006 ($)	Six Months ended June 30, 2007 ($)	Fiscal Year ended December 31, 2002 ($)	Fiscal Year ended December 31, 2003 ($)	Fiscal Year ended December 31, 2004 ($)	Fiscal Year ended December 31, 2005 ($)	Fiscal Year ended December 31, 2006 ($)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)	(audited)
Current Assets	8,494,000	13,301,306	12,900,581	12,343,642	13,214,839	10,450,920	11,292,395
Total Assets	25,224,265	37,495,884	20,163,338	19,204,789	20,510,395	27,215,513	35,266,088
Current Liabilities	5,533,375	8,040,819	7,396,300	6,339,685	6,402,055	10,756,703	11,089,537
Total Liabilities	5,798,814	8,505,180	7,396,300	6,339,685	6,722,681	11,030,600	11,551,314
Total Stockholders’ Equity	19,425,451	28,990,704	12,767,038	12,865,104	13,787,714	16,184,913	23,714,774

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

 Previous Independent Accountants.

On the October 1, 2007, we dismissed S.W. Hatfield, CPA as our independent accountant. The reports of S.W. Hatfield, CPA on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change independent accountants was approved by our Board of Directors on October 1, 2007.

During our two most recent fiscal years and through the date of this Current Report on Form 8-K, we have had no disagreements with S.W. Hatfield, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of S.W. Hatfield, CPA, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this Current Report on Form 8-K, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We have provided S.W. Hatfield, CPA with a copy of this disclosure before its filing with the SEC. We have requested the S.W. Hatfield, CPA furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 1, 2007 is filed as Exhibit 16.2 to this Current Report on Form 8-K.

New Independent Accountants.

Our Board of Directors appointed Samuel H. Wong & Co. LLP (“Samuel Wong”) as our new independent registered public accounting firm as of October 1, 2007. During the two most recent fiscal years and through the date of our engagement, we did not consult with Samuel Wong regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) reports, statements and other information as required under the Securities Exchange Act of 1934. These reports, statements and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room at 1-800-SEC-0330 .

The SEC maintains a web site (http//:www.sec.gov) that contains the registration statements, reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” for a description of the unregistered sales of equity securities pursuant to the Share Exchange Agreement and the Series A Preferred Agreement, which is incorporated in its entirety into this Item 3.02 of this Current Report.

Kuhns Brothers Engagement Agreement

On December 12, 2006, Yanglin entered into an engagement agreement with Kuhns Brothers, Inc. (“Kuhns Agreement”). Pursuant to the Kuhns Agreement, Kuhns Brothers, Inc. will be providing the following services:

1.	Financial Advisory Services;
2.	Merger and Acquisition Services; and
3.	Strategic Planning Services.

With respect to the Financial Advisory Services, Kuhns Brothers, Inc. will be paid the following:

a.	a non-refundable signing fee of $50,000,
b.	a non-refundable documentation fee of $35,000 payable upon the delivery of an executive summary and investor powerpoint presentation;
c.	a shell purchase fee of $120,000 payable upon the successful purchase of a public shell; and
d.
a financing fee equal to the following percentages of the total financing value - (i)10 % of any public equity offering and warrants to purchase the amount of common stock (with attached warrants) equal to 10% if such public equity offering and (ii) 10% of the value of warrants or subscription rights when exercised.

With respect to Merger and Acquisition Services, Kuhns Brothers, Inc. will be paid a fee of not less than 5% the equity of the “clean” shell company. For any other form of merger and acquisition, a fee equal to the “Lehman Formula” based on $5 million increments will be paid in the form of either cash or equity value of the organization being acquired.

With respect to the Strategic Planning Services, Kuhns Brothers, Inc. will be paid a non-refundable monthly retainer of $10,000 per month, payable in arrears, prior to closing of the financing and commencing from the closing of the financing, a monthly retainer of $10,000 a month, payable on the first of each month for 24 months.

The Kuhns Agreement also contemplates paying Kuhns Brothers, Inc. an amount equal to 1% of the total offering amount with respect to the reasonable expenses to be incurred by Kuhns Brothers, Inc. in relation to the financing and an initial retainer of $10,000 to Shipman & Goodwin, Kuhn Brothers, Inc.’s placement counsel.

These and all other details of the Kuhns Agreement are set forth in the Kuhns Agreement attached to this report as exhibit 10.5. The terms of the warrant issued to Kuhns Brothers, Inc. (the “Series E Warrant”) are set forth in the Series E Warrants attached to this report as exhibit 4.6.

Mass Harmony Financial Consulting Agreement

Pursuant to the MHA Agreement between Helongjiang Yanglin Soybean Group Co., Ltd. and MHA dated November 2, 2006, Yanglin is to pay MHA an aggregate of RMB300,000 (approximately US$39,891), half of which is payable within five business days upon the execution of the MHA Agreement, and the balance is due within five business days after the closing of a reverse merger.

MHA is also to receive 1% of the issued and outstanding common stock of the Company post-private placement (including the underlying common stock of the Series A Preferred Stock) and warrants to purchase common stock of the Company valued at 5% of the dollar amount of private placement at an exercise price of 140% of the Series A Preferred Stock price. i.e. 500,000 warrants.

The services MHA shall render, pursuant to the MHA Agreement includes initial due diligence on Yanglin, preparing Yanglin’s business plan and assisting in the corporate restructuring and financial documentation.

These and all other details of the MHA Agreement are set forth in the MHA Agreement attached to this report as exhibit 10.6. The terms of the warrant issued to MHA (the “Series F Warrant”) are set forth in the Series F Warrants attached to this report as exhibit 4.7.

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous Independent Accountants.

On October 1, 2007, we dismissed S.W. Hatfield, CPA as our independent accountant. The reports of S.W. Hatfield, CPA on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change independent accountants was approved by our Board of Directors on October 1, 2007.

During our two most recent fiscal years and through the date of this Current Report on Form 8-K, we have had no disagreements with S.W. Hatfield, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of S.W. Hatfield, CPA, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this Current Report on Form 8-K, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We have provided S.W. Hatfield, CPA with a copy of this disclosure before its filing with the SEC. We have requested the S.W. Hatfield, CPA furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 1, 2007 is filed as Exhibit 16.2 to this Current Report on Form 8-K.

New Independent Accountants.

Our Board of Directors appointed Samuel Wong as our new independent registered public accounting firm as of October 1, 2007. During the two most recent fiscal years and through the date of our engagement, we did not consult with Samuel Wong regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Item 5.01 Changes in Control of Registrant

On October 3, 2007, we entered into the Share Exchange Agreement with Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang. Pursuant to the Share Exchange, Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang, exchanged all the issued and outstanding shares of common stock of Faith Winner (BVI) in exchange for 18,500,000 shares of our newly-issued Common Stock.

Winner State (BVI) became a shareholder of 18,200,000 shares of Common Stock and each of Fang Chen, Yang Miao and Ying Zhang became a shareholder of 100,000 shares of our Common Stock.

We were, prior to closing of the Share Exchange, authorized to issue 10,000,000,000 shares of Common Stock, of which 487,500 shares of Common Stock were issued and outstanding and 50,000,000 shares of Preferred Stock, of which none was issued and outstanding.

As a result of the transaction, Winner State (BVI) became our majority shareholder.

On October 3, 2007, in connection with the Share Exchange, Mr. Glenn A. Little, our previous sole officer and director (i) elected Mr. Shulin Liu, Mr. Yang Miao and Mr. Zongtai Guo as directors of the Company, (ii) resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer with immediate effect (iii) appointed Mr. Shulin Liu as our new Chief Executive Officer and Mr. Shaocheng Xu as our new Chief Financial Officer with immediate effect and (iv) resigned as our director with effect from the tenth (10th) day after filing of the Schedule 14f-1 with the Securities and Exchange Commission and the mailing and dissemination of it to our shareholders.

The appointment of Mr. Shulin Liu as director was with immediate effect whereas Mr Yang Miao and Mr. Zongtai Guo’s appointment as our directors will only be effective the tenth (10th) day after filing of the Schedule 14f-1 with the Securities and Exchange Commission and the mailing and dissemination of it to our shareholders.

On October 4, 2007 we filed an information statement on Schedule 14f-1 with the Securities and Exchange Commission relating to the impending change in control of our Board of Directors containing the information required under Rule 14f-1 of the Exchange Act and anticipate mailing it to our shareholders on or around October 10, 2007.

Upon the tenth day of mailing the Schedule 14f-1, there will be a change in control of our board of directors as Messrs Shulin Liu, Yang Miao and Zongtai Guo will replace Mr. Glenn A. Little and constitute our board of directors.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Directors

Please refer to Item 2.01 - “Completion of Acquisition or Disposition of Assets “- “Our Directors and Executive Officers” and Item 5.01 - “Changes in Control of Registrant” above, which description is in its entirety incorporated by reference to this Item 5.02 of this Current Report.

Item. 5.06 Change in Shell Company Status

As a result of our acquisition of all of the outstanding capital stock of Faith Winner (BVI) as described in Item 2.01, which description is in its entirety incorporated by reference in this Item 5.06 of this Current Report, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 8.01.  Other Events

On October 10 2007, we issued the press release annexed hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(a)	The financial statements of Yanglin are appended to this Current Report.

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
REVIEWED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US dollars)

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

The Board of Directors and Stockholders of
Heilongjiang Yanglin Soybean Group Co., Ltd.

Report of Independent Registered Accounting Firm

We have reviewed the accompanying balance sheets of Heilongjiang Yanglin Soybean Group Co., Ltd. as of March 31, 2007 and 2006, and the related statements of income, retained earnings, and cash flows for the three-month periods then ended. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

South San Francisco, California	Samuel H. Wong & Co., LLP
May 11, 2007	Certified Public Accountants

1

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

BALANCE SHEETS
AS OF MARCH 31, 2007 AND 2006
(Stated in US Dollars)

	Notes	2007	2006
ASSETS
Current assets
Cash and cash equivalents		$4,899,807	$4,421,253
Accounts receivable	3	255,482	-
Other receivables	4	293,251	323,618
Inventories	5	7,640,476	4,438,637
Prepaid taxes		694,125	476,550
Total current assets		$13,783,141	$9,660,058
Long term assets		-
Property, plant and equipment, net	6	20,268,543	15,177,587
Construction in progress		213,464	-
Land use rights, net		3,430,681	2,280,358

TOTAL ASSETS		$37,695,829	$27,118,003
LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Bank loans - current	7	$6,588,381	$4,355,834
Current portion of long term bank loans	9	41,773	16,225
Accounts payable		13,655	697,795
Other payables	8	890,005	2,972,484
Customers deposits		2,459,843	177,317
Accrued liabilities		506,101	381,513

Total current liabilities		$10,499,758	$8,601,168
Long term liabilities
Bank loans - long term	9	466,346	275,199

TOTAL LIABILITIES		$10,966,104	$8,876,367

See accompanying notes to financial statements and accountant’s report

2

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

BALANCE SHEETS (Continued)
AS OF MARCH 31, 2007 AND 2006
(Stated in US Dollars)

	Notes	2007	2006
STOCKHOLDERS’ EQUITY
Common stock	10	$12,072,308	$12,072,308
Statutory reserves		1,555,845	524,986
Retained earnings		11,685,263	5,065,559
Accumulated other comprehensive income		1,416,309	578,783

		$26,729,725	$18,241,636
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$37,695,829	$27,118,003

See accompanying notes to financial statements and accountant’s report

3

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

	Notes	2007	2006

Sales	2(k),13	$35,293,846	$24,776,394
Cost of sales	13	(31,958,781)	(22,488,007)

Gross profit		$3,335,065	$2,288,387

Selling expenses		(17,613)	(18,547)
General and administrative expenses		(461,336)	(233,678)

Income from continuing operations		$2,856,116	2,036,162

Interest expenses, net		(98,659)	(63,926)
Other income		11,927	2,475

Income before taxation		$2,769,384	$1,974,711

Income tax	2(r),11	-	-

Net income		$2,769,384	$1,974,711

See accompanying notes to financial statements and accountant’s report

4

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

				Accumulated
				Other
	Common	Statutory	Retained	comprehensive
	Stock	Reserves	earnings	Income	Total

Balance, January 1, 2006	$12,072,308	$524,986	$3,090,848	$496,771	$16,184,913
Net income			1,974,711		1,974,711
Appropriations to statutory reserves
Foreign currency translation adjustment				82,012	82,012

Balance, March 31, 2006	$12,072,308	$524,986	$5,065,559	$578,783	$18,241,636

Balance, January 1, 2007	$12,072,308	$1,555,845	$8,915,879	$1,170,742	$23,714,774
Net income			2,769,384		2,769,384
Appropriations to statutory reserves
Foreign currency translation adjustment				245,567	245,567

Balance, March 31, 2007	$12,072,308	$1,555,845	$11,685,263	$1,416,309	$26,729,725

See accompanying notes to financial statements and accountant’s report

5

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

	2007	2006
Cash flows from operating activities
Net income	$2,769,384	$1,974,711
Depreciation	541,849	362,938
Amortization	19,210	11,169
(Increase)/decrease in accounts and other receivables	(232,501)	1,460,159
(Increase)/decrease in inventories	(371,882)	805,539
Increase/(decrease) in accounts and other payables	(644,800)	(2,164,980)

Net cash provided by operating activities	$2,081,260	$2,449,536

Cash flows from investing activities Purchase of plant and equipment	(466,325)	(1,067,458)

Net cash (used in) investing activities	$(466,325)	$(1,067,458)

Cash flows from financing activities
Bank loan borrowings	64,556	21,912
Bank loan repayment	(4,966)	(11,165)

Net cash provided by/(used in) financing activities	$59,590	$10,747

Net in cash and cash equivalents (used)/sourced	1,674,525	1,392,825

Effect of foreign currency translation on cash and cash equivalents	211,838	82,012

Cash and cash equivalents-beginning of year	3,013,444	2,946,416

Cash and cash equivalents-end of year	$4,899,807	$4,421,253
Supplementary cash flow information:
Interest received	$12,436	$2,846
Interest paid	111,064	66,660

See accompanying notes to financial statements and accountant’s report

6

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Heilongjiang Yanglin Soybean Group Co., Ltd. (the “Company”) was established in the People’s Republic of China (the P.R.C.) as a limited company in 1996 in Jixian County.

The Company is principally engaged in the processing of soybean including the distribution of edible oil in the province of Heilongjiang, P.R.C.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b) Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(c) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

7

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

(d) Land use rights

Land use rights are stated at cost less accumulated amortisation. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful lives are arranging from 20 to 50 years.

Amortization expense included in the general and administrative expenses for the three months ended 2007 and 2006 were $ 19,210 and $11,169 respectively.

(e) Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	15-35 years
Machinery and equipment	10 years
Office equipment	10 years
Other assets	6-10 years
Motor vehicles	6-8 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(f) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting periods, there was no impairment loss.

8

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

(g) Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

(h) Inventories

Inventories consisting of finished goods, materials on hand, packaging materials and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(i) Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Allowance for doubtful debt included in general and administrative expenses were $891 and nil for three months ended March 31, 2007 and 2006 respectively.

(j) Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

	2007	2006

Cash on hand	$15,306	$3,432,369
Industrial and Commercial Bank of China	-	4,971
Agricultural Development Bank of China	4,884,501	983,913
	$4,899,807	$4,421,253

9

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

(k) Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at period-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2007	2006
Period-end RMB : US$ exchange rate	7.7409	8.0352
Average period RMB : US$ exchange rate	7.7714	8.0558

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(l) Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:
Persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, and the seller’s price to the buyer is fixed or determinable

(m) Operating lease rental

Operating lease rental payment included in general and administrative expenses were $41,391 and $39,930 for three months ended March 31 2007 and 2006 respectively.

(n) Advertising

The Company expensed all advertising costs as incurred. Advertising expenses included in selling expenses were $nil and $nil for three months ended March 31 2007 and 2006 respectively.

(o) Shipping and handling

All shipping and handling are expensed as incurred. Shipping and handling expenses included in selling expenses were $nil and $18,547 for three months ended March 31 2007 and 2006 respectively.

(p) Research and development

All research and development costs are expensed as incurred.

10

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

(q) Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $32,928 and $20,032 for three months ended March 31, 2007 and 2006 respectively.

(r) Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company is an agricultural company, and in accordance with the relevant regulations regarding the tax exemption, the Company is tax-exempt as long as it is registered as an agricultural entity.

(s) Statutory reserves

Statutory reserves are referred to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(t) Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

11

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

(u) Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

The management of the Company does not anticipate that the adoption of these three standards will have a material impact on these consolidated financial statements.

12

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

3.  ACCOUNTS RECEIVABLE

	2007	2006

Cheng Xioxie	$49,843	$-
Guo Jiansheng	44,826	-
Hu Zhi Zhong	46,704	-
Li Xiang Lan	54,804	-
Zheng Yin Ran	61,011	-

	257,188	-
Allowance for doubtful debts	(1,706)	-
	$255,482	$-

All of the above accounts receivable are due within one year of aging.

4. OTHER RECEIVABLES

	2007	2006

Advances for materials	$259,615	$187,475
Advances for traveling	15,899	22,398
Advances for construction	-	102,164
Sundry	17,737	11,581

	$293,251	$323,618

5. INVENTORIES

	2007	2006

Finished goods	$300,696	$1,729,556
Raw materials	7,339,780	2,709,081

	$7,640,476	$4,438,637

13

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

6. PROPERTY, PLANT AND EQUIPMENT, NET

	2007	2006
At Cost
Building	$6,668,164	$1,626,707
Machinery and equipment	16,162,286	14,492,596
Office equipment	672,965	649,305
Motor vehicles	769,086	667,009
Other assets	111,486	108,101

	$24,383,987	$17,543,718
Less: accumulated depreciation	(4,115,444)	(2,366,131)
	$20,268,543	$15,177,587

Depreciation expense included in cost of sales for the three months ended March 31, 2007 and 2006 was $449,489 and $320,227 respectively; also included in general and administrative expenses for three months ended March 31, 2007 and 2006 was $92,360 and $42,711 respectively.

7. SHORT-TERM BANK LOANS

	2007	2006
Loans from Agricultural Development Bank of China, interest rate at 6.12% per annum, due June 29, 2007	$6,588,381	$-

Loans from Industrial And Commercial Bank of China, interest rate at 7.25% per annum, due September 18, 2006	-	622,262

Loans from Agricultural Development Bank of China, interest rate at 5.22% per annum, due April 12, 2006	-	3,733,572
	$6,588,381	$4,355,834

Interest Expense for the three months ended March 31, 2007 and 2006 amounted to $ 103,722 and $ 62,699 respectively.

14

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

8. OTHER PAYABLES

	2007	2006
Due for materials	$64,592	$203,225
Due for construction	810,169	2,707,432
Due for employees	4,854	9,626
Sundry	10,390	52,201

	$890,005	$2,972,484

9. LONG TERM BANK LOANS

	2007	2006
Loans from Industrial And Commercial Bank of China, interest rate at 5.58% per annum, with various installments, finally due June 14, 2016	$508,119	$291,424
Current portion due within one year	(41,773)	(16,225)

	$466,346	$275,199

Interest Expense for the three months ended March 31, 2007 and 2006 amounted to $ 7,342 and $ 3,961 respectively. All of the installments due in 2007 and 2006 were paid on their due dates.

10. COMMON STOCK

The common stock of the company as at March 31, 2007 and 2006 is as follows:

	Contribution to
	registered	% of equity
Registered Holders	capital	holdings

Liu, Shulin	$7,243,386	60%
Ding, Huanqin	3,621,692	30%
Liu, Guilin	482,892	4%
Liu, Dewan	362,169	3%
Liu, Chunlin	362,169	3%

	$12,072,308	100.00%

15

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

11. INCOME TAXES

The following table accounts for the differences between the actual tax provision (nil) and the amounts obtained by applying the relevant applicable corporation income tax rate (33%) to income before tax for the three months ended March 31, 2007 and 2006:

	2007	2006

Income before tax	$2,769,384	$1,974,711

Tax at the domestic income tax rate	$913,897	$651,655
Effect of tax exemption granted	(913,897)	(651,655)

Current income tax expense	$-	$-

12. BUSINESS SEGMENT

The Company has contracted with customers usually in four business segments; altogether, soybean meal, soybean oil, soybean, and salad oil.

	Soybean	Soybean
2007	meal	Oil	Salad oil	Consolidated

Turnover	22,956,206	$9,391,465	2,946,175	35,293,846
Cost of sales	(21,513,823)	(7,931,832)	(2,513,126)	(31,958,781)

Segment result	1,442,383	$1,459,633	433,049	3,335,065

	Soybean	Soybean
2006	meal	Oil	Salad oil	Consolidated

Turnover	16,460,791	6,211,039	2,104,564	24,776,394
Cost of sales	(14,745,169)	(5,778,700)	(1,964,138)	(22,488,007)

Segment result	1,715,622	432,339	140,426	2,288,387

16

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
REVIEWED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

The Board of Directors and Stockholders of
Heilongjiang Yanglin Soybean Group Co., Ltd.

Report of Independent Registered Accounting Firm

We have reviewed the accompanying balance sheets of Heilongjiang Yanglin Soybean Group Co., Ltd as of June 30, 2007 and 2006, and the related statements of income, retained earnings, and cash flows for the three-month periods then ended. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

South San Francisco, California	Samuel H. Wong & Co., LLP
July 23, 2007	Certified Public Accountants

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

BALANCE SHEETS
AS OF JUNE 30, 2007 AND 2006
(Stated in US Dollars)

	Notes	2007	2006
ASSETS
Current assets
Cash and cash equivalents		$2,170,795	$4,209,107
Accounts receivable	3	45,154	-
Other receivables	4	1,884,893	209,843
Inventories	5	8,312,274	3,686,088
Prepaid taxes		888,190	388,962

Total current assets		$13,301,306	$8,494,000
Long term assets
Property, plant and equipment, net	6	20,084,982	14,454,937
Construction in progress	6A	646,257	-
Land use rights, net		3,463,339	2,275,328

TOTAL ASSETS		$37,495,884	$25,224,265
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank loans – current	7	$2,751,501	$2,533,851
Current portion of long term bank loans	9	43,758	25,985
Accounts payable		6,330	111,690
Other payables	8	91,342	618,724
Customers deposits		4,737,099	1,926,980
Accrued liabilities		410,789	316,145

Total current liabilities		$8,040,819	$5,533,375
Long term liabilities
Bank loans – long term	9	464,361	265,439

TOTAL LIABILITIES		$8,505,180	$5,798,814

See accompanying notes to financial statements and accountant’s report

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

BALANCE SHEETS (Continued)
AS OF JUNE 30, 2007 AND 2006
(Stated in US Dollars)

	Notes	2007	2006
STOCKHOLDERS’ EQUITY
Common stock	10	$12,072,308	$12,072,308
Statutory reserves		1,555,845	524,986
Retained earnings		13,528,833	6,183,503
Accumulated other comprehensive income		1,833,718	644,654

		$28,990,704	$19,425,451
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$37,495,884	$25,224,265

See accompanying notes to financial statements and accountant’s report

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

		Six months ended June 30,		Three months ended June 30,
	Notes	2007	2006	2007	2006

Sales	2(k),13	$69,165,787	$48,374,638	$33,862,308	$23,595,250
Cost of sales	13	(63,548,512)	(44,689,483)	(31,585,897)	(21,787,373)

Gross profit		$5,617,275	$3,685,155	$2,276,411	$1,807,877

Selling expenses		(68,893)	(26,289)	(51,458)	(7,719)
General and administrative Expenses		(791,983)	(451,457)	(383,265)	(220,226)

Income from continuing Operations		$4,756,399	$3,207,409	$1,841,688	$1,579,932

Interest expenses, net		(194,622)	(114,754)	(95,942)	(50,800)
Other income		51,177	-	379

Income before taxation		$4,612,954	$3,092,655	$1,746,125	$1,529,132

Income tax	2(r),11	-	-	-	-

Net income		$4,612,954	$3,092,655	$1,746,125	$1,529,132

See accompanying notes to financial statements and accountant’s report

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

	Common Stock	Statutory Reserves	Retained Earnings	Accumulated Other Comprehensive Income	Total

Balance, January 1, 2006	$12,072,308	$524,986	$3,090,848	$496,771	$16,184,913
Net income			3,092,655		3,092,655
Foreign currency translation Adjustment				147,883	147,883

Balance, June 30, 2006	$12,072,308	$524,986	$6,183,503	$644,654	$19,425,451

Balance, January 1, 2007	$12,072,308	$1,555,845	$8,915,879	$1,170,742	$23,714,774
Net income			4,612,954		4,612,954
Foreign currency translation adjustment				662,976	662,976

Balance, June 30, 2007	$12,072,308	$1,555,845	$13,528,833	$1,833,718	$28,990,704

See accompanying notes to financial statements and accountant’s report

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.

STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

	2007	2006
Cash flows from operating activities
Net income	$4,612,954	$3,092,655
Depreciation	1,493,705	697,535
Amortization	38,626	24,342
(Increase)/decrease in accounts and other receivables	(1,758,092)	1,673,566
(Increase)/decrease in inventories	(848,279)	1,595,383
Increase/(decrease) in accounts and other payables	608,668	(3,459,830)
Net cash provided by operating activities	$4,147,582	$3,623,651

Cash flows from investing activities
Purchase of plant and equipment	(1,152,573)	619,005
Purchase of land use right	-	(1,167,183)
Net cash (used in) investing activities	$(1,152,573)	$(548,178)

Cash flows from financing activities
Bank loan borrowings	-	-
Bank loan repayment	(3,901,312)	(1,842,443)
Net cash provided by/(used in) financing activities	$(3,901,312)	$(1,842,443)

Net in cash and cash equivalents (used)/sourced	(906,303)	1,233,030

Effect of foreign currency translation on cash and cash equivalents	63,654	29,661

Cash and cash equivalents–beginning of year	3,013,444	2,946,416
Cash and cash equivalents–end of year	$2,170,795	$4,209,107
Supplementary cash flow information:
Interest received	$25,556	$13,455
Interest paid	220,026	127,997

See accompanying notes to financial statements and accountant’s report

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Heilongjiang Yanglin Soybean Group Co., Ltd (the “Company”) was established in the People’s Republic of China (the P.R.C.) as a limited company in 1996 in Jixian County.

The Company is principally engaged in the processing of soybean including the distribution of edible oil in the province of Heilongjiang, P.R.C.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b) Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(c) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

(d) Land use rights

Land use rights are stated at cost less accumulated amortisation. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful lives are arranging from 20 to 50 years.

Amortization expense included in the general and administrative expenses for the six months ended 30 June, 2007 and 2006 were $38,626 and $24,342 respectively.

(e) Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	15-35 years
Machinery and equipment	10 years
Office equipment	10 years
Other assets	6-10 years
Motor vehicles	6-8 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(f) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting periods, there was no impairment loss.

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

(g) Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

(h) Inventories

Inventories consisting of finished goods, materials on hand, packaging materials and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(i) Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Allowance for doubtful debt included in general and administrative expenses were nil and nil for six months ended June 30, 2007 and 2006 respectively.

(j) Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

	2007	2006

Cash on hand	$4,977	$3,247,018
Industrial and Commercial Bank of China	-	501
Agricultural Development Bank of China	2,165,818	961,588
	$2,170,795	$4,209,107

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

(k) Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at period-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	June 30, 2007	June 30, 2006
Period-end RMB : US$ exchange rate	7.6248	8.0065
Average six months end RMB : US$ exchange rate	7.7300	8.0392
Average three months end RMB : US$ exchange rate	7.6891	8.0229

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(l) Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met: persuasive evidence of which an arrangement exists, delivery has occurred or services have been rendered, and the seller’s price to the buyer is fixed or determinable

(m) Operating lease rental

Operating lease rental payment included in general and administrative expenses were nil and $71,109 for six months ended June 30, 2007 and 2006 respectively.

(n) Advertising

The Company expensed all advertising costs as incurred. Advertising expenses included in selling expenses were $7,865 and $498 for six months ended June 30, 2007 and 2006 respectively.

(o) Shipping and handling

All shipping and handling are expensed as incurred. Shipping and handling expenses included in selling expenses were $34,700 and $12,065 for six months ended June 30, 2007 and 2006 respectively.

(p) Research and development

All research and development costs are expensed as incurred; there was no such costs incurred in the periods ended June 20, 2007 and 2006.

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

(q) Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $102,226 and $51,565 for six months ended June 30, 2007 and 2006 respectively.

(r) Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company is an agricultural company, and in accordance with the relevant regulations regarding the tax exemption, the Company is tax-exempt as long as it is registered as an agricultural entity.

(s) Statutory reserves

Statutory reserves are referred to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(t) Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

(u) Recent accounting pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

The management of the Company does not anticipate that the adoption of these three standards will have a material impact on these consolidated financial statements.

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

3.  ACCOUNTS RECEIVABLE

	2007	2006

Cheng Xioxie	$3,113	$-
Guo Jiansheng	5,049	-
Hu Zhi Zhong	1,512	-
Li Xiang Lan	34,290	-
Zheng Yin Ran	2,922	-
	46,886	-
Allowance for doubtful debts	(1,732)	-
	$45,154	$-

All of the above accounts receivable are due within one year of aging.

4. OTHER RECEIVABLES

	2007	2006

Advances for materials	$210,942	$10,044
Advances for traveling	53,240	198,364
Purchase Deposit for soybean	1,620,711	911
Sundry	-	524

	$1,884,893	$209,843

5. INVENTORIES

	2007	2006

Finished goods	$397,552	$815,373
Raw materials	7,914,722	2,870,715

	$8,312,274	$3,686,088

The substantial increase in inventory of raw materials is to satisfy the demand of the Company’s business growth.

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

6. PROPERTY, PLANT, AND EQUIPMENT, NET

	2007	2006
At Cost
Building	$7,204,243	$4,747,151
Machinery and equipment	16,699,322	11,671,160
Office equipment	128,597	107,789
Motor vehicles	733,330	661,358
	$24,765,492	$17,187,458
Less: accumulated depreciation	(4,680,510)	(2,732,521)
	$20,084,982	$14,454,937

Depreciation expense included in cost of sales for the six months ended June 30, 2007 and 2006 was $1,320,641 and $606,084 respectively; also included in general and administrative expenses for six months ended June 30, 2007 and 2006 was $173,064 and $91,451 respectively.

A.	Construction in Progress
The Company planned to develop its facilities involving certain constructions at a total cost of $1,231,264 of which $646,257 was incurred through June 30, 2007 with capital commitments existing at this date of $584,947

7. SHORT-TERM BANK LOANS
	2007	2006
Loans from Agricultural Development Bank of China, interest rate at 6.12% per annum, due July 15, 2007	$1,442,661	$-

Loans from Agricultural Development Bank of China, interest rate at 6.12% per annum, due August 1, 2007	1,308,840	-

Loans from Industrial And Commercial Bank of China, interest rate at 7.25% per annum, due September 18, 2006	-	622,262

Loans from Agricultural Development Bank of China, interest rate at 5.22% per annum, due July 10, 2006	-	1,911,589
	$2,751,501	$2,533,851

Interest Expense for the six months ended June 30, 2007 and 2006 amounted to $103,722 and $62,699 respectively.

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

8. OTHER PAYABLES

	2007	2006
Due for construction	$65,576	$569,951
Due for employees	25,453	11,006
Sundry	313	37,767
	$91,342	$618,724

9. LONG TERM BANK LOANS

	2007	2006
Loans from Industrial And Commercial Bank of China, interest rate at 5.58% per annum, with various installments, finally due June 14, 2016	$508,119	$291,424
Current portion due within one year	(43,758)	(25,985)
	$464,361	$265,439

Interest Expense for the six months ended June 30, 2007 and 2006 amounted to $7,342 and $3,961 respectively. All of the installments due in 2007 and 2006 were paid on their due dates.

10. COMMON STOCK

The common stock of the company as at June 30, 2007 and 2006 is as follows:

Registered Holders	Contribution to registered capital	% of equity holdings

Liu, Shulin	$7,243,386	60%
Ding, Huanqin	3,621,692	30%
Liu, Guilin	482,892	4%
Liu, Dewan	362,169	3%
Liu, Chunlin	362,169	3%
	$12,072,308	100%

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

11. INCOME TAXES

The following table accounts for the differences between the actual tax provision (nil) and the amounts obtained by applying the relevant applicable corporation income tax rate (33%) to income before tax for the six months ended June 30, 2007 and 2006:

	2007	2006

Income before tax	$4,612,954	$3,092,655
Tax at the domestic income tax rate	$1,522,275	$1,020,576
Effect of tax exemption granted	(1,522,275)	(1,020,576)
Current income tax expense	$-	$-

12. BUSINESS SEGMENT

The Company has contracted with customers usually in four business segments; altogether, soybean meal, soybean oil, soybean, and salad oil.

Six months ended June 30 ,2007	Soybean Meal	Soybean Oil	Salad Oil	Consolidated

Turnover	$42,911,741	$19,856,366	$6,397,680	$69,165,787
Cost of sales	(40,493,944)	(17,432,297)	(5,622,271)	(63,548,512)
Segment result	$2,417,797	$2,424,069	$775,409	$5,617,275

Six months ended June 30, 2006	Soybean Meal	Soybean Oil	Salad Oil	Consolidated

Turnover	$32,692,343	$11,680,265	$4,002,030	$48,374,638
Cost of sales	(30,168,306)	(10,808,229)	(3,712,948)	(44,689,483)
Segment result	$2,524,037	$872,036	$289,082	$3,685,155

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Stated in US Dollars)

12. BUSINESS SEGMENT(Continued)

Three months ended June 30, 2007	Soybean Meal	Soybean Oil	Salad Oil	Consolidated

Turnover	$19,938,221	$10,470,065	$3,454,022	$33,862,308
Cost of sales	(18,965,379)	(9,508,348)	(3,112,170)	(31,585,897)
Segment result	$972,842	$961,717	$341,852	$2,276,411

Three months ended June 30, 2006	Soybean Meal	Soybean Oil	Salad Oil	Consolidated

Turnover	$16,230,693	$5,540,707	$1,823,850	$23,595,250
Cost of sales	(15,011,187)	(5,094,317)	(1,681,869)	(21,787,373)
Segment result	$1,219,506	$446,390	$141,981	$1,807,877

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US dollars)

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED

The Board of Directors and Stockholders of
Heilongjiang Yanglin Soybean Group Co., Ltd

Independent Auditor’s Report

We have audited the accompanying balance sheets of Heilongjiang Yanglin Soybean Group Co., Ltd. as of December 31, 2006, 2005, and 2004 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heilongjiang Yanglin Soybean Group Co., Ltd. as of December 31, 2006, 2005, and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California	Samuel H. Wong & Co., LLP
January 22, 2007	Certified Public Accountants

1

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED

BALANCE SHEETS
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004
ASSETS
Current assets
Cash and cash equivalents		$3,013,444	$2,946,416	$8,435,453
Accounts receivable	3	190,989	491,486	506,966
Other receivables	4	145,184	882,454	669,801
Inventories	5	7,268,594	5,244,176	3,256,755
Advances to suppliers		-	1,526	5,584
Prepaid taxes		674,184	580,096	310,794
Prepaid expenses		-	261,387	-
Total current assets		$11,292,395	$10,450,920	$13,214,839
Long term assets
Property, plant and equipment, net	6	20,557,531	11,588,321	5,285,514
Construction in progress		-	4,057,804	892,104
Land use rights, net		3,416,162	1,118,468	1,117,938
TOTAL ASSETS		$35,266,088	$27,215,513	$20,510,395
LIABILITIES AND
STOCKHOLDERS’ EQUITY
Current liabilities
Short term bank loans	7	$6,523,825	$4,335,224	$2,425,478
Current portion of long term bank loans	9	51,309	27,390	29,149
Accounts payable		723,331	535,714	1,749,910
Other payables	8	974,534	2,958,400	211,310
Customers deposits		2,337,371	2,398,689	1,774,682
Accrued liabilities		479,167	501,286	211,526
Total current liabilities		$11,089,537	$10,756,703	$6,402,055
Long term liabilities
Long term bank loans	9	461,777	273,897	320,626
TOTAL LIABILITIES		$11,551,314	$11,030,600	$6,722,681

See accompanying notes to financial statements

2

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED

BALANCE SHEETS (Continued)
AS OF DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Notes	2006	2005	2004

STOCKHOLDERS’ EQUITY
Common stock	10	$12,072,308	$12,072,308	$12,072,308
Statutory reserves		1,555,845	524,986	165,379
Retained earnings		8,915,879	3,090,848	1,449,380
Accumulated other comprehensive income		1,170,774	496,771	100,647
		$23,714,774	$16,184,913	$13,787,714
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$35,266,088	$27,215,513	$20,510,395

See accompanying notes to financial statements

3

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	Note	2006	2005	2004

Sales (net of discounts and returns and allowances)	2(k)&13	$88,078,494	$38,395,505	$26,282,326
Cost of sales	13	(79,809,352)	(35,100,122)	(24,530,235)
Gross profit		$8,269,142	$3,295,383	$1,752,091

Selling expenses		(51,135)	(43,094)	(54,553)
General and administrative expenses		(1,140,856)	(1,103,013)	(778,104)
Income from continuing operations		$7,077,151	2,149,276	919,434

Interest expenses, net		(218,755)	(150,370)	(100,455)
Other income		-	10,580	132,579
Other expenses		(2,506)	(8,411)	(29,341)
Income before taxation		$6,855,890	$2,001,075	$922,217

Income tax	2(r)&11	-	-	-
Net income		$6,855,890	$2,001,075	$922,217

See accompanying notes to financial statements

4

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

				Accumulated
				other
	Common	Statutory	Retained	comprehensive
	stock	Reserves	earnings	income	Total

Balance, January 1, 2004	$12,072,308	$14,335	$678,207	$2,415	$12,767,265
Net income			922,217		922,217
Appropriations to statutory
Reserves		151,044	(151,044)
Foreign currency translation
Adjustment				98,232	98,232
Balance, December 31, 2004	$12,072,308	$165,379	$1,449,380	$100,647	$13,787,714

Balance, January 1, 2005	$12,072,308	$165,379	$1,449,380	$100,647	$13,787,714
Net income			2,001,075		2,001,075
Appropriations to statutory
Reserves		359,607	(359,607)
Foreign currency translation
Adjustment				396,124	396,124
Balance, December 31, 2005	$12,072,308	$524,986	$3,090,848	$496,711	$16,184,913

Balance, January 1, 2006	$12,072,308	$524,986	$3,090,848	$496,711	$16,184,913
Net income			6,855,890		6,855,890
Appropriations to statutory
Reserves		1,030,859	(1,030,859)
Foreign currency translation
Adjustment				673,971	673,971
Balance, December 31, 2006	$12,072,308	$1,555,845	$8,915,879	$1,170,742	$23,714,774

See accompanying notes to financial statements

5

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Stated in US Dollars)

	2006	2005	2004
Cash flows from operating activities
Net income	$6,855,890	$2,001,075	$922,217
Depreciation	1,461,597	512,368	508,240
Amortization	52,827	28,519	27,338
Loss on disposal of fixed assets	2,506	8,411	29,642
Other provisions	(844)	3,543	3,314
(Increase)/decrease in accounts and other receivables	1,249,971	(766,733)	22,548
(Increase)/decrease in inventories	(1,987,421)	(1,871,348)	3,100,338
Increase/(decrease) in accounts and other payables	(1,879,686)	2,320,830	(33,385)
Net cash provided by operating activities	$5,754,840	$2,236,665	$4,580,252

Cash flows from investing activities
Purchase of plant and equipment	(7,984,748)	(9,637,237)	(1,058,097)
Other investments	-	-	(36,200)
Net cash used in investing activities	$(7,984,748)	$(9,637,237)	$(1,094,297)

Cash flows from financing activities
Bank borrowings, net of repayment	2,202,316	1,759,690	(14,848)
Net cash provided by/(used in) financing activities	$2,202,316	$1,759,690	$(14,848)
Net in cash and cash equivalents (used)/sourced	(27,592)	(5,640,882)	3,471,107

Effect of foreign currency translation on cash and cash equivalents	94,640	151,845	(24,541)

Cash and cash equivalents-beginning of year	2,946,416	8,435,453	4,988,887
Cash and cash equivalents-end of year	$3,013,444	$2,946,416	$8,435,453
Supplementary cash flow information:
Interest received	$26,506	$5,721	$2,686
Interest paid	244,723	155,925	103,057

See accompanying notes to financial statements

6

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Heilongjiang Yanglin Soybean Group Co., Ltd (the Company) was established in the People’s Republic of China (the PRC) as a limited company in July 30, 2001 in Jixian County.

The Company is principally engaged in the processing of soybean including the distribution of edible oil.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b) Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(c) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

7

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

(d) Land use rights

Land use rights are stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method. Estimated useful lives are arranging from 20 to 50 years.

Amortization expense included in the general and administrative expenses for the years ended 2006, 2005, and 2004 were $52,827, $32,542 and $27,061 respectively.

(e) Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	15-35 years
Machinery and equipment	10 years
Office equipment	10 years
Motor vehicles	6-8 years
Other assets	6-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(f) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

8

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

(g) Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use. Capital commitments in respect of these projects are $140,000 at December 31, 2005.

(h) Inventories

Inventories consisting of finished goods, materials on hand, packaging materials and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(i) Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

General provision for doubtful debt included in general and administrative expenses were $891, nil, and $242 for the years ended December 31, 2006, 2005, and 2004 respectively.

(j) Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

	2006	2005	2004
Cash on hand	13,732	39,661	16,048
Industrial And Commercial Bank of China	229	2,034	33,098
Agricultural Development Bank of China	2,550,548	2,532,720	8,385,907
Bank of China	-	410	400

9

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

(k) Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2006	2005	2004
Year end RMB : US$ exchange rate	7.81750	8.07340	8.28650
Average yearly RMB : US$ exchange rate	7.98189	8.20329	8.28723

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(l) Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:
Persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, and the seller’s price to the buyer is fixed or determinable

(m) Operating lease rental

Operating lease rental payment included in general and administrative expenses were $123,822, $113,369, and $142,388 for the years ended December 31, 2006, 2005, and 2004 respectively.

(n) Advertising

The Company expensed all advertising costs as incurred. Advertising expenses included in selling expenses were $689, $291 and $5,015 for the years ended December 31, 2006, 2005, and 2004 respectively.

(o) Shipping and handling

All shipping and handling are expensed as incurred. Shipping and handling expenses included in selling expenses were $13,828, $2,070, and $7,056 for the years ended December 31, 2006, 2005, and 2004 respectively.

(p) Research and development

All research and development costs are expensed as incurred.

10

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

(q) Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses included in general and administrative expenses were $72,129, $27,073, and $24,742 for the years ended December 31, 2006, 2005, and 2004 respectively.

(r) Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company is an agricultural company, and in accordance with the relevant regulations regarding the tax exemption, the Company is tax-exempt as long as it is registered as an agricultural entity.

(s) Statutory reserves

Statutory reserves are referred to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

(t) Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

11

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

(u) Recent accounting pronouncements

In May 2005, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

In February 2006, the FASB issued a SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

The Company does not anticipate that the adoption of these two standards will have a material impact on these financial statements.

12

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

3.  ACCOUNTS RECEIVABLE

	2006	2005	2004

Ha City Li Xiwu	$-	$363,145	$358,222
Tianjin Baodi Li Yuqiu	-	29,039	46,617
Hunan Changsha Yang Bo	-	63,631	49,389
Baoding Wang Xihe	-	29,594	44,636
Cheng Xioxie	81,361	-	-
Guo Jiansheng	111,317	-	-
Sundry	-	51,926	40,136
Allowance for doubtful debts	(1,689)	(2,470)	(2,548)
	$190,989	$534,865	$536,452

All of the above accounts receivable are due within one year of aging.

4. OTHER RECEIVABLES

	2006	2005	2004

Advances for materials	$116,297	$458,553	$307,993
Advances for traveling	14,176	54,783	57,108
Advances for construction	-	156,446	27,530
Loans to employees	-	17,334	208,828
Government Subsidy	-	65,648	-
Sundry	14,711	29,690	68,342

	$145,184	$882,454	$669,801

5. INVENTORIES

	2006	2005	2004

Finished goods	$3,106,642	$718,695	$1,687,674
Materials on hand	-	287,715	30,303
Packaging materials	-	33,582	220,730
Raw materials	4,161,952	4,204,184	1,318,048

	$7,268,594	$5,244,176	$3,256,755

13

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

6. PROPERTY, PLANT AND EQUIPMENT, NET

	2006	2005	2004
At cost
Building	$6,602,826	$1,619,010	$1,561,759
Machinery and equipment	16,043,488	10,592,339	4,539,216
Office equipment	666,370	634,638	55,943
Motor vehicles	708,048	637,937	480,015
Other assets	110,394	107,590	104,823

	$24,131,126	$13,591,514	$6,741,756
Less: accumulated depreciation	(3,573,595)	(2,003,193)	(1,456,242)
	$20,557,531	$11,588,321	$5,285,514

Depreciation expense included in the costs of sales for the years ended December 31, 2006, 2005, and 2004 was $223,105, $409,425 and $422,607 respectively, also included in the general and administrative expenses for the years ended December 31, 2006, 2005, and 2004 was $303,477, $80,079, and $72,813 respectively.

7. SHORT-TERM BANK LOANS
	2006	2005	2004
Loans from Agricultural Development Bank of China, interest rate at 6.12% per annum, due June 29, 2007	$6,523,825	$-	$-
Loans from Industrial And Commercial Bank of China, interest rate at 7.25% per annum, due September 18, 2006	-	619,318	2,353,225
Loans from County Deposit Centre interest rate at 7.25% per annum, due November 9, 2005	-	-	32,583
Loans from Industrial And Commercial Bank of China, interest rate at 5.58% per annum, due December 1, 2006	-	-	39,670
Loans from Agricultural Development Bank of China, interest rate at 5.22% per annum, due April 12, 2006	-	3,715,906	-
	$6,523,825	4,335,224	2,425,478

All of the short-term bank loans due in 2006 were paid on their due dates.

14

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

8. OTHER PAYABLES

	2006	2005	2004

Due for materials	$63,959	$202,262	$207,141
Due for construction	885,811	2,694,604	-
Due for employees	9,982	9,580	4,169
Sundry	14,782	51,954	32,705

	$974,534	$2,958,400	$211,310

9. LONG TERM BANK LOANS

	2006	2005	2004
Loans from Industrial And Commercial Bank of China, interest rate at 5.58% per annum, with various installments, finally due June 14, 2016	$513,086	$301,287	$349,775
Current portion due within one year	(51,309)	(27,390)	(29,149)

	$461,777	$273,897	$320,626

All of the installments due in 2006 were paid on their due dates.

10. COMMON STOCK

The common stock of the company as at December 31, 2006, 2005, and 2004 is as follows:

	Contribution to
	registered	% of equity
Registered Holders	capital	holdings

LIU Shulin	$7,243,386	60%
DING Huanqin	3,621,692	30%
LIU Guilin	482,892	4%
LIU Dewan	362,169	3%
LIU Chunlin	362,169	3%

	$12,072,308	100.00%

15

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(Stated in US Dollars)

11. INCOME TAXES

The following table accounts for the differences between the actual tax provision (nil) and the amounts obtained by applying the relevant applicable corporation income tax rate (33%) to income before tax for the year ended December 31, 2006, 2005, and 2004:

	2006	2005	2004

Income before tax	$6,855,890	$2,001,075	$922,217

Tax at the domestic income tax rate	$2,262,444	$660,355	$304,332
Effect of tax exemption granted	(2,262,444)	(660,355)	(304,332)

Current income tax expense	$-	$-	$-

12. BUSINESS SEGMENT

The Company has contracted with customers usually in four business segments altogether, soybean meal, soybean oil, soybean and salad oil.

	Soybean	Soybean	Raw
2006	meal	oil	oil	Salad oil	Consolidated

Turnover	58,770,931	22,075,880	73,519	7,158,163	88,078,493
Cost of sales	(53,221,113)	(20,000,552)	(66,796)	(6,520,890)	(79,809,351)

Segment result	5,549,818	2,075,328	6,723	637,273	8,269,142

	Soybean	Soybean
2005	meal	oil	Soybean	Salad oil	Consolidated

Turnover	25,727,812	11,420,772	194,008	1,052,867	38,395,459
Cost of sales	(23,519,857)	(10,399,949)	(197,091)	(983,183)	(35,100,080)

Segment result	2,207,955	1,020,823	(3,083)	69,684	3,295,379

	Soybean	Soybean
2004	meal	oil	Soybean	Salad oil	Consolidated

Turnover	17,025,001	7,455,946	834,662	965,812	26,282,421
Cost of sales	(15,832,464)	(6,972,596)	(727,716)	(997,548)	(24,530,324)

Segment result	1,193,537	483,350	106,946	(31,736)	1,752,097

16

(b)	Pro forma financial information concerning the acquisition of the business operations of Yanglin.

VICTORY DIVIDE MINING COMPANY

PROFORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2007
(Stated in US Dollars)

	Yanglin Soybean	Victory Divide Mining	Combined
ASSETS
Current assets
Cash and cash equivalents	$2,170,795	$15,472	$2,186,267
Accounts receivable	45,154	-	45,154
Other receivables	1,884,893	-	1,884,893
Inventories	8,312,274	-	8,312,274
Prepaid taxes	888,190	-	888,190
Total current assets	$13,301,306	$15,472	$13,316,778
Long term assets
Property, plant and equipment, net	20,084,982	-	20,084,982
Construction in progress	646,257	-	646,257
Land use rights, net	3,463,339	-	3,463,339
TOTAL ASSETS	$37,495,884	$15,472	$37,511,356
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank loans – current	$2,751,501	$-	$2,751,501
Current portion of long term bank loans	43,758	-	43,758
Accounts payable	6,330	350	6,680
Other payables	91,342	-	91,342
Customers deposits	4,737,099	-	4,737,099
Accrued liabilities	410,789	712	411,501
Total current liabilities	$8,040,819	$1,062	$8,041,881
Long term liabilities
Bank loans – long term	464,361	-	464,361
Note Payable to Officer/ Director	-	13,000	13,000
TOTAL LIABILITIES	$8,505,180	$14,062	$8,519,242

VICTORY DIVIDE MINING COMPANY

PROFORMA COMBINED BALANCE SHEET (Continued)
AS OF JUNE 30, 2007
(Stated in US Dollars)

	Yanglin Soybean	Victory Divide Mining	Combined
STOCKHOLDERS’ EQUITY
Common stock	$12,072,308	$3	$12,072,311
Additional Paid-in Capital	-	211,903	211,903
Statutory reserves	1,555,845	-	1,555,845
Retained earnings/ Deficit	13,528,833	(210,496)	13,318,337
Accumulated other comprehensive income	1,833,718	-	1,833,718
	$28,990,704	$1,410	$28,992,114
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,495,884	$15,472	$37,511,356

(c)	The following exhibits are filed with this Current Report:

3.1	Articles of Incorporation.*

3.2	Bylaws.*

3.3	Specimen of Common Stock certificate.

3.4	Certificate of Designations authorizing the Series A Convertible Preferred Stock

3.5	Certificate of Designations authorizing the Series B Convertible Preferred Stock

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

4.3	Form of Series J Warrant

4.4	Form of Series C Warrant

4.5	Form of Series D Warrant

4.6	Form of Series E Warrant issued to Kuhns Brothers, Inc.

4.7	Form of Series F Warrant issued to Mass Harmony Asset Management Limited

4.8	Registration Rights Agreement dated October 3, 2007, by and among the Company and the Purchasers.

4.9
Series J Registration Rights Agreement dated October 3, 2007, by and among the Company, Vision Opportunity Master Fund Ltd., Sansar Capital Special Opportunity Master Fund, LP (Cayman Master) and Vicis Capital Master Fund.

4.10	Lock-Up Agreement, dated as of October 3, 2007, by and among the Company and Winner State (BVI)

10.1	Share Exchange Agreement, dated as of October 3, 2007 between the Company, Winner State (BVI), Fang Chen, Yang Miao and Ying Zhang.

10.2	Series A Convertible Preferred Stock Purchase Agreement, dated as of October 3, 2007 between the Company and the Purchasers.

10.3
Securities Escrow Agreement, dated October 3, 2007, by and between the Company, Vision Opportunity Master Fund, Ltd as representative of the Purchasers, Winner State (BVI) and Loeb & Loeb LLP, as escrow agent.

10.4	Consulting Agreement, dated as of October 3, 2007, by and among the Company and Glenn A. Little.

10.5	Engagement Letter Agreement, dated December 12, 2006, by and between Yanglin and Kuhns Brothers, Inc.

10.6	Mass Harmony Financial Consulting Agreement (MHA Agreement), dated November 2, 2006 by and between Yanglin and Mass Harmony Asset Management Limited.

10.7	The Consignment Agreements, dated as of September 1, 2007.

10.8	Exclusive Purchase Option Agreement, dated as of September 24, 2007.

10.9	Registered Trademark Transfer Agreement, dated as of September 24, 2007.

10.10	Trademark Licensing Agreement, dated as of September 24, 2007.

10.11	Consigned Management Agreement, dated as of September 24, 2007.

10.12	Loan Agreement, dated as of September 24, 2007.

16.1	Letter from the Company to Hatfield.

16.2	Letter from Hatfield to the SEC.

21.1	List of Subsidiaries.

99.1	Press Release of the Company issued on October 10, 2007.

* Incorporated by reference to the exhibit of the same number to our report on Form 10-SB filed with the SEC on July 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10 , 2007

VICTORY DIVIDE MINING COMPANY (Registrant)

By:	/s/ Shulin Liu
Shulin Liu
Chief Executive Officer